UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )
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Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

QUAKER CHEMICAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

MEETING DATE May 8, 2024
QUAKER HOUGHTON
901 E. Hector Street
Conshohocken, Pennsylvania 19428

Important Notice of Availability of Proxy Materials for Quaker Houghton’s 2024
Annual Meeting of Shareholders to be held on May 8, 2024. The Notice of Meeting, Proxy Statement and 2023 Annual Report to Shareholders are available at www.proxyvote.com.

Notice of Virtual Annual Meeting of Shareholders

TIME:	8:00 A.M., Eastern Time, on Wednesday, May 8, 2024

PLACE:	The 2024 Annual Meeting of Shareholders will be held remotely via the Internet at www.virtualshareholdermeeting.com/KWR2024. You will not be able to attend the annual meeting in person.

ITEMS OF BUSINESS:
(1)To elect three directors.
(2)To hold an advisory vote on the compensation of our named executive officers as described in this proxy statement.
(3)To consider and act upon a proposal to approve our 2024 Long-Term Performance Incentive Plan.
(4)To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm to examine and report on our financial statements and internal control over financial reporting for 2024; and
(5)To transact any other business properly brought before the meeting and any adjournment or postponement thereof.

WHO MAY VOTE:	You can vote at the meeting and any adjournment(s) of the meeting if you were a shareholder of the Company at the close of business on March 1, 2024.

ANNUAL REPORT:	A copy of our Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, is included with this proxy statement.
It is important that your shares be represented at the meeting. Regardless of whether you plan to participate in the virtual shareholders’ meeting, you are urged to complete, sign, date and return the enclosed proxy in the envelope we have enclosed for your convenience; no postage is required if mailed in the United States. If you plan to participate in the virtual shareholders’ meeting, please see the instructions on page 1 of the Proxy Statement.

By Order of the Board of Directors,

Robert T. Traub
Senior Vice President, General Counsel and Corporate Secretary
Conshohocken, Pennsylvania
March 28, 2024

Important Notice of Availability of Proxy Materials
for Quaker Houghton’s 2024 Annual Meeting of Shareholders to be held on May 8, 2024.
The Notice of Meeting, Proxy Statement and 2023 Annual Report to Shareholders
are available at www.proxyvote.com.

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ii | 2024 Proxy Statement

PROXY STATEMENT

Proxy Statement
This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies on behalf of our Board of Directors for use at our 2024 Annual Meeting of Shareholders, and at any postponements or adjournments of the meeting, for the purpose of considering and acting upon the matters referred to in the accompanying Notice of Annual Meeting of Shareholders and which are discussed below. The Annual Meeting of Shareholders will be held live via the Internet at www.virtualshareholdermeeting.com/KWR2024, at 8:00 A.M., Eastern Time, on May 8, 2024. You will not be able to attend the annual meeting in person.
We believe that a virtual meeting allows expanded shareholder access and participation and improved communications, while affording shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.
The terms “we,” “our,” “us,” the “Company,” “Quaker” and “Quaker Houghton,” as used in this proxy statement, refer to Quaker Chemical Corporation doing business as Quaker Houghton.
This proxy statement, the accompanying form of proxy and a copy of our Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, are first being mailed to our shareholders on or about March 28, 2024.
Information Concerning the Annual Meeting
What matters will be voted on at the meeting?
At the meeting, shareholders will vote on four proposals and any other business properly brought before the meeting:
•Election of three nominees to serve on our Board of Directors (or the “Board”);
•Advisory vote on the compensation of our named executive officers as described in this proxy statement;
•Approval of our 2024 Long-Term Performance Incentive Plan; and
•Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.
How does the Board recommend I vote on the proposals?
The Board recommends that you vote:
•FOR each of the three nominees named in this proxy statement;
•FOR approval, on a non-binding basis, of the Company’s compensation of our named executive officers as described in this proxy statement;
•FOR the approval of our 2024 Long-Term Performance Incentive Plan; and
•FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.
Who can attend the Annual Meeting?
This year’s annual meeting will be a virtual meeting of the shareholders conducted via live webcast. The meeting will be followed by a question and answer session. All shareholders of record on March 1, 2024 are invited to participate in the meeting. We have structured our virtual meeting to provide shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.
To attend the meeting please visit www.virtualshareholdermeeting.com/KWR2024. To participate in the annual meeting, you will need the 16-digit control number included on your notice or on your proxy card.
Beneficial shareholders who do not have a control number may attend the meeting by logging into their broker, bank or other nominee’s website and selecting the shareholder communications mailbox to link through to the annual meeting; instructions should also be provided on the voting instruction card provided by your broker, bank or other nominee.

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PROXY STATEMENT

Only shareholders with a valid control number will be allowed to ask questions. Questions relevant to meeting matters will be taken and answered during the meeting as time allows. Additional information regarding the rules and procedures for participating in the virtual annual meeting will be provided in our meeting rules of conduct, which shareholders can view during the meeting at the meeting website.
What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, please call for help using the technical assistance phone number that will be made available on the virtual meeting registration page approximately 15 minutes prior to the start of the meeting. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our website, https://investors.quakerhoughton.com/event-calendar, including information on when the meeting will be reconvened.
How do I submit a question at the Annual Meeting?
The virtual meeting affords shareholders the same rights as if the meeting were held in person, including the ability to ask questions in accordance with the rules of conduct for the meeting.
If you wish to submit a question, you may do so during the meeting by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/KWR2024 and typing your question into the “Ask a Question” field and clicking “Submit.” You will need the 16-digit control number that appears on your proxy card.
Beneficial shareholders who do not have a control number should obtain instructions from your broker, bank, or other nominee on how to submit questions at the annual meeting.
Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, the “shareholder of record.” The proxy materials should have been sent directly to you by the Company, unless you previously consented to receive all proxy materials electronically via e-mail or the Internet.
If your shares are held in a stock brokerage account, or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the “shareholder of record” of your shares is your broker, bank or other nominee. The printed copies of the proxy materials should have been forwarded to you by your broker, bank or other nominee, unless you previously consented to receive all proxy materials electronically via e-mail or the Internet. As the beneficial owner, you have the right to direct your broker, bank or other nominee to vote your shares. The Company urges you to instruct your broker, bank or other nominee on how to vote your shares. Please understand that, if you are a beneficial and not a record owner, the Company does not know that you are a shareholder or how many shares you own.
How do I cast my vote if I am a shareholder of record?
You can cast your vote as follows:
•Before the meeting:
–via the Internet by visiting www.proxyvote.com and following the instructions provided so long as you vote by 11:59 P.M. Eastern Time on May 7, 2024 for shares held directly and by 11:59 P.M. Eastern Time on May 5, 2024 for shares held in a Plan (each, a “Cutoff Time”);
–by telephone using the toll-free number listed on the proxy card so long as you vote by the applicable Cutoff Time; or
–by mail, if you mark, sign and date the proxy card enclosed with this proxy statement, and return it in the postage paid envelope provided and the Company receives it before than the applicable Cutoff Time.
•During the meeting:
–by visiting www.virtualshareholdermeeting.com/KWR2024. You will need the 16-digit control number that appears on your proxy card.

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PROXY STATEMENT

How do I cast my vote if I am a beneficial owner of shares held in street name?
As the beneficial owner of shares held in street name, you have the right to direct your broker, bank or other nominee how to vote your shares and it is required to vote your shares in accordance with your instructions. As explained below, under “How will my proxy be voted?”, your bank, broker or other nominee may, under certain circumstances, vote your shares on “routine” matters without specific instructions from you.
We recommend that you follow the voting instructions in the materials you receive from your broker, bank or other nominee to vote via the Internet, by telephone or by mail by the applicable Cutoff Time.
If I have given a proxy, can I revoke that proxy?
Your presence at the meeting will not in itself revoke any proxy you may have given. If your shares are held in your own name (i.e., you are the shareholder of record), you may revoke your proxy at any time (to the extent it has not already been voted at the meeting), but a revocation will not be effective until it is received. Your proxy will be revoked (to the extent it has not already been voted at the meeting) if you:
•give written notice of the revocation to Quaker Houghton’s Senior Vice President, General Counsel and Corporate Secretary, Robert T. Traub, 901 E. Hector Street, Conshohocken, Pennsylvania 19428, or give electronic notice to Mr. Traub at Robert.Traub@quakerhoughton.com;
•submit a properly signed proxy with a later date and the Company receives it before the applicable Cutoff Time;
•vote online before the applicable Cutoff Time as described above; or
•attend and vote at the virtual meeting as described above.
If your shares are held in street name through a broker, bank or other nominee for your benefit, you should contact the record holder to obtain instructions if you wish to revoke your vote before the meeting.
How will my proxy be voted?
If you are a registered holder and your proxy is properly delivered to the Company (including by use of our telephone or internet voting procedures) and received before the meeting and is not revoked, it will be voted in accordance with your instructions. If you return your signed proxy but do not mark the boxes to show how you wish to vote on a proposal, the shares for which you have given your proxy will, in the absence of your instructions to the contrary, be voted as follows:
•Proposal 1: “FOR” the election of each of the three nominees named in this proxy statement to serve on our Board of Directors;
•Proposal 2: “FOR” the approval, on a non-binding basis, of the Company’s compensation of our named executive officers as described in this proxy statement;
•Proposal 3: “FOR” the approval of our 2024 Long-Term Performance Incentive Plan;
•Proposal 4: “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024; and
•In the discretion of the proxies on other matters properly brought before the meeting.
If your shares are held in street name through a broker, bank or other nominee for your benefit and your voting instruction form is properly executed, returned and received before the meeting and is not revoked, it will be voted in accordance with your instructions. If you have not furnished voting instructions within a specified period before the meeting, under current New York Stock Exchange (“NYSE”) rules, brokerage firms and nominees that are members of the NYSE may vote their customers’ unvoted shares on “routine” matters but not on non-routine matters. Under the NYSE rules, routine matters include the ratification of the appointment of our independent registered public accounting firm but do not include any other proposal on the ballot.
The voting instruction form also grants the proxy holders discretionary authority to vote on any other business that may properly come before the meeting as well as any procedural matters. As of the date of this proxy statement, we do not know of any other matters that will be presented at the meeting.
What does it mean if I get more than one proxy card?
If you hold your shares in more than one account or with more than one broker and/or our transfer agent, you will receive more than one proxy card. Please complete and return each of the proxy cards you receive to ensure that all of your shares are voted.

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PROXY STATEMENT

How many votes are required to approve each proposal, and what are the effects of abstentions and broker non-votes?
The following table summarizes the vote required for approval of each proposal and the effect on the outcome of the vote of abstentions, uninstructed shares held by brokers (which result in broker non-votes when a beneficial owner of shares held in street name does not provide voting instructions and, as a result, under the NYSE rules, the institution that holds the shares may not vote those shares on certain proposals) and signed but unmarked proxy cards.

Proposal	Proposal Description	Votes Required for Approval	Effect of Abstentions(1)	Uninstructed Shares/ Effect of Broker Non-votes(1)	Signed but Unmarked Proxy Cards(2)
Proposal 1	Election of directors	Majority of votes cast	No effect(3)	Not voted/No effect(3)	Voted “For”
Proposal 2	Advisory, non-binding vote to approve executive compensation	Majority of votes cast	No effect(3)	Not voted/No effect(3)	Voted “For”
Proposal 3	Approval of our 2024 Long-Term Performance Incentive Plan	Majority of votes cast	No effect(3)	Not voted/No effect(3)	Voted “For”
Proposal 4	Ratification of the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm	Majority of votes cast	No effect(3)	Discretionary vote by broker	Voted “For”
(1)Abstentions and broker non-votes are included in determining whether a quorum is present.
(2)If you are the shareholder of record and complete your proxy card properly, but do not provide instructions on your proxy card as to how to vote your shares, your shares will be voted as shown in this column and in accordance with the judgment of the individuals named as proxies on the proxy card as to any other matter properly brought before the annual meeting.
(3)Under the Pennsylvania Business Corporation Law of 1988, abstentions and broker non-votes are not counted as “votes cast.” The “majority of votes cast” standard for approval requires that the number of votes cast “for” the proposal exceed the number of votes cast “against” the proposal.
Our Amended and Restated Articles of Incorporation (the “Articles”) provide that, in an uncontested election, a nominee must receive a majority of the votes cast to be elected. A majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee. Under our Articles, if an incumbent director who is a candidate for re-election is not elected, the director will be deemed to have tendered the director’s resignation to the full Board of Directors. The Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken, and the Board of Directors will be required to act on the Governance Committee’s recommendation and disclose its decision and the rationale for the decision. If a nominee fails to receive a majority of the votes cast and the Board of Directors accepts the director’s resignation or the director retires, there would be a vacancy created on the Board of Directors. Our Board of Directors would then have the option under our By-Laws either to appoint someone to fill the vacancy or to reduce the size of the Board of Directors.
This year’s election of directors is an uncontested election of directors. If there were a contested election, then plurality voting, by which directors receiving the highest number of votes, up to the number of directors to be elected in such election, would be elected.
What if a director nominee is unwilling or unable to serve?
We do not expect that to occur. If it does, proxies will be voted for a substitute director nominee designated by our Board of Directors.
Are dissenters’ rights applicable to any of the matters to be voted on at the meeting?
No. Dissenters’ rights do not apply to any of the matters to be voted on at the meeting.

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PROXY STATEMENT

Who will count the vote?
The Judge of Election appointed at the meeting, together with a representative of Broadridge Financial Solutions, Inc., will serve as the inspector of election.
How many shares can be voted at the meeting and what is the total number of votes that can be cast?
As of March 1, 2024, the record date for the meeting, 17,991,778 shares of Quaker Houghton common stock were issued and outstanding. Every holder of Quaker Houghton common stock is entitled to one vote for each share held of record on the record date; therefore, at the annual meeting, a maximum of 17,991,778 votes can be cast.
How many votes may I cast at the meeting?
You will be entitled to cast one vote for each share of common stock you held on March 1, 2024, the record date for the meeting.
What is a “quorum”?
The presence of shareholders entitled to cast at least a majority of the votes entitled to be cast on a particular matter will constitute a “quorum” for the purpose of considering that matter. For purposes of determining the presence of a quorum, the votes of a shareholder will be counted if the shareholder is present in person or by proxy. Shares that are the subject of abstentions or broker non-votes will be counted for purposes of determining a quorum.
How will voting on any other business be conducted?
We do not know of any business to be considered at the meeting other than the proposals described in this proxy statement. However, if any other business is properly presented at the meeting, the proxy being solicited by the Board of Directors will give authority to Andrew E. Tometich and Robert T. Traub to vote on such matters at their discretion and they intend to do so in accordance with their best judgment.
Who will pay the cost of this proxy solicitation and how will the solicitation be conducted?
We will pay the expenses of soliciting proxies in the form included with this proxy statement, including the cost of preparing, assembling and mailing material in connection with the solicitation. In addition to the use of the mail, our directors, executive officers and employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic mail and personal contact. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials and Quaker Houghton’s annual report, including its Annual Report on Form 10-K, as amended, to any beneficial holder of Quaker Houghton common stock.
Does the Company utilize “householding” for mailing of its proxy materials?
The Securities and Exchange Commission (the “SEC”) permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivery of a single proxy statement and annual report to those shareholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce expenses for companies. Quaker Houghton has instituted householding for its registered shareholders. Some intermediaries may also be householding Quaker Houghton’s proxy materials and annual report. Once you have received notice from the Company, your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you or another shareholder who shares your address provides contrary instructions.
If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you should contact Victoria K. Gehris, Assistant Secretary, at 1-610-832-4246, or inform her in writing at Quaker Houghton, Shareholder Services, 901 E. Hector Street, Conshohocken, Pennsylvania 19428. If you hold shares through an intermediary and no longer wish to participate in householding, you should contact your bank, broker or other nominee record holder.
Shareholders who share an address and are receiving multiple copies of annual reports or proxy statements but would like to receive a single copy can contact Victoria K. Gehris at the telephone number or address noted above.
We undertake to deliver promptly to any shareholder at a shared address, upon written or oral request, a copy of Quaker Houghton’s proxy statement and annual report. You may request these documents by calling the telephone number or writing to the address noted above.

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PROXY STATEMENT

Forward-Looking Statements
This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified because they do not relate strictly to historical or current facts, and include statements as to our intents, beliefs and goals, among other things including related to our sustainability goals and plans for sustainability reporting. We caution you not to place undue reliance on our forward-looking statements. Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, many of which are beyond our control. A major risk is that demand for the Company’s products and services is largely derived from the demand for its customers’ products, which subjects the Company to uncertainties related to their businesses, including our customers’ willingness to participate in our sustainability initiatives and our ability to devote adequate resources to such initiatives. Other major risks and uncertainties include, but are not limited to, the primary and secondary impacts of the COVID-19 pandemic, as well as inflationary pressures, including the potential for continued significant increases in raw material costs, supply chain disruptions, customer financial instability, rising interest rates and the possibility of economic recession, worldwide economic and political disruptions including the impacts of the military conflicts between Russia and Ukraine and between Israel and Hamas, the economic and other sanctions imposed by other nations on Russia, suspensions of activities in Russia by many multinational companies and the potential expansion of military activity, foreign currency fluctuations, significant changes in applicable tax rates and regulations, future terrorist attacks and other acts of violence, the impact of consolidation in our industry, including loss or consolidation of a major customer and the potential occurrence of cyber-security breaches, cyber-security attacks and other security incidents.
For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, and in our quarterly and other reports filed from time to time with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information or future events or for any other reason.

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PROPOSAL 1

Proposal 1 – Election of Directors and Nominee Biographies
What is the makeup of the Board of Directors?
Our Articles of Incorporation divide our Board of Directors into three classes, each consisting, as nearly as possible, of one-third of the directors. The shareholders elect the members of one class each year to serve for a term of three years. Directors elected to fill vacancies and newly created directorships serve for the balance of the term of the class to which they are elected. Currently, there are eleven directors, three directors in Class I, and four each in Class II and Class III. The current terms of the Class II directors expire at the 2024 annual meeting of shareholders. Mr. Michael J. Shannon will not stand for reelection at the 2024 annual meeting of shareholders. Effective with the annual meeting of shareholders, the Board also approved that the size of the Board will be decreased by one and be fixed at ten directors. At the 2024 annual meeting, three Class II directors are to be elected with each member to serve a three-year term expiring in 2027 and until the director’s successor is duly elected and qualified. The current terms of the four directors in Class III expire at the 2025 annual meeting and the current terms of the three directors in Class I expire at the 2026 annual meeting.
Are there any members of the class of directors to be elected at the meeting who are not standing for reelection?
Yes. Michael J. Shannon will not be a nominee for reelection this year.
Who are the Board’s nominees this year?
Messrs. Michael F. Barry, Jeffry D. Frisby, and Russell R. Shaller are the nominees for election to the Board of Directors as Class II members. Each nominee, if elected, would hold office until our 2027 annual meeting of shareholders and until a respective successor is duly elected and qualified. Each of the nominees have previously been elected by our shareholders with the exception of Russell R. Shaller who was appointed for director by our Board of Directors effective July 26, 2023. Mr. Shaller was recommended for consideration to join our Board by RSR Partners, a nationally recognized director/executive search firm.

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PROPOSAL 1

Below is information about our nominees for election to the Board as Class II members, including descriptions of their qualifications and their business experience and directorships over the past five years:

Michael F. Barry	Not Independent
Age: 65 Director since: 2008 Chairman since: 2009 Committees: Sustainability Key Skills and Attributes: •Senior Leadership Experience •Risk Assessment •Technology/Science •Manufacturing
Director Qualification Highlights
•Extensive and valuable experience acquired through critical leadership positions within Quaker Houghton
•Extensive knowledge of accounting/finance, financial reporting, risk assessment, industrial marketing and services, organizational development, global organizations, governance, strategic planning, corporate development, research and development and manufacturing
•Complementary experience and continuing education in corporate governance through his prior service as the chief executive officer of a public company and current and former service on the boards of other public companies

Career Overview
•Quaker Houghton Chief Executive Officer and President from October 2008 until retirement in November 2021.
•Mr. Barry also held various leadership and executive positions of increasing responsibility since joining the Company in 1998, including as our Chief Financial Officer.

Other Public Company Board Memberships
•Current Public Company Boards: Arcadium Lithium plc (NYSE: ALTM) (previously known as Livent Corporation)
•Previous Public Company Boards (Past Five Years): Rogers Corporation (NYSE: ROG) (from 2010 to 2020)

Jeffry D. Frisby	Independent
Age: 68

Director since: 2006

Lead Director since: 2023

Committees: Compensation and Human Resources; Sustainability

Key Skills and Attributes:
•Senior Leadership Experience
•Organizational Development/Global Organizations
•Governance
•Aerospace
•Manufacturing

Director Qualification Highlights
•Deep experience in manufacturing, particularly in the aerospace industry
•Extensive knowledge of accounting/finance, financial reporting, industrial marketing, organizational development, global organizations, governance, strategic planning and corporate development
•Complementary experience and continuing education in corporate governance through his service as the chief executive officer of a public company and on the boards of both public and private companies

Career Overview
•Executive Chairman of PCX Aerostructures, LLC since September 2021, having served as President and Chief Executive Officer from April 2017 until September 2021. PCX Aerostructures is a leading provider of flight critical mechanical systems and components for rotorcraft and fixed wing aerospace platforms.
•Chief Executive Officer of Triumph Group, Inc., a public company that manufactures aerospace structures, systems and components, from July 2012 to April 2015, its President from July 2009 to April 2015, and its Chief Operating Officer from July 2009 to July 2012.
•Group President of Triumph Aerospace Systems Group, a group of companies that design, engineer and manufacture a wide range of proprietary and build-to-print components, assemblies and systems for global aerospace original equipment manufacturers, from April 2003 to July 2009.
•Mr. Frisby also held a variety of other positions within the Triumph Group as well as a predecessor group company, Frisby Aerospace, Inc.
•Director of PCX Aerostructures, LLC.

Other Public Company Board Memberships
•Current Public Company Boards: Astronics Corporation (NASDAQ: ATRO)
•Previous Public Company Boards (Past Five Years): None

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PROPOSAL 1

Russell R. Shaller	Independent
Age: 60 Director since: 2023 Committees: Audit; Compensation and Human Resources Key Skills and Attributes: •Senior Leadership Experience •Governance •Strategy/Acquisitions •Technology/Science
Director Qualification Highlights
•Senior business leader with a demonstrated track record of leading and growing a global technology-focused business
•Experience in accounting/finance, financial reporting, risk assessment, industrial marketing and services, mergers and acquisitions, divestitures and business restructuring, organizational development, governance, strategic planning, corporate development, research and development and manufacturing
•Complementary experience and continuing education in corporate governance through his service as the chief executive officer of a public company and on the board of a public company

Career Overview
•President and Chief Executive Officer of Brady Corporation, a public company, since April 2022. Prior to his current position, Mr. Shaller served as President of the Identification Solutions business at Brady Corporation from 2015 to 2022. Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places.
•President of Teledyne Microwave Solutions from 2008 to 2015, with responsibility for advanced microwave products sold in the aerospace and communications industry.
•Mr. Shaller held a number of positions of increasing responsibility at W.L. Gore & Associates, including Division Leader, Electronic Products Division from 2003 to 2008 and General Manager of Gore Photonics from 2001 to 2003.
•Mr. Shaller has previously held positions in engineering and program management at Westinghouse Corporation.
.
Other Public Company Board Memberships
•Current Public Company Boards: Brady Corporation (NYSE: BRC)
•Previous Public Company Boards (Past Five Years): None

The Board believes that, in addition to the information presented above regarding each director nominee’s specific experience, qualifications, attributes and skills, each director nominee has significant leadership experience derived from such director’s professional experience and has a reputation for integrity and honesty and adheres to high ethical standards. These attributes have led the Board to conclude that each of the nominees should continue to serve as a director of Quaker Houghton. The process undertaken by the Company’s Governance Committee in recommending these nominees is described below under the heading “Governance Committee Procedures for Selecting Director Nominees.”
The Board recommends that you vote “FOR” the election of Michael F. Barry, Jeffry D. Frisby, and Russell R. Shaller, as directors of Quaker Houghton.

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CONTINUING DIRECTORS

Biographies of Continuing Directors
Below is information about our directors who were elected as Class III members of the Board in 2022 and whose terms expire in 2025, including descriptions of their qualifications and business experience and directorships over the past five years:

Mark A. Douglas	Independent
Age: 61 Director since: 2013 Committees: Governance (Chair); Sustainability Key Skills and Attributes: •Senior Leadership Experience •Governance •Technology/Science
Director Qualification Highlights
•Senior management experience of a global chemical business
•Experience in finance, risk assessment, industrial marketing, organizational development, global organizations, governance, strategic planning, corporate development, technology and science
•Complementary experience and continuing education through his service as the chief executive officer of a public company and on the boards of both public and private companies
Career Overview
•President and Chief Executive Officer of FMC Corporation, a public agricultural sciences company that advances farming through innovative and sustainable crop protection technologies, since June 2020.
•President and Chief Operating Officer of FMC from June 2018 until May 2020, President, FMC Agricultural Solutions from October 2012 through May 2018, President, FMC’s Industrial Chemicals Group from January 2011 to September 2012 and Vice President, Global Operations and International Development in 2010.
•Mr. Douglas held various senior management positions with Dow Chemical, a leader in specialty chemicals delivering products and solutions to sectors such as electronics, water, energy and coatings, including Vice President, President–Asia, Dow Advanced Materials from April to December 2009. Before that, he was based in Shanghai, China as Corporate Vice President, President–Asia of Rohm and Haas Company, a chemical manufacturing company, from March 2007 to April 2009.
•Director of Crop Life International.
•Serves on the board of trustees of the Pennsylvania Academy of Fine Arts.
Other Public Company Board Memberships
•Current Public Company Boards: FMC Corporation (NYSE: FMC)
•Previous Public Company Boards (Past Five Years): None

Sanjay Hinduja	Independent
Age: 59 Director since: 2019 Committees: Governance Key Skills and Attributes: •Governance •Organizational Development/Global Organizations •Strategic Planning
Director Qualification Highlights
•Extensive experience in accounting/finance, financial reporting, risk assessment, organizational development, global organizations, governance, strategic planning and mergers and acquisitions
•Complementary experience and continuing education through his service on the board of private companies
Career Overview
•Chairman of Gulf Oil International Limited, which is part of the privately controlled Hinduja Group of Companies, since February 2001.
•Employed by the Hinduja Group of Companies since January 1988 and has been responsible for leading Gulf Oil’s global strategy and expansion.
•Non-Executive Chairman of Gulf Oil Corporation Limited from August 2005 until September 2014.
•Director of Gulf Oil International Middle East Limited, Gulf Oil Middle East Limited, Sangam Limited, Gulf Oil Marine Limited, and also serves as the Chairman of Gulf Oil Lubricants India Limited.
•Chairman of Houghton International Inc. from January 2013 until its combination with Quaker Chemical Corporation.
•Director of Gulf Oil Philippines Inc. from July 1999 through June 2021.
•Trustee of the Hinduja Foundation UK, which is responsible for the Hinduja Family philanthropic activities in the UK.
Other Public Company Board Memberships
•Current Public Company Boards: None
•Previous Public Company Boards (Past Five Years): None

10 | 2024 Proxy Statement

CONTINUING DIRECTORS

William H. Osborne	Independent

Age: 64

Director since: 2016

Committees: Audit; Compensation and Human Resources (Chair)

Key Skills and Attributes:
•Senior Leadership Experience
•Accounting/Finance, Financial Reporting
•Organizational Development/Global Organizations
•Manufacturing

Director Qualification Highlights
•Over 30 years of deep transportation industry experience
•Seasoned executive with significant experience in accounting/finance, financial reporting, engineering, global manufacturing and quality, industrial sales and marketing, organizational development, global organizations, governance, strategic planning, mergers and acquisitions, divestitures and corporate development

Career Overview
•Senior Vice President of Operations and Total Quality and leader of the Manufacturing Council for Boeing Defense, Space & Security (BDS), one of The Boeing Company’s three business units, from May 2020 until October 2022. The Boeing Company is the world’s largest aerospace company and a leading manufacturer of commercial jetliners and defense, space and security systems.
•Maintained oversight for Environment, Health & Safety at BDS and led Boeing’s Manufacturing Council from 2020 to 2022, at which time he also served on the Boeing Executive Council.
•Senior Vice President, Enterprise Operations at Boeing from May 2018 until April 2020.
•Senior Vice President of Global Manufacturing and Quality at Navistar International Corporation, a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, from August 2013 to April 2018.
•Senior Vice President of Custom Products at Navistar from May 2011 to August 2013.
•President and Chief Executive Officer of Federal Signal Corporation, a designer and manufacturer of a suite of products and integrated solutions for municipal, governmental, industrial and airport customers, from September 2008 to October 2010.
.
Other Public Company Board Memberships
•Current Public Company Boards: Armstrong World Industries, Inc. (NYSE: AWI) and Invitae Corporation (NYSE: NVTA)
•Previous Public Company Boards (Past Five Years): None

Fay West	Independent
Age: 55 Director since: 2016 Committees: Audit (Chair); Governance Key Skills and Attributes: •Senior Leadership Experience •Accounting/Finance, Financial Reporting •Risk Assessment •Governance
Director Qualification Highlights
•Extensive experience in accounting/finance, financial reporting, risk assessment, industrial marketing and services, mergers and acquisitions, divestitures and business restructuring, global organizations, governance, corporate development and manufacturing
•Complementary experience and education in corporate governance through her prior service on the board of another public company

Career Overview
•Senior Vice President and Chief Financial Officer of Tennant Company, a world leader in the design, manufacture, and marketing of solutions that help create a cleaner, safer, healthier world, since April 2021.
•Senior Vice President and Chief Financial Officer of SunCoke Energy, Inc., the largest independent producer of coke in the Americas, from October 2014 until April 2021.
•Senior Vice President and Chief Financial Officer of SunCoke Energy Partners, L.P., a publicly traded master limited partnership that manufactures coke used in the blast furnace production of steel and provides coal handling services to the coke, steel and power industries, from October 2014 until its merger with SunCoke Energy Partners GP LLC in January 2020.
•Assistant Controller at United Continental Holdings, Inc., an airline holding company, from April 2010 to January 2011.
.
Other Public Company Board Memberships
•Current Public Company Boards: None
•Previous Public Company Boards (Past Five Years): SunCoke Energy Partners, L.P. (NYSE: SXCP) (from October 2014 until June 2019)

2024 Proxy Statement | 11

CONTINUING DIRECTORS

Below is information about our directors who were elected as Class I members of the Board in 2023 and whose terms expire in 2026, including descriptions of their qualifications and business experience and directorships over the past five years:

Charlotte C. Henry	Independent
Age: 59 Director since: 2020 Committees: Audit; Governance Key Skills and Attributes: •Senior Leadership Experience •Accounting/Finance, Financial Reporting •Governance
Director Qualification Highlights
•Over 25 years of broad information technology experience across several major industries
•Extensive experience in cybersecurity and information technology, including as the Chair of the Information Technology Committee at the Federal Home Loan Bank of Indianapolis
•Experience in financial reporting, risk assessment, organizational development, global organizations, governance, strategic planning, mergers and acquisitions, technology and science, and manufacturing
•Complementary experience and continuing education in corporate governance through her service on the board of another public company

Career Overview
•Chief Information Technology Officer of the UAW Retiree Medical Benefits Trust, the largest non-governmental purchaser of retiree health care in the United States, covering over 632,300 members, from December 2014 to February 2022.
•IT Management Consultant at Data Consulting Group (DCG), a privately held, minority-owned corporation offering a wide range of management consulting, staff augmentation and outsourcing services, from August 2014 until December 2015.
•Vice President and Chief Technology Officer of Auto Club Group, a not-for-profit organization, which provides more than 59 million members with automotive, travel, insurance and financial services through its federation of 34 motor clubs and nearly 1,100 branch offices across North America, from September 2008 through June 2014.
•Over 25 years of information technology experience through various leadership positions, including 18 years at Ford and General Motors. Both Ford and General Motors are multinational corporations that design, manufacture, market and distribute vehicles worldwide.
.
Other Public Company Board Memberships
•Current Public Company Boards: Federal Home Loan Bank of Indianapolis
•Previous Public Company Boards (Past Five Years): None

Ramaswami Seshasayee	Independent
Age: 75 Director since: 2019 Committees: Audit; Compensation and Human Resources Key Skills and Attributes: •Senior Leadership Experience •Accounting/Finance, Financial Reporting •Risk Assessment
Director Qualification Highlights
•Significant experience in accounting/finance, financial reporting, risk assessment, industrial marketing, organizational development, global organizations, governance, strategic planning, mergers and acquisitions, technology and science, and manufacturing
•Extensive experience in the transportation industry
•Complementary experience and continuing education in corporate governance through his service on the boards of other companies

Career Overview
•Managing Director and Chief Executive Officer at Ashok Leyland Limited, India, a company reported to be the second largest manufacturer of commercial vehicles in India, the fourth largest manufacturer of buses in the world and the twelfth largest manufacturer of trucks, from April 1998 to March 2011.
•Executive Vice Chairman of Ashok Leyland from April 2011 until March 2013 and its Non-Executive Vice Chairman from April 2013 until July 2016.
•Chairman of Asian Paints, Ltd.
•Chairman of IndusInd Bank Ltd. India from June 2007 until August 2019.
•Director of Houghton International Inc., from April 2013 until its combination with Quaker Chemical Corporation.
.
Other Public Company Board Memberships
•Current Public Company Boards: None
•Previous Public Company Boards (Past Five Years): None

12 | 2024 Proxy Statement

CONTINUING DIRECTORS

Andrew E. Tometich Chief Executive Officer and President	Not Independent
Age: 57 Director since: 2021 Committees: None Key Skills and Attributes: •Senior Leadership Experience •Risk Assessment •Organizational Development/Global Organizations •Strategic Planning/M&A
Director Qualification Highlights
•Extensive and valuable experience acquired through his critical leadership position with Quaker Houghton and other prior senior leadership roles
•Extensive knowledge of accounting/finance, financial reporting, risk assessment, industrial marketing and services, organizational development, global organizations, governance, strategic planning, mergers and acquisitions, technology and science, corporate development, research and development and manufacturing

Career Overview
•Chief Executive Officer and President of Quaker Houghton since December 2021.
•Executive Vice President, Hygiene, Health and Consumable Adhesives at H.B. Fuller Company, a leading global adhesives provider focusing on perfecting adhesives, sealants, and other specialty chemical products to improve products and lives, from August 2019 until September 2021.
•Senior Vice President, Specialty Materials Business at Corning Incorporated, one of the world’s leading innovators in materials science with deep manufacturing and engineering capabilities from September 2017 until August 2019.
•President, Performance Silicones Business Unit at The Dow Chemical Company, a leader in specialty chemicals, from June 2016 until February 2017 after having positions of increasing responsibility at Dow Corning Corporation and its subsidiaries from 1989 through 2016.
•Director of the American Chemistry Council.
•Director and Executive Committee member of the Society of Chemical Industry (SCI).
.
Other Public Company Board Memberships
•Current Public Company Boards: None
•Previous Public Company Boards (Past Five Years): None

2024 Proxy Statement | 13

CORPORATE GOVERNANCE

Corporate Governance
Leadership Structure
Our business is conducted by our officers, managers and employees under the direction of our Chief Executive Officer (“CEO”) and with oversight by our Board of Directors. Mr. Barry, who is a non-management director, has served as non-executive Chairman of the Board since January 2022. Before that, Mr. Barry had been both our CEO and Chairman of the Board since May 2009. In light of the significant growth in the size and complexity of the Company and Mr. Barry’s retirement at the end of 2021, the Board concluded that it was appropriate, after Mr. Barry’s retirement, to separate the roles of CEO and Chairman of the Board. The Board believes that having a separate Chairman of the Board has been and will continue to be invaluable as the Company continues on its strategic growth plans.
The Board of Directors has also appointed an independent Lead Director. The Lead Director generally rotates on a biennial basis unless the Board determines that the reappointment of the Lead Director at the end of a two-year term is in the best interests of the Company. The Lead Director serves as the liaison among the Directors, Chairman and CEO. The Lead Director also ensures that the respective responsibilities of the directors and the Chairman are understood; collaborates with the Chairman and CEO to ensure the appropriate flow of information to the Board; works with the Chairman to develop the agendas for Board meetings; coordinates and develops the agenda for and presides over sessions of the Board’s independent directors; ensures appropriate minutes are kept of such meetings and, as appropriate, communicates to the Chairman and CEO the substance of such discussions. Mr. Jeffry D. Frisby is currently our Lead Director, having been appointed to the position for a two-year term on May 10, 2023.
Director Independence
In accordance with NYSE rules, the Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted which include all elements of independence set forth in the NYSE listing standards, as well as additional heightened standards. The Company’s director independence standards are described in our Corporate Governance Guidelines.
Each director and executive officer is obligated to annually disclose, among other things, any transactions with the Company in which the director (or any organization of which the director is a partner, shareholder or officer) or executive officer, or any member of that person’s immediate family, has a direct or indirect material interest. Based on the Company’s adopted independence standards and the information provided by the directors, the Board determined at its meeting held on February 28, 2024, that, other than Michael F. Barry and Michael J. Shannon, all non-employee directors who served in fiscal 2023 including each nominee for director and those non-employee directors who will continue to serve after our 2024 annual meeting of shareholders, are independent within our guidelines and have no material relationship with the Company as defined by our guidelines. The Company’s independent directors are Mark A. Douglas, Jeffry D. Frisby, Charlotte C. Henry, Sanjay Hinduja, William H. Osborne, Ramaswami Seshasayee, Russell R. Shaller and Fay West. Donald R. Caldwell and Robert H. Rock, who had served on the Board until their retirement on May 10, 2023, were also independent non-employee directors. Based on the Company’s independence standards, the Board has affirmatively determined that Michael F. Barry is not independent because he previously served as an executive officer of the Company, Andrew E. Tometich is not independent because he currently serves as an executive officer of the Company and Michael J. Shannon is not independent because he previously served as an executive officer of Houghton International Inc. There are no family relationships between any of the Quaker Houghton directors, executive officers or nominees for election as directors.
Governance Committee Procedures for Selecting Director Nominees
The Governance Committee’s goal is to assemble a Board that brings to Quaker Houghton broad perspectives and skills derived from high quality business and professional experience. The current composition of the Board includes directors (including those nominated for reelection this year) with complementary skills, expertise and experience such that the Board, on the whole, has competence and experience in a wide range of relevant areas.
Quaker Houghton’s Board currently consists of eleven directors who are or have served as chief executive officers or in other executive management roles, eleven directors with specialized accounting and finance knowledge, nine directors with experience in the chemical industry or other technology or science areas, one director with experience in cybersecurity, two directors with experience understanding and managing environmental risk, nine directors who have served on the boards of other public companies, ten directors with global business experience and seven directors with experience in industries served by Quaker Houghton. The Governance Committee will continue to evaluate the needs of Quaker Houghton and its shareholders to ensure that the competencies of the Board, as a whole, are relevant and robust.

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CORPORATE GOVERNANCE

In evaluating director nominees, the Governance Committee considers the appropriate size of Quaker Houghton’s Board of Directors and the needs of Quaker Houghton and its shareholders with respect to the particular talents, experience and capacities of its directors, including: experience in similar industries; managerial and other leadership experience; business acumen and other particular expertise; business development experience; strategic capability; independence of judgment; familiarity with corporate governance and the responsibilities of directors and the ability to fulfill those responsibilities; integrity; the potential contribution of each individual to the diversity of backgrounds, experience and competencies that the Governance Committee desires to have represented; and ability to work constructively with the CEO and the Board. In considering nominees for the Board of Directors, the Governance Committee considers the entirety of each candidate’s credentials and the anticipated contributions of the individual as a member of the Board.
As described in more detail below under our Corporate Governance Guidelines, directors who also serve as CEOs or in equivalent positions should not serve concurrently on more than three other boards of public companies in addition to our Board, and directors who do not serve as CEOs or in equivalent positions should not serve concurrently on more than four other boards of public companies in addition to our Board. Under the listing standards of the NYSE, without specific approval from the Board, no member of the Audit Committee may serve on more than three public company audit committees in addition to the Quaker Houghton Audit Committee.
When identifying and evaluating nominees for director, the Governance Committee considers whether current members of the Board are willing to continue their service. Current members of the Board with skills and experience that are relevant and who are willing to continue to serve are considered for renomination, balancing the value of continuity of service with that of obtaining a new perspective. If a current member does not choose to stand for reelection, the Governance Committee will not recommend that director for reelection. If the Governance Committee recommends an increase in the membership of the Board, it will identify the experience and personal capabilities desired and will seek suggestions as to nominees from the current Board membership. In addition, and as has been done in the past, the Governance Committee may engage third parties to assist in the identification or evaluation of potential director nominees.
Director Overboarding Policy
Our Corporate Governance Guidelines require that ordinarily, directors may not serve on the boards of more than four public companies, in addition to our Board and Directors who are chief executive officers or serve in equivalent positions of public companies may not serve on the boards of more than three other public companies, in addition to our Board. To help the Board monitor compliance with our overboarding policy, directors are expected to notify the Chair of the Governance Committee before they accept membership on the board of another company, public or private. The Governance Committee will then assess whether a director’s acceptance of a board position at another company would adversely affect the director’s service on the Company Board, and the director may not accept the position if the Governance Committee objects.
In general, our directors must devote sufficient time to the Company so that they are able to carry out their duties and responsibilities effectively, and they should be committed to serving on the Board for an extended period of time. Directors are expected to inform the Chair of the Board if there is any significant change in their personal circumstances, including a change in their principal job responsibilities. Directors are expected to attend all meetings of the Board and Committees of the Board on which they serve, except for good reason, and be prepared. Throughout the year, we monitor our directors’ time commitments and in considering each director nominee for appointment or reappointment at the Annual Meeting, the Governance Committee took into account each director’s public company leadership positions and other outside commitments to assess the nominee’s compliance with our overboarding policy. We also review the overboarding policies of our institutional investors on an ongoing basis, including with the Governance Committee, as appropriate, and discuss such policies during investor engagements.
Summary of Director Composition and Core Competencies
Although we do not have a formal policy regarding diversity and do not have constituent or representative directors, diversity is a very important factor, among others, in our nomination process. The Governance Committee considers a variety of factors, including age, gender, race, executive and professional experience, and perspectives of the candidate and how the candidate’s qualifications will enhance the composition of the Board of Directors as a whole. Currently, forty-five percent (45%) of our Board is comprised of directors who self-identify as minorities or persons of color, and women. The Board and the Governance Committee are committed to assembling and maintaining a qualified and diverse group of Board members. As part of that goal, the Board and the Governance Committee currently are actively seeking new board candidates and aiming to increase gender diversity on the Board.

2024 Proxy Statement | 15

CORPORATE GOVERNANCE

The following matrix provides certain information regarding the members of our current Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business or industry. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular type of knowledge, skill, experience, or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among members of the Board.

	Barry	Douglas	Frisby	Henry	Hinduja	Osborne	Seshasayee	Shaller	Shannon	Tometich	West
DEMOGRAPHICS
Woman				X							X
African- American/ Black				X		X
Pan – Asian					X		X
Non – U.S. Resident					X		X
SKILLS & EXPERIENCE
Senior Leadership Service as CEOs or in other executive management roles, with experience on matters relating to corporate governance, management and operations.	X	X	X	X	X	X	X	X	X	X	X
Accounting/Finance/Financial Reporting Specialized accounting and finance knowledge.	X	X	X	X	X	X	X	X	X	X	X
Risk Assessment Experience in the management of critical business and/or legal risk and an understanding of risk management functions, including risk identification/classification, crisis management and similar functions, along with the ability to think strategically about risk and provide oversight and advice relating to risk.
	X	X		X	X	X	X	X	X	X	X
Industrial Marketing Experience with business-to-business marketing and relevant understanding of the Company’s products and services.	X	X	X			X	X	X	X	X
Industrial Service Operations Deep understanding of our business, strategy and marketplace dynamics.	X							X	X	X	X
Organizational Development/Global Broad exposure to companies or organizations that have a significant global presence, including developing and managing business in markets around the world.	X	X	X	X	X	X	X	X	X	X
Governance Experience with reporting obligations, investor interaction, public company governance, knowledge and understanding of governance planning, and experience in encouraging management accountability and protecting shareholder interests.
	X	X	X	X	X	X	X	X	X	X	X
Strategy/Acquisitions Experience in and understanding of business development, strategic planning, and implementation; experience in leading strategy discussion at the board level; experience with developing and implementing strategies for growth, including mergers and acquisitions and divestitures.
	X	X	X	X	X	X	X	X	X	X
Technology/Science Experience identifying and capturing new technological advances applicable to our business and experience managing innovations and R&D.	X	X		X		X	X	X	X	X	X
Manufacturing Experience in the industry and markets served by the Company offer valuable perspective for business operations and global supply chain.	X		X	X		X	X	X	X	X	X
Cybersecurity Experience in overseeing and managing cybersecurity and data privacy risks; history of leadership roles in cybersecurity risk management; degrees, certifications, or other background in cybersecurity.
X
Environmental Matters An understanding of effective management and disclosure of environmental risks and opportunities is essential to ensure appropriate oversight and create long-term value for our stakeholders.
								X	X
In the table above, an “X” indicates experience in the category gained directly or indirectly through business experience and/or directorships.

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CORPORATE GOVERNANCE

All but two of our continuing directors are independent and our Board has a mix of relatively newer and longer-tenured directors. The charts below show board makeup by various characteristics:

TENURE

15 - 19 years
(2 directors)
<4 years
(6 directors)
10 - 14 years
(1 directors)
6.6
Average
Tenure
5 - 9 years
(2 directors)

AGE

70s
(1 directors)
50s
(4 directors)
62.4
Average
Age
60s
(6 directors)

Shareholder Nominations and Recommendations
The Company’s Restated By-Laws (“By-Laws”) describe how shareholders may nominate candidates for election to our Board. For our 2025 annual meeting of shareholders, shareholders may nominate a candidate for election to our Board only by providing timely written notice to our Corporate Secretary at our principal office at 901 E. Hector Street, Conshohocken, Pennsylvania 19428. This notice must be received on or before February 7, 2025, but no earlier than January 8, 2025 (except that if the date of the 2025 annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary date of the 2024 annual meeting, this notice must be received no earlier than the close of business on the 120th day before the date of the 2025 annual meeting and not later than the close of business on the later of the 90th day before the date of the 2025 annual meeting or, if the first public announcement of the date of the 2025 annual meeting is less than 100 days before the date of the meeting, by the 10th day after the public announcement).
The notice to our Corporate Secretary must contain or be accompanied by the information required by Sections 3.15 and 2.13 of our By-Laws, including, among other things: (i) the name, age, principal occupation and business and residence address of each person nominated; (ii) the number of shares of our stock which are directly or indirectly owned beneficially and/or of record by each person nominated; (iii) the name and record address of the shareholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is made; (iv) the number of shares of our stock which are directly or indirectly owned beneficially and/or of record by the shareholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is made; (v) a description of any direct and indirect compensation and other monetary agreements, arrangements and understandings during the past three years, and any other material relationships (including any familial relationships) between the shareholder giving notice (and the beneficial owner) and the nominee and any respective affiliates, associates or others with whom any of them are acting; (vi) a description of any hedging or other transaction that has been entered into by or on behalf of, or any other agreement or understanding (including, without limitation, any put, short position or any borrowing or lending of shares) that has been made, the effect or intent of which is to mitigate loss to or manage risk of share price changes for, or to increase or decrease the voting power of, the shareholder or any shareholder associated person (as defined in the By-Laws) with respect to any share of our stock, as well as certain other information; (vii) a representation as to whether or not the shareholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Section 14a-19 under the Securities Exchange Act of 1934, as amended; and (viii) a fully completed questionnaire with respect to the background and qualifications of the nominee and a written representation agreement of the nominee (each in the form provided by the Corporate Secretary upon request). This list of required information is not exhaustive. A copy of the full text of the relevant By-Law provisions, which includes the complete list of all information that must be submitted to nominate a director, may be obtained upon written request directed to our Corporate Secretary at our principal office. A copy of our By-Laws is also posted on the Investors/Corporate Governance section of our website at https://www.quakerhoughton.com.
To comply with the SEC’s “universal proxy rules”, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for our 2025 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended during the time period

2024 Proxy Statement | 17

CORPORATE GOVERNANCE

prescribed by our By-Laws as set forth above.
In addition to a shareholder’s ability to nominate candidates for election as directors as described above, shareholders also may recommend to the Governance Committee a prospective nominee for its consideration. The Governance Committee will consider timely recommendations received from shareholders regarding director nominee candidates and accompanied by sufficient information to enable the Governance Committee to assess the candidate’s qualifications, along with confirmation of the candidate’s consent to serve as a director if elected. Such recommendations should be sent to our Corporate Secretary at our principal office. Any recommendation received from a shareholder after January 1 of any year is not assured of being considered for nomination in that year. The Governance Committee applies the same criteria in evaluating candidates nominated by shareholders as it does in evaluating candidates identified by Company sources. No shareholder or group of shareholders recommended a director nominee for election at Quaker Houghton’s 2024 Annual Meeting.
Board Oversight of Risk
The Board is responsible for the overall oversight of the Company’s risk management practices, and management has the day-to-day responsibility for identifying, evaluating, managing and mitigating the Company’s exposure to risk. The full Board retains primary oversight of systemic risk, as well as certain key risks, including those associated with our strategic plan, capital structure and development activities, cyber-security, health and safety risks and those risks associated with significant external events. The Board regularly reviews both short- and long-term material risks associated with the Company’s business plans and operations as part of its oversight of the Company’s strategic direction and ongoing activities. In addition, the Board regularly consults with outside advisors and experts to anticipate future threats and trends.
The Board works directly with management to manage risk. Management identifies the most material risks to the Company and brings those risks to the Board’s attention. The Company’s management has several layers of risk oversight, including through the Chief Executive Officer, Chief Financial Officer, Chief Digital Information Officer, Global Treasurer and head of risk management.
In addition, the Company maintains an Enterprise Risk Management (“ERM”) program that identifies and defines risks that could significantly impact shareholder value on a sustained or permanent basis. The ERM program helps to assess key risks, identify gaps, and develop and implement risk mitigation efforts. This information is integrated into our annual and long-term planning processes. Quantitative and qualitative factors are considered to rate the (1) severity and (2) likelihood of each identified risk to determine which risks should be prioritized. The ERM program is led by the Chief Financial Officer and involves extensive engagement with Management.
Management communicates routinely with the Board, Board Committees and individual directors on the significant risks identified and how they are being managed, including the ERM report which is presented to the Board at least annually, and periodic reports by the Chief Financial Officer to the Audit Committee and the Board.
The full Board retains primary oversight of system risk as well as certain key risks, including those associated with our strategic plan, capital structure and development activities and those associated with significant external events. Consistent with our By-Laws, the Board has delegated to the Audit Committee, the Compensation and Human Resources Committee, and the Sustainability Committee oversight of specific risks within these committees’ areas of responsibility as described below:

Committee	Primary Area of Risk Oversight Responsibility
Audit Committee
•Oversees financial risks, such as those relating to financial reporting and internal controls
•Oversees compliance risks, including oversight of our compliance program and disposition of certain complaints and/or violations of our Code of Conduct and Financial Code of Ethics for Senior Financial Officers
•Oversees operational risk, such as loss of property, cyber-security, business interruption and other exposures traditionally mitigated through insurance products. Charlotte C. Henry, a member of the Audit Committee, has cybersecurity experience gained through over 25 years of work experience in information technology

Compensation and Human Resources Committee
•Maintains responsibility for developing a balanced compensation system for all employees, including appropriate long-term and short-term incentive compensation targets that encourage an appropriate (and not excessive) level of risk-taking behavior consistent with the overall financial and strategic goals of the Company
•Oversees the talent management, retention, development and succession process

Sustainability Committee
•Maintains responsibility for monitoring and evaluating our approach to sustainability and oversees the integration of sustainability planning, including with regards to climate-related risks and opportunities, into the Company’s business planning and strategy, risk management process and culture
•Oversees the risks that are potentially implicated in sustainability matters

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CORPORATE GOVERNANCE

Communications with the Board of Directors; Corporate Governance Guidelines
Shareholders or other interested parties may communicate with any of our directors, including non-management directors, by writing to them c/o Robert T. Traub, Senior Vice President, General Counsel and Corporate Secretary, at the address set forth below. All communications received will be forwarded to the Governance Committee and the addressee. The Board believes it is management’s role to speak for Quaker Houghton and, accordingly, any such communications will be shared with the Chief Executive Officer and other executive officers, as appropriate. The Company has adopted Corporate Governance Guidelines and other governance materials. Our Code of Conduct, Financial Code of Ethics for Senior Financial Officers, Corporate Governance Guidelines and Audit, Compensation and Human Resources, Governance and Sustainability Committee Charters have been posted on and are available free of charge by accessing the Investors/Corporate Governance section of our website at https://www.quakerhoughton.com or by written request addressed to Quaker Houghton, 901 E. Hector Street, Conshohocken, Pennsylvania 19428, Attention: Victoria K. Gehris, Assistant Secretary. The references to our website contained in this proxy statement are for informational purposes, and the content of the website is not incorporated by such references in this proxy statement.
Code of Conduct
The Company has a compliance program, the governing documents of which include a Code of Conduct (which is applicable to all of the Company’s directors, executive officers and employees) and a Financial Code of Ethics for Senior Financial Officers (which is applicable to the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Corporate Controller, each Controller at majority-owned affiliates, and other individuals performing similar functions designated by the Board). The Company’s compliance program embodies the Company’s global principles and practices relating to the ethical conduct of the Company’s business and its longstanding commitment to fairness, honesty, integrity and full Company compliance with all laws affecting the Company’s business.
The compliance program includes a way for employees, customers, suppliers, shareholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Conduct or the Financial Code of Ethics for Senior Financial Officers relating, among other things, to:
•accounting practices, internal accounting controls, or auditing matters and procedures;
•theft or fraud of any amount;
•insider trading;
•performance and execution of contracts;
•conflicts of interest;
•violations of securities and antitrust laws; and
•violations of the Foreign Corrupt Practices Act or other anti-corruption regulations.
Any employee, shareholder or other interested party can call the Quaker Houghton Hotline, which is a set of country- specific toll-free telephone lines dedicated solely to receiving questions and concerns and directing them to the appropriate authority for action. All calls are answered by an independent third-party service available 24 hours a day, seven days a week. Alternatively, any employee, shareholder or other interested party may report such activity or issues via www.integritycounts.ca/org/quakerhoughton, an independent third-party provider. At that website, an interested party will be provided with a case number, which will allow the individual to request a follow-up. To further track the case, one may also request a login and password, which will allow the individual to follow-up on the case as necessary.
The Audit Committee oversees the administration of the Company’s compliance program and is directly responsible for the disposition of all reported violations of the Financial Code of Ethics for Senior Financial Officers and complaints received regarding accounting, internal accounting controls or audit matters. In addition, the Audit Committee is responsible for the disposition of all violations of (and approves any requested waivers to) the Code of Conduct for directors and executive officers and for the disposition of other serious violations of the Code of Conduct. No such waivers were requested in 2023. We maintain a current copy of our Financial Code of Ethics for Senior Financial Officers on our website at https://www.quakerhoughton.com under the heading Investors/Corporate Governance and will promptly post any amendments to or waivers of our Financial Code of Ethics for Senior Financial Officers.

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CORPORATE GOVERNANCE

Shareholder Engagement
We believe regular, proactive communications with our shareholders to be in the long-term best interests of the Company. We have a dedicated investor outreach program that is focused on regularly engaging with the investing community. During 2023, members of the management and investor relations teams and select members of our Board engaged with shareholders holding more than 70% of our free float, as well as our largest shareholder and other stakeholders. During these interactions, management provided updates on a variety of topics and solicited feedback from current and prospective shareholders to better understand their perspectives and concerns. These perspectives are reviewed at the executive management and Board levels.
Who We Engage:
•Institutional Investors
•Sell-side Analysts
•Retail Shareholders
•Pension Funds
•Family Offices
•Proxy Advisory Firms
How We Engage:
•One-on-one and group meetings, in-person and virtually
•Quarterly earnings calls and press releases
•Industry and sell-side presentations and conferences
•Company-hosted events and presentations
•Analyst meetings and calls throughout the year at the request of investors
Key Topics of Engagement:
•Overall enterprise strategy
•Current and prior business conditions
•Financial updates
•Sustainability, 2030 goals, diversity, equity, and inclusion, safety and corporate social responsibility
•Capital allocation strategy
•Combination synergies and benefits
•Corporate governance practices
•Executive compensation
The Company continually evaluates enhancements to its corporate governance, executive compensation and disclosure practices, including incorporating the valuable feedback received through its shareholder engagement program. For example, in 2023, we:
•continued to focus on Board succession planning and refreshment, electing Russell R. Shaller to our Board following the retirement of two long-serving directors; and
•restructured the executive management team to better align with the Company’s geographic-focused business structure.
Employee, Officer and Director Hedging
As described in the Company’s policy relating to confidentiality of information and insider trading in securities, directors, officers and employees of Quaker Houghton and its subsidiaries, may not participate in hedging type activities in our stock, including trading in puts, calls or similar options on our stock or selling our stock “short.” Such individuals may, however, receive and exercise stock options granted to them by the Company.

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CORPORATE GOVERNANCE

Compensation Recoupment Policy
On September 21, 2023, pursuant to applicable rules of the SEC and the NYSE, the Board approved a compensation recoupment policy regarding the recovery of erroneously awarded incentive compensation in certain circumstances from covered executives, which includes all our Named Executive Officers. The recoupment policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. Under the recoupment policy, if the Company is required to make an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under securities laws, the Compensation and Human Resources Committee will determine the excess of the amount of incentive-based compensation received by each covered executive during the three completed fiscal years immediately preceding the restatement date over the amount of incentive-based compensation that the covered executive otherwise would have received had it been determined based on the restated amounts. The Committee will provide the covered executives with a written notice of the amount of such erroneously awarded compensation and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Company will recover erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by the NYSE. The Company may not indemnify any covered executive against the loss of any erroneously awarded compensation under the recoupment policy, nor may it pay or reimburse a covered executive for any insurance premiums on any insurance policy obtained by the covered executive to protect against the forfeiture or recovery of any compensation pursuant to the recoupment policy.

In addition to the mandatory recovery of erroneously awarded compensation, in the event of restatement where there has been fraud or willful misconduct, the policy provides discretion to recoup additional performance-based compensation regardless of whether that incentive compensation is based on a financial measure and can include annual cash incentive awards and all forms of equity-based compensation.

Quaker Houghton At-A-Glance
Quaker Houghton is the global leader in industrial process fluids. With a presence around the world, including operations in over 25 countries, our customers include thousands of the world’s most advanced and specialized steel, aluminum, automotive, aerospace, offshore, container, mining, and metalworking companies. Our high-performing, innovative and sustainable solutions are backed by best-in-class technology, deep process knowledge, and customized services. With approximately 4,400 employees, including chemists, engineers and industry experts, we partner with our customers to improve their operations so they can run even more efficiently, even more effectively, whatever comes next.
During the year ended December 31, 2023, Quaker Houghton achieved record net sales of $1.95 billion and operating cash flow of $279.0 million, while continuing to advance our long-term enterprise growth strategy. These results represent the Company’s continued execution on those items within its control and were achieved despite significant macroeconomic and geopolitical uncertainty and very challenging end market conditions which impacted our Company and our customers.
Commitment to Sustainability
We at Quaker Houghton understand that we have a great responsibility to see beyond the challenges of today to promote sustainability with our communities, colleagues and customers. At its core, sustainability focuses attention on meeting the needs of the present while managing environmental, social and economic concerns in a responsible and ethical manner so that future generations are healthy and successful.
Following a sustainability materiality assessment that we completed in 2020 (which involved many stakeholders including investors, customers, suppliers and colleagues), in August of 2021 we launched our Sustainability Program which includes our short- and long-term goals that are closely aligned with the United Nations Sustainable Development Goals. The program provides areas of strategic focus under a framework of new initiatives to be implemented, as well as a roadmap to build them into a fully integrated management approach.
We have organized our short- and long-term goals which include goals we aspire to achieve by 2030, as well as 2023 milestones we have publicized and that we aim to achieve in support of our 2030 goals. These goals are organized under our four pillars described below. In 2023, we continued to dedicate significant resources towards our Sustainability Program, which is aligned with our enterprise strategy, and have achieved 100% of the 2023 milestones established in support of our 2030 goals. In addition to those publicized 2023 milestones, we have launched our See BeyondTM Campaign which will include a 2024 portfolio which showcases our best-in-class sustainable solutions available to our customers, and have completed a climate change physical and transition risk and opportunities assessment aligned with the Taskforce for Climate-related Financial Disclosure (TCFD) and launched 2025 milestones designed to further advance our Sustainability Program towards our 2030 goals. We plan to provide more information about our strategy, achievement

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CORPORATE GOVERNANCE

of milestones and progress towards goals, portfolio and climate assessment in our 2023 Sustainability Report.
Our Approach to Sustainability:
Innovating Together for a Better Tomorrow, by
•Minimizing hazards in our portfolio
•Formulating with renewable raw materials
•Transitioning our solutions to support a low carbon economy
Protecting Our Planet, through
•Reducing our direct greenhouse gas emissions
•Managing our water responsibly
•Minimizing our waste
Empowering Our Colleagues and Communities, by
•Embracing diversity, equity, and inclusion
•Investing in our people’s growth and development
•Supporting our local communities’ development
•Empowering our colleagues to live safe
Sourcing Our Materials Responsibly, through
•Confirming sustainable sourcing of raw materials
•Ensuring everyone in the supply chain is treated with dignity and respect
Our Sustainability Program is subject to Board oversight, primarily delegated to the Board’s Sustainability Committee, which consists entirely of non-management directors, all of whom have substantial relevant industry experience as well as expertise in sustainability matters. The Executive Leadership Team (“ELT”) has operational leadership and responsibility in this area through an executive Sustainability Steering Committee consisting of a cross-functional team of leaders. Both committees were active in 2023 and provided oversight on strategy, performance progress and measurement, disclosure alignment and governance related to sustainability matters.
We publish our Sustainability Report annually on our website. Our 2022 Sustainability Report is available on our website at https://www.quakerhoughton.com/sustainability, and our 2023 Sustainability Report is expected to be available on our website within 30 days following the date of this proxy statement. Information in these reports and on our website is not incorporated into this proxy statement. Our 2023 Sustainability Report will be aligned to the Sustainability Accounting Standards Board (SASB) Chemical Industry Standards, Global Reporting Initiative (GRI), and the Task Force on Climate-related Financial Disclosure (TCFD), globally recognized disclosure frameworks to help us ensure that our disclosure is meaningful and transparent.
Human Capital Management
We consider our employees as our greatest strength in differentiating our business and strengthening our market positions. We have established core values that are inclusive of embracing diversity and creating a culture where we learn from and are inspired by the many cultures, backgrounds and knowledge of our team members. Our goal is to have an organization that is inclusive of all of our people and is representative of the communities in which we operate. Our core values are: (i) live safe; (ii) act with integrity; (iii) drive results; (iv) exceed customer expectations; (v) embrace diversity; and (vi) do great things together. Our core values embody who we are as a company, guide our decisions and inspire us. Our commitment to these values, in words and actions, builds a stronger Quaker Houghton, and these values guide the Company’s internal conduct and its relationship with the outside world. By fostering a culture and environment that exemplifies our core values, we gain, as a company, unique perspectives, backgrounds and varying experiences to ensure continued long-term success. The Company respects and values all of its employees and believes belonging, inclusion, diversity and equality are essential to drive the Company’s success.

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CORPORATE GOVERNANCE

Workplace Safety
We are committed to maintaining a strong safety culture and to emphasizing the importance of our employees’ role in identifying, mitigating and communicating safety risks. We maintain policies and operational practices that communicate a culture where all levels of employees are responsible for safety. We believe that the achievement of superior safety performance is both an important short-term and long-term strategic goal in managing our operations. We emphasize ten “lifesaving” rules which make a significant difference in preventing serious injuries and fatalities. We have launched several “Live Safe” initiatives to create an environment of openness and awareness in which all employees are actively engaged in meeting safety targets. We are keen in reporting near misses, hazard identifications and educating our employees on their “Stop Work Authority”, which are seen as leading indicators, helping us to get to zero incidents. Our leading indicators are proactive and preventive measures that can shed light about the effectiveness of safety and health activities and reveal potential problems in a safety and health program. We also require all employees to regularly complete safety training. Additionally, our ELT is closely involved in our safety programs and conducts regular reviews of safety performance metrics and reviews the Company’s safety performance during Company-wide meetings.
Talent and Culture
We strive to make Quaker Houghton a great place to work for all employees. Our Quaker Houghton University is available to all employees and provides a library of tools and resources for career development and growth. Through ongoing dialogue with leaders, employees are encouraged to plan for their development and leverage the tools available to create meaningful and actionable development plans that drive personal and company growth. We continue to invest in processes to help the organization assess and develop talent, including a formalized annual performance evaluation program, an annual critical skills and potential analysis, and succession planning for the organization’s most critical and senior roles. Leadership capability is critical in supporting our culture of inclusion and collaboration. As such, leaders have access to a broad range of structured development and learning experiences. Additionally, we regularly evaluate our “Total Rewards” offerings for our employees, including health and wellness benefits, paid-time off policies, monetary compensation, and educational reimbursements, to ensure that our total compensation and benefits packages are aligned with our business strategy and organizational culture, and that we remain competitive in the markets we serve. Our Compensation and Human Resources Committee is responsible for overseeing our policies and strategies related to culture and human capital.

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COMMITTEES

Meetings and Committees of the Board
Our Board of Directors has four standing committees, the Audit, Compensation and Human Resources, Governance, and Sustainability Committees. Each member of these committees (other than Messrs. Barry and Shannon who only serve on the Sustainability Committee) is independent, as defined for members of the respective committee in the listing standards of the NYSE and Quaker Houghton’s Corporate Governance Guidelines. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Board has affirmatively determined that four out of five members of the Audit Committee, including its current Chair, Fay West, meet the criteria for an “audit committee financial expert” as defined by the SEC and that Jeffry D. Frisby and Michael J. Shannon, although not currently members of the Audit Committee, also meet the financial expert criteria. The Board of Directors has adopted a charter for each of these committees. Each committee reports its actions to the full Board at the Board’s next regular meeting. A summary of the principal duties of each committee follows the table below.

Committee Membership and Meetings Held in 2023
Name	Audit	Compensation and Human Resources	Governance	Sustainability
Michael F. Barry				X
Donald R. Caldwell(6)	X(1)	X(1)
Mark A. Douglas			CHAIR	X
Jeffry D. Frisby		X		CHAIR(3)
Charlotte C. Henry	X		X
Sanjay Hinduja			X
William H. Osborne	X	CHAIR(2)		X(1)
Robert H. Rock(6)		CHAIR(3)	X(1)
Ramaswami Seshasayee	X	X
Russell R. Shaller(4)	X	X
Michael J. Shannon				CHAIR(2)
Fay West	CHAIR		X
Number of Meetings in 2023(5)	7	5	3	3

X	Member. Each of the individuals listed in the table above held the committee memberships indicated throughout 2023, unless otherwise indicated.

(1)	Committee member until May 10, 2023.

(2)	Chair since May 10, 2023.

(3)	Chair until May 10, 2023.

(4)	Mr. Shaller was appointed as a director on July 26, 2023. He was also appointed to the Audit and Compensation and Human Resources Committees on July 26, 2023.

(5)
The Board of Directors held five meetings in 2023. Each director attended, in person or by teleconference, at least 75% of the total number of meetings in 2023 the aggregate of (1) the Board meetings held during the period for which such director was in office and (2) meetings held by all committee(s) on which that person served during 2023, except Donald R. Caldwell, who retired in 2023, and Russell R. Shaller, who joined the Board in July 2023. Mr. Shaller was able to attend seven out of the ten eligible Board and Committee meetings in his initial year as a Director due to previously scheduled meetings of the board of the company of which he is the Chief Executive Officer. Mr. Shaller is working towards resolving such scheduling conflicts in the future and is committed to attending at least 75% of Board meetings for 2024 and subsequent years. All directors are expected to attend meetings of the Board and Committees upon which they serve absent a compelling reason.

(6)	Donald R. Caldwell and Robert H. Rock retired effective with the 2023 Annual Meeting.
Time is regularly scheduled at each regular meeting for the non-employee directors to meet as a separate group. Consistent with NYSE requirements, to the extent any non-employee director is not independent, the independent directors also meet at least once a year in executive session including only independent directors. The Chairman acts as

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COMMITTEES

chairperson during the executive and non-management executive sessions and the Lead Director acts as chairperson during the executive session of independent directors.
Quaker Houghton does not have a formal policy regarding attendance by members of the Board at its annual meeting of shareholders, but all directors are encouraged to attend. All of the directors serving at that time attended the 2023 annual meeting of shareholders.
Audit Committee:
•Engages the independent registered public accounting firm and approves all audit and non-audit fees.
•Reviews and discusses with management and the independent registered public accounting firm the earnings press releases and the annual and quarterly financial statements, including disclosures in the Company’s SEC Reports under Management’s Discussion and Analysis of Financial Condition and Results of Operations.
•Discusses with management and the independent registered public accounting firm any audit concerns or difficulties and management’s response.
•Reviews the Company’s financial reporting and accounting standards and principles as well as, material changes to the accounting policy and financial reporting practices.
•Reviews and approves related party transactions.
•Oversees the internal controls over financial reporting and internal audit programs, including to review the results of the annual Sarbanes-Oxley Act scoping assessment and final summary of aggregate deficiencies.
•Reviews the internal audit plan and discusses with the internal auditor and the independent registered public accounting firm their assessment of the effectiveness of Quaker Houghton’s internal controls.
•Reviews the experience and qualifications of the senior members of the internal auditor and the quality control procedures of the auditor and sets policies for the hiring of employees from the independent accounting firm.
•Oversees the handling of matters relating to compliance with law and ethics, including adherence to the standards of business conduct and ethics required by Quaker Houghton’s policies.
•Provides oversight to the Chief Financial Officer and Risk Manager on matters relating to risk management generally.
•Provides oversight of IT and cybersecurity activities and programs.
Compensation and Human Resources Committee:
•Reviews the Company’s Total Rewards and Human Capital programs to ensure alignment with business strategy, Company culture and diversity and inclusion philosophy. Provides recommendations to the Board.
•Collaborates to align strategic initiatives with all Board appointed committees.
•Reviews and approves matters affecting compensation of the CEO and executives including annual, short-term and long-term incentive programs, performance targets and achievements against objectives, and to make recommendations to the Board regarding the CEO’s compensation.
•Reviews and approves the design and structure of incentive-based compensation plans and equity-based plans.
•Reviews and approves any severance arrangements, change-in-control agreements, equity awards, or special or supplemental benefits in relation to an employment agreement for executives and to make recommendations to the Board regarding the CEO.
•Reviews and discusses with management disclosures under the Compensation Discussion and Analysis section of this proxy statement and makes recommendations to the Board for inclusion of the Compensation Discussion and Analysis section in this proxy statement and the Company’s Annual Report on Form 10-K.
•In consultation with Management, oversee regulatory compliance with respect to executive compensation matters, including overseeing the Company’s policies on structuring compensation programs to pursue tax deductibility and, as and when required, establish performance goals and certify the attainment of such goals.
•Assures that the Board reviews annual executive succession planning with Management.

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COMMITTEES

Governance Committee:
•Evaluates the size and composition of the Board and recommends changes as appropriate.
•Reviews and recommends nominees for election as directors, including persons recommended by shareholders.
•Assess whether a director’s acceptance of a board position at another company would adversely affect the director’s service on the Board and communicate that determination to the director.
•Reviews the Board’s committee structure and recommends directors to serve as members of each committee.
•Reviews and makes recommendations to the Board with respect to the compensation of the Company’s directors.
•Develops and reviews annually Quaker Houghton’s Corporate Governance Guidelines.
•Conducts an annual performance evaluation of the Board and ensures each Board committee conducts its own annual self-evaluation.
•Reviews and approves related party transactions and similar transactions and establishes policies and procedures for such transactions.
Sustainability Committee:
•Evaluates and advises the Board and the Company on the Company’s safety, environmental and sustainability programs.
•Reviews these programs (objectives, plans and performance) and recommends actions, as necessary, to ensure continuous performance improvement and alignment with internal and external expectations and business strategy.
•Monitors program goals in light of environmental and social trends and expectations.
•Evaluates employee occupational safety and health, process safety, and monitors environmental responsibility programs.
•Monitors the Company’s sustainability program, including program development and advancement, goals and objectives, and progress toward achieving those objectives.
•Reviews and advises on the Company’s policies and procedures relating to sustainability and social responsibility activities, including those pertaining to energy consumption, water usage, climate change, greenhouse gases and other emissions, waste disposal, recycling, and global social matters.
Our Board committees each operate under a charter that has been posted on the Company’s website at
https://www.quakerhoughton.com under the heading Investors/Corporate Governance.

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INTERLOCKS AND INSIDER PARTICIPATION

Compensation Committee Interlocks and Insider Participation
The individuals who served as members of the Compensation and Human Resources Committee at any time during the year ended December 31, 2023 are William H. Osborne (current Chair), Robert H. Rock (former Chair), Donald R. Caldwell (former member), Jeffry D. Frisby, Ramaswami Seshasayee and Russell R. Shaller, each of whom is an “independent” director under the rules of the NYSE and our Corporate Governance Guidelines. Mr. Donald R. Caldwell was a member of the Committee and Mr. Robert H. Rock was Chair of the Committee until their retirement on May 10, 2023. No member of the Compensation and Human Resources Committee was, during 2023, or had previously been, an officer or employee of Quaker Houghton or its subsidiaries nor had any material interest in a transaction with Quaker Houghton or a business relationship with, or any indebtedness to, Quaker Houghton, in each case that would require disclosure under applicable rules of the SEC. During 2023, no executive officer of Quaker Houghton served as a director or a member of the compensation committee of another company, one of whose executive officers served as a member of Quaker Houghton’s Board of Directors or Compensation and Human Resources Committee.

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PROPOSAL 2

Proposal 2 – Advisory Vote on Compensation of our Named Executive Officers
As required pursuant to Section 14A of the 1934 Act, our shareholders are being given the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather provide shareholder reaction to our overall executive compensation programs. At the 2023 annual meeting of shareholders, our shareholders voted on an advisory basis in favor of holding advisory votes on the Company’s executive compensation every year. Following that vote, the Board determined that the advisory vote on the Company’s executive compensation should be held every year. Accordingly, the Board asks that you indicate your support of the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis section and the accompanying compensation tables and other narrative disclosures contained in this proxy statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take these results into consideration when making future decisions regarding executive compensation for Quaker Houghton’s management team.
The Company has in the past sought and received approval from its shareholders regarding the incentive plans that are used to attract, motivate, retain, and reward our executives. Those incentive plans, including the Annual Incentive Plan (the “AIP”) (formerly the “Global Annual Incentive Plan”) and the Long-Term Performance Incentive Plan (the “LTIP”), are a significant part of the compensation that the Company provides to its executives. Both the AIP and LTIP had been approved by the Company’s shareholders at previous annual shareholder meetings, and at the 2024 Annual Meeting, we are asking that shareholders approve our 2024 Long-Term Performance Incentive Plan. We believe in continued active shareholder engagement, soliciting and responding to feedback to better understand our shareholders’ concerns and the issues on which they are focused. We will continue to ensure that we engage with shareholders as appropriate in the future.
Quaker Houghton compensates its executive officers through a total compensation program consisting of base salary, an annual cash incentive bonus, long-term incentive awards (which may be in the form of equity awards, cash payments or a combination), and a competitive benefits package as explained in this proxy statement. In the past, our shareholders overwhelmingly approved, on a non-binding basis, the compensation of our Named Executive Officers. The Company’s executive team has continued to successfully manage the Company through a very challenging business and global economic environment from the COVID-19 pandemic and its effects in 2020 and 2021, through challenges in 2021 and 2022 which included unprecedented raw material price increases, the ensuing inflationary environment, decreased raw material availability, supply chain disruptions, the continued shortage of semiconductors which impacted many of our customers, foreign currency headwinds, China’s COVID-19 lockdown policies, and the effects of the war in Ukraine and continued challenges in 2023 which continued to weigh on our end markets as well as our, and our customers operations. Through its on-going successful efforts, Quaker Houghton has continued to perform well throughout the last several years producing solid top and bottom-line results. For the year ended 2023, Quaker Houghton delivered record full year net sales of $1.95 billion and diluted earnings per share of $6.26, respectively. These results were driven by continued execution on our strategic initiatives, including improving the profitability of our business to combat the external environment referenced above. The Company also generated record operating cash flow for 2023 despite the above challenges, driven by the improved operating performance and a sharp focus on working capital management all while continuing to advance our long-term enterprise growth strategy. Quaker Houghton is poised to capitalize on its strategic plan to enable new growth opportunities in its core businesses and adjacent markets, globally.
We believe that our executive compensation programs are structured to support our Company and our business objectives. Our compensation strategy provides opportunities for highly competitive levels of total compensation when merited by performance; creates incentives to perform over a multi-year period; and aligns interests of the management team with those of our shareholders. Our Compensation and Human Resources Committee works closely with members of management in developing the compensation programs for the Company and reviews studies and analyses provided by outside consultants on compensation trends and issues prior to taking or recommending actions on compensation matters.

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PROPOSAL 2

We invite you to consider the details of our executive compensation programs by reviewing the Compensation Discussion and Analysis section of this proxy statement, as well as the accompanying compensation tables and narrative disclosures.
The Board has approved a frequency period of every year for non-binding shareholder votes on compensation of our Named Executive Officers. As a result, the next such vote will be held at the Company’s 2025 annual meeting.
The Board of Directors recommends that you vote “FOR” approval, on a non-binding basis, of the Company’s compensation of our Named Executive Officers as described in this proxy statement.

2024 Proxy Statement | 29

PROPOSAL 3

Proposal 3 – Approval of the Quaker Houghton 2024 Long-Term Performance Incentive Plan
At the meeting, we are asking shareholders to approve our 2024 Long-Term Performance Incentive Plan (“Restated Plan”). The Restated Plan was approved by the Board on February 28, 2024, and is subject to shareholder approval. No shares will be granted under the Restated Plan unless it is approved by our shareholders. The Board believes that the Restated Plan is necessary for Quaker Houghton to attract, retain and motivate employees (including its Named Executive Officers), non-employee directors and consultants. Quaker Houghton has been using the 2016 Long-Term Performance Incentive Plan (“2016 LTIP”) for employees to achieve these goals. However, as of March 1, 2024, fewer than 91,000 shares of common stock were available for the granting of future awards under the 2016 LTIP. Therefore, the Board of Directors recommends approval of the Restated Plan so that Quaker Houghton may continue to attract, retain and motivate employees, non-employee directors and consultants through the grant of options, stock appreciation rights, restricted stock, restricted stock units, stock grants and performance incentive units.
The Restated Plan will replace the 2016 LTIP. If you approve the Restated Plan, then no more grants or awards will be made under the 2016 LTIP. Any grants or awards made before the 2024 annual meeting of shareholders will continue in effect but will be settled in shares to the extent that shares continue to be available under the 2016 LTIP or under the Restated Plan. If shareholders do not approve the Restated Plan, Quaker Houghton may need to take alternative steps to incentivize and compensate its employees (including its Named Executive Officers), non-employee directors and consultants.
If this Proposal 3 is approved by our shareholders at the Annual Meeting, the maximum aggregate number of new shares of common stock that may be issued under the Restated Plan is 900,000 shares. Any remaining shares under the 2016 LTIP as of the date of shareholder approval of the Restated Plan will be made available under the Restated Plan. In addition, any shares of common stock subject to outstanding awards under the 2016 LTIP as of the effective date of the Restated Plan that are payable in shares and that terminate, expire or are cancelled without having been exercised, vested, or settled in full, as applicable, on or after the effective date, may be issued with respect to awards under the Restated Plan. The aggregate number of shares that may be issued under the Restated Plan is subject to adjustments under the Restated Plan, as described in “Common Stock Available” and “Change in Capitalization/Certain Corporate Transactions” below.
In determining the number of shares to reserve for issuance under the Restated Plan, we considered many factors, including our share availability under the 2016 LTIP, our historical grant levels or "burn rate" and our projected burn rate under the Restated Plan, as well as the potential costs and benefits to our shareholders of the share request under the Restated Plan.
The table below sets forth information regarding Quaker Houghton’s burn rate for the three most recent years. The burn rate is the sum of stock options, restricted stock, restricted stock units (“RSUs”) and performance stock units (“PSUs”) granted in a year divided by the basic weighted average common stock outstanding for each applicable year. As shown below, Quaker Houghton’s three-year average historical burn rate is 0.50% of common stock outstanding.

Year	Awards Granted				Basic Weighted Average Common Stock Outstanding as of 12/31	Burn Rate
	Stock Options	Restricted Stock/RSUs	PSUs(1)	Total
2023	—	49,683	34,054	83,737	17,892,461	0.47%
2022	31,914	65,136	18,462	115,512	17,841,487	0.65%
2021	25,250	26,327	15,878	67,455	17,805,034	0.38%
Three-Year Average Historical Burn Rate						0.50%
(1) PSUs are reflected at target.
As shown in the table below, Quaker Houghton’s potential equity dilution from outstanding awards and shares available for future grant under the Restated Plan (including the proposed share authorization of 900,000 shares) is 6.66% of its common stock outstanding. The number of shares of common stock counted toward outstanding awards reflects shares of common stock underlying unvested restricted stock, unvested restricted stock units, unvested performance stock units (at target) and unexercised stock options as of December 31, 2023. The dilution calculation reflects 17,991,998 shares outstanding as of December 31, 2023.

Category	# of Shares	Dilution
Outstanding Awards	218,180	1.21%
Shares Remaining for Future Issuance under the 2016 LTIP	81,390	0.45%
Proposed 2024 Share Request under the Restated Plan	900,000	5.00%
Total	1,199,570	6.66%

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PROPOSAL 3

The principal features of the Restated Plan are summarized below. This summary is qualified in its entirety by reference to the Restated Plan, which is attached as Appendix A to this proxy statement.

General
Types of Awards. There are six types of awards that we may grant under the Restated Plan:
•options to purchase our common stock;
•stock appreciation rights which give the participant the right to appreciation in the value of our common stock between the date of grant and the date of exercise;
•restricted stock which is common stock that vests on achievement of performance goals (referred to as performance stock) or other conditions such as continued employment for a stated period;
•restricted stock units which represent the right to receive our common stock (or cash) on achievement of performance goals (referred to as performance stock units) or other conditions such as continued employment for a stated period;
•stock grants that are fully vested; and
•performance incentive units which represent the right to receive cash on achievement of performance goals.
Common Stock Available. We have reserved 900,000 shares of common stock for issuance under the Restated Plan. Any remaining shares of common stock under the 2016 LTIP as of the date of the shareholder approval of the Restated Plan will be made available for granting awards under the Restated Plan.
The number of shares of common stock available for grant is subject to adjustment for certain changes in Quaker Houghton’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, lapses, terminates, is forfeited, is exchanged, or is settled in cash rather than common stock, the common stock not issued under that award will again become available for grant under the Restated Plan.
The minimum vesting (or performance) period under the plan for all awards (other than awards to new hires) is one year, except that: (i) awards granted to new hires that are granted before the next scheduled vesting date immediately following the hire date may vest on such scheduled vesting date, if earlier; (ii) awards granted to non-employee directors may vest on the date of the next annual meeting, if earlier; and (iii) fully vested stock grants. However, the total shares available for grants described in (i), (ii) and (iii) above may not exceed 5% of the shares available for issuance under the Restated Plan.
The closing price of the common stock on March 1, 2024 was $198.07.
Administration. The Compensation and Human Resources Committee of the Board (“Committee”) has the authority to administer the Restated Plan. The Committee has considerable discretion in setting the terms of awards granted to employees, non-employee directors and consultants. The Board or the Committee may also establish another Board committee (such as a committee of which the Chairman of the Board is the sole member) to make awards to employees who are not subject to Section 16(b) of the Securities Exchange Act of 1934, as amended.
Eligibility. Employees of Quaker Houghton and its subsidiaries and non-employee directors and consultants of Quaker Houghton are eligible to receive awards under the Restated Plan. Non-employee directors and consultants may not receive incentive stock options or performance incentive units. The Committee selects the employees, non-employee directors and consultants who will receive awards under the Restated Plan. Generally, the employees selected to receive awards will be those employees who hold positions that enable them to have an impact on the long-term success of Quaker Houghton and its subsidiaries. There are currently approximately 150 employees and 10 non-employee directors eligible to receive awards under the Restated Plan. There are no consultants currently eligible to receive awards under the Restated Plan.
Stock Options
The Committee may award incentive stock options and non-qualified stock options under the Restated Plan. Incentive stock options offer employees certain tax advantages that are not available for non-qualified stock options. The Committee determines the terms of the options, including whether to grant incentive stock options or non-qualified options, the number of shares of common stock subject to the option, the exercise price and when the option becomes exercisable. However, the per share exercise price of an option may not be less than the fair market value of a share of common stock on the date the option is granted, and the option term may not exceed 10 years.
When an employee, non-employee director or consultant terminates service, that person’s option may expire before the end of the otherwise applicable option term. For example, if an employee or non-employee director terminates service after retirement eligibility (currently age 60), dies, or incurs an involuntary termination without cause, that person’s options

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PROPOSAL 3

generally remain exercisable for up to three years after termination of service. If the employee or non-employee director terminates service with Quaker Houghton due to disability, that person’s options generally remain exercisable for the full option term. Termination of service for cause results in termination of options upon termination of service. The Committee has the discretion to determine the exercise period after termination of service for other reasons.
An employee, non-employee director or consultant may pay the exercise price of an option in cash. The Committee may, at its discretion, also permit an optionee to pay the exercise price by surrendering previously acquired shares of common stock, withholding shares issuable upon exercise of the option, through a cashless exercise program implemented by Quaker Houghton, or in any combination of such methods. The Restated Plan also permits an employee to pay the tax withholding obligation with shares of common stock issuable upon the exercise of the option or previously acquired shares.

Stock Appreciation Rights
The Committee may award stock appreciation rights to employees, non-employee directors and consultants. A stock appreciation right entitles the grantee to receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over the fair market value on the date of grant. The Committee determines whether this amount will be paid in cash, common stock or a combination of cash and common stock. The Committee also determines the terms and conditions of stock appreciation rights, such as when the stock appreciation right becomes exercisable. However, the term of the stock appreciation right may not exceed 10 years.
When an employee, non-employee director or consultant terminates service, that person’s stock appreciation rights may expire before the end of the otherwise applicable stock appreciation right term. The period during which the stock appreciation right may be exercised is the same as the period for options, discussed above.

Restricted Stock
The Committee may make restricted stock awards to employees, non-employee directors and consultants under the Restated Plan. A restricted stock award is an award of common stock that is subject to certain restrictions during a specified period, such as an employee’s continued employment with Quaker Houghton or the achievement of certain performance goals. Quaker Houghton holds the common stock during the restriction period and the grantee cannot transfer the shares before the end of that period. The grantee is, however, generally entitled to vote these shares and to receive any cash dividends declared and paid on these shares during the restriction period.
For performance stock awards, the restrictions lapse only to the extent performance goals established by the Committee are met. The Committee may select one or more performance criteria for each performance stock award from the following list: profit before taxes, profit after taxes, earnings before or after taxes, interest, depreciation and/or amortization, stock price, total shareholder return, market share, gross revenue, net revenue, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variations of the preceding business criteria. The criteria may be applied to the individual, a division, a regional business unit, Quaker Houghton or a subsidiary of Quaker Houghton. Additional business criteria on which an individual’s performance may be measured are implementing policies and plans, negotiating transactions and sales, developing long-term business goals and exercising managerial responsibility.
The restrictions lapse for restricted stock awards that are not performance stock awards on the earliest of the date or event determined by the Committee.

Restricted Stock Units
The Committee may award restricted stock units to employees, non-employee directors and consultants under the Restated Plan. Each restricted stock unit represents the right to receive one share of common stock (or cash equal in value) when the restricted stock unit vests. Restricted stock units vest at such time, and upon satisfaction of any conditions, as determined by the Committee. A bookkeeping account is established for each recipient of a restricted stock unit award that shows the number of restricted stock units granted and may include any cash dividends paid before the date the restricted stock unit vests (any fractional restricted stock units will be forfeited).
Performance stock units vest to the extent performance goals established by the Committee are met. The Committee may select one or more performance criteria for each award of performance stock units from the above list for performance stock awards. Restricted stock units that are not performance stock units vest on the date or event determined by the Committee.
The Committee currently expects to award performance stock units annually. The Committee also expects that the performance periods will continue for three years. Therefore, the performance periods are expected to overlap.

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PROPOSAL 3

At the beginning of each performance period, the Committee will determine the employees who will receive performance stock units and each participant’s target award. The Committee will also establish one or more performance criteria and performance targets for each participant (or group of participants) which will include the percentage of the target award payable under various levels of achieved performance. The Committee may select one or more performance criteria for each participant (or group of participants) from the above list for performance stock awards.
At the end of the performance period, the Committee will determine the extent of achievement of the pre-established performance targets for each criterion. The level of achievement attained will be applied to the performance criteria to determine the percentage (if any) of the participant’s target award earned for the performance period. Performance stock units will be paid as soon as practicable after the close of the performance period for which they are earned. Generally, no payment will be made to any participant who is not an employee on the date payment is scheduled to be made, with certain exceptions in the event of death, disability, an involuntary termination without cause, termination of service after retirement eligibility (currently age 60), or other circumstances determined by the Committee. In addition, if a participant terminates employment before payment is made, the Committee has the discretion to make the payment, in full or in part. The Committee also has the discretion to make a payment if performance targets were not achieved for the performance period.
Stock Grants
The Committee may make awards of unrestricted common stock to employees, non-employee directors and consultants under the Restated Plan subject to the 5% limitation stated previously. The stock grants are fully vested on the date granted.
Performance Incentive Units
Performance incentive units may be granted under the Restated Plan. These provide employees with an opportunity to receive payments in cash based on the achievement of objective, pre-established criteria and performance targets.
The maximum amount that may be paid to any individual with respect to performance incentive units in any year is five times the participant’s base salary, or $5,000,000, whichever is less.
Miscellaneous
Transferability. Awards generally are not transferable, except by will or under the laws of descent and distribution. The Committee has the authority, however, to permit an employee, non-employee director or consultant to transfer non-qualified stock options and stock appreciation rights to certain permitted transferees.
Acceleration of Vesting. All awards (other than performance-based awards) vest on a pro rata basis (based on active service during the applicable vesting period) upon a termination due to death, disability, that is involuntary and without cause, or occurring on or after retirement eligibility (currently age 60). The Committee may, in its discretion, provide for the acceleration or continuation of the vesting of all awards following termination of service, if it determines that to do so would be in the best interests of Quaker Houghton.
Upon a covered termination (as defined in the Restated Plan, relating to a termination of service in connection with a change in control), all outstanding options and stock appreciation rights become exercisable, all outstanding restricted stock (other than performance stock) becomes vested, and all outstanding restricted stock units (other than performance stock units) become vested.
In addition, for the performance period in which a covered termination occurs, the participant will receive a pro rata payment for all of that person’s performance stock, performance stock units, and performance incentive units, based on the target for each award for that performance period in which the covered termination occurs, with payment made on the 60th day immediately following such covered termination.
For the performance period that ends on or before the date of the covered termination, the participant will receive payment for the participant’s performance stock, performance stock units, and performance incentive units, at the same time such awards would have otherwise been paid based on achievement during the applicable performance period.
Change in Capitalization/Certain Corporate Transactions. If there is a change in Quaker Houghton’s capitalization that affects its outstanding common stock, the Committee will adjust the kind and aggregate number of shares of common stock subject to awards, together with the option exercise price and amount over which appreciation of stock appreciation rights is measured. The Restated Plan also provides that, in the event of a merger, consolidation or other specified corporate transaction, the Committee may (i) terminate outstanding awards after providing notice to holders specifying a period of time by which they may exercise their options or (ii) terminate outstanding awards and pay to the holders the value of such awards based upon the price per share of stock received or to be received by other shareholders of Quaker Houghton in such event (except that underwater options would receive no payment).
Effective Date. The Restated Plan became effective on February 28, 2024, subject to shareholder approval.

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PROPOSAL 3

Amendment/Termination. The Committee may amend outstanding awards, and the Board of Directors may amend or suspend the Restated Plan. However, shareholder approval is required for (1) any material amendment to the Restated Plan (as defined under applicable NYSE Listing Standards), (2) an amendment to “reprice” an outstanding option or stock appreciation right, and (3) certain amendments for which the Restated Plan requires shareholder approval, such as an increase in the number of shares of common stock authorized for issuance of incentive stock options and a change in the class of employees who may receive incentive stock options under the Restated Plan.
The Board of Directors may terminate the Restated Plan at any time and for any reason. No awards will be granted under the Restated Plan after February 28, 2029, or any earlier termination date determined by the Board.
Clawback. A participant’s right to receive an award, to retain amounts payable under the award, and to retain any profit or gain associated with a non-cash award are all subject to any recoupment or “clawback” policy adopted by Quaker Houghton.
Registration under the Securities Act of 1933. Quaker Houghton intends to file with the Securities and Exchange Commission a Registration Statement on Form S-8 to register the shares of Quaker Houghton common stock subject to the Restated Plan as soon as practicable after receiving shareholder approval of the Restated Plan.
Federal Income Tax Consequences – Options
Quaker Houghton has been advised that the Federal income tax consequences of granting and exercising options under the Restated Plan are as follows (based on Federal tax laws and regulations, as of January 1, 2024). The grant of an option does not result in Federal income tax consequences for the optionee or a deduction for Quaker Houghton.
When an option is exercised, the Federal income tax consequences depend on whether the option is an incentive stock option or a non-qualified stock option. An optionee exercising a non-qualified stock option will recognize ordinary income equal to the difference between the fair market value of the stock acquired upon exercise (on the date of exercise) and the exercise price. An employee will not recognize taxable income as a result of acquiring stock by exercising an incentive stock option. The difference between the fair market value of the stock acquired upon exercise on the date of exercise and the exercise price will, however, generally be treated as an item of adjustment for purposes of alternative minimum taxable income. If the employee holds the stock he or she receives on exercise of an incentive stock option for a required period of time, the employee will have capital gain (or loss) when they subsequently dispose of the stock. If the employee does not hold the stock for the required period of time, the employee will generally have ordinary income when they dispose of the stock.
When an optionee recognizes ordinary income on the exercise of a non-qualified stock option or the sale of stock acquired on exercise of an incentive stock option, Quaker Houghton is generally entitled to a deduction in the same amount. Certain requirements, such as reporting the income to the IRS, must be met for the deduction to be allowable.
New Plan Benefits
As described above, the Committee, in its discretion, will select the participants who receive awards and the size and types of those awards, if the Restated Plan is approved by shareholders. Therefore, the benefits or amounts that will be received by any participant or group of participants if the Restated Plan is approved are not currently determinable.
Awards Granted Under the Existing Equity Plan
The following table sets forth information on PSUs, restricted stock, restricted stock units and options granted under the existing LTIP from January 1, 2023 to December 31, 2023 and includes awards subsequently forfeited, if any. The closing price of the Company’s common stock on the NYSE on March 1, 2024, the record date for the Annual Meeting, was $198.07 per share.

Name	Number of PSUs, restricted stock, restricted stock units, and options granted (#)
Andrew E. Tometich	12,107
Shane W. Hostetter	3,103
Joseph A. Berquist	3,880
Jeewat Bijlani	3,603
Melissa Leneis	4,435
All executive officers as a group	40,249
All non-executive directors as a group	6,598
All employees, excluding executive officers and non-executive directors	36,890
Total	83,737
The affirmative vote of a majority of votes cast by Quaker Houghton’s shareholders at the meeting is required for approval of this Proposal 3. Abstentions and broker non-votes will not be counted as votes cast.
The Board of Directors recommends that you vote “FOR” approval of the Quaker Houghton 2024 Long-Term Performance Incentive Plan.

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EXECUTIVE COMPENSATION

Executive Compensation
Compensation Discussion and Analysis
Introduction
The purpose of this Compensation Discussion and Analysis section is to explain to shareholders and our other stakeholders how and why compensation decisions are made for our most highly compensated executive officers. Our Compensation and Human Resources Committee (the “Committee”) reviews and approves our executive compensation programs. The following discussion and analysis describes the material elements of compensation awarded to, earned by or paid to our executive officers, including our named executive officers (our “NEOs”), during fiscal year 2023. Our NEOs are determined in accordance with SEC rules. For fiscal 2023, our NEOs were:

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary
The Company is engaged in highly specialized businesses with a broad global footprint, requiring a management team with unique skills and knowledge. The “Committee” believes that our Total Rewards programs must be competitive to attract and retain high-performing executives with the requisite skill set and performance orientation and has implemented executive compensation programs designed to incentivize high performance. We compensate our executive officers (including our NEOs) through a total compensation package. For 2023, this package consisted of a mix of base salary, an annual cash incentive bonus under our Annual Incentive Plan (the “AIP”), long-term equity award incentives under our long-term performance incentive plan (the “LTIP”) and a competitive benefits package comprising of medical, life, disability and retirement components using both qualified and non-qualified programs, where appropriate.

Fiscal Year 2023 Business Results
In 2023, our executive team successfully managed the Company through a very challenging macroeconomic and geopolitical backdrop consisting of difficult and uneven end market activity which impacted our Company and our customers, ongoing inflationary pressures on our raw material costs as well as other operating costs, supply chain disruptions, the direct and indirect impacts of the UAW strike, foreign currency headwinds, and the effects of the war in the Ukraine, while continuing to outperform the market by earning new business with our customers globally. 2023 results include:
•Record net sales of $1.95 billion, a 1% increase compared to the prior year, primarily reflecting the results of our value-based pricing initiatives.
•Earnings per diluted share and non-GAAP earnings per diluted share of $6.26 and $7.65, respectively, for 2023, compared to $(0.89) and $5.87, respectively, for 2022, despite the macroeconomic backdrop above.
•Delivered full year 2023 net income of $112.7 million, full year non-GAAP net income of $137.6 million, record full year adjusted EBITDA of $320.4 million and positive full year operating cash flow of $279 million.
In this Compensation Discussion and Analysis, we refer to adjusted EBITDA, non-GAAP earnings per share, adjusted net income and net leverage, which are non-GAAP financial measures. A full discussion of our use of non-GAAP financial measures to enhance a reader’s understanding of the financial performance of the Company, and a reconciliation of these measures to the GAAP measures can be found on pages 30 to 33 in “Non-GAAP Measures” of Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, provided with this proxy statement.
Fiscal Year 2023 Executive Compensation Highlights
Highlights of our fiscal year 2023 executive compensation program include the following:

•Pay-for-Performance. A significant portion of the compensation for each of our NEOs is tied to Company performance against objectives set by the Committee. As a group, approximately 78% of the target total compensation for our NEOs other than our CEO (base salary, target annual incentive and long-term equity awards) is provided in the form of variable, at-risk compensation. For our CEO, this percentage is 92%.
•Fiscal Year 2023 Annual Incentive Plan. We established rigorous financial and strategic objectives tied to our Company priorities and the external market, as approved by our Board. Based on performance relative to those objectives, the average aggregate payout under the incentive plan for 2023 was approximately 154% of target for the NEOs other than the CEO and 163% of target for the CEO.
•Equity Incentive Awards. The long-term incentive compensation for our executive officers is provided in the form of performance stock units and time-based restricted stock. The Committee has determined that this mix is appropriate to focus our NEOs on long-term shareholder value and return on invested capital, which provides a balance between external and internal financial metrics and ensures the awards have a retention component through various economic and performance cycles.
•Market-based Approach to Establishing Compensation. As a reference point in making executive compensation decisions, the Committee uses a blend of Peer Group (as defined below) compensation data and broader group data provided by the Committee’s independent compensation consultant. For fiscal 2023, the Peer Group consisted of 15 companies of comparable size (revenue and market capitalization) and business profile (generally chemical industry, primarily specialty chemicals).

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COMPENSATION DISCUSSION AND ANALYSIS

•Shareholder Advisory Vote on Executive Compensation. At our annual meeting of shareholders held in May 2023, we held an advisory vote on executive compensation. Approximately 97% of our shareholders that voted on this proposal approved the compensation of our NEOs as disclosed in the proxy statement for that meeting. The Committee reviewed these final vote results and determined that, given the level of support, no material changes to our executive compensation policies and programs were necessary as a result of the advisory vote on executive compensation.
Executive Compensation Governance Highlights
We believe that the following executive compensation-related practices, which were in effect during fiscal 2023, serve our shareholders’ long-term interests:

What We Do		What We Don’t Do
☑	Link executive pay to performance through our annual and long-term incentive plans	☒	Provide tax gross-ups or single-trigger equity acceleration upon a change of control
☑	Structure a significant portion of pay opportunities in the form of “at-risk” performance-based compensation	☒	Provide excessive perquisites
☑	Maintain robust stock ownership guidelines applicable to executive officers and directors	☒	Offer single-trigger change of control severance payments (our arrangements are double-trigger)
☑	Conduct an annual say-on-pay vote	☒	Allow backdating or repricing of stock options
☑	Maintain a compensation recoupment policy to recapture unearned incentive pay	☒	Offer supplemental executive retirement plans
☑	Retain an independent compensation consultant	☒	Permit hedging and pledging transactions by directors or executive officers
☑	Periodically conduct a compensation risk review	☒	Adopt pay policies or practices that pose material adverse risk to the Company
		☒	Provide guaranteed bonuses
General Philosophy
Our compensation philosophy is performance-based and focuses on aligning the financial interests of our executive officers with those of our shareholders. Generally, this is accomplished by placing a significant portion of our executive officers’ total compensation “at risk,” while providing overall compensation opportunities that are comparable to market levels. We provide our executive officers with a total compensation opportunity, including cash and equity elements, at levels competitive with those provided by comparable companies and within the middle range of comparative pay at peer and surveyed companies when the Company achieves the targeted performance levels. Together, these elements provide a balanced focus on both short- and long-term goals, while reinforcing our pay-for-performance philosophy.

Quaker Houghton, like many companies of similar size, relies on a small group of leaders who have the requisite skills and knowledge to enable us to achieve our business strategies, operate as a globally integrated whole and deliver value to our shareholders. To attract and retain talented senior level managers, we have adopted a compensation approach that:
•provides opportunities for competitive levels of total compensation when merited by performance;
•creates incentives to perform over a multiple-year period; and
•aligns interests of the management team with those of our shareholders.

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COMPENSATION DISCUSSION AND ANALYSIS

Our incentive design focuses on:

Alignment	Attraction & Retention	Line of Sight
•Compensation that is directly aligned with shareholder value creation, and with driving company and individual performance

•Allowing participants to share in the successes and failures of the organization

•Encouraging desired behaviors
•Providing competitive total compensation opportunities •Providing compensation that holds value •Providing greater flexibility to substantially reward “star” performers
•Providing a clear path between the company’s strategic objectives and the ability for the participant to play a role in achieving them

•Empowering participants by using compensation performance metrics that are within their control to achieve

2023 Pay Mix
The charts below illustrate the 2023 pay mix and the target total direct compensation components for Mr. Tometich and our other named executive officers:
Shareholder Participation
We have sought and have received approval from our shareholders for incentive plans that we use to attract, motivate, retain and reward our executives.
The Committee continually reviews our executive compensation programs to ensure they achieve the desired goals of aligning our compensation practices to performance and pay practices in our industry to achieve sustainable shareholder value creation. The Committee has again determined that the Company’s current compensation programs are not likely to encourage excessive risk-taking. In reaching that conclusion, the Committee considered key design elements of our compensation programs, including that they:
i.employ a balanced mix of components of salary and annual and long-term incentives that are not overly weighted to short-term incentives,
ii.use multiple performance factors preventing an overemphasis on any one metric,
iii.are measured against peers to ensure that they are competitive and reasonable, and
iv.provide incentive awards that are capped at 200% of target.
In addition, at the Company’s 2023 annual meeting of shareholders, the shareholders overwhelmingly voted, on an advisory basis, to approve the Company’s compensation of our Named Executive Officers. Given the significant level of support received in the recent 2023 advisory vote, the Board of Directors and Committee have not made any material changes to our executive compensation policies since that time.

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COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Process
Administrative Practices
The Committee is responsible for overseeing and developing the Total Rewards and Human Capital Programs for the Company. Consistent with its charter, the Committee is composed solely of “independent” members of our Board under our Corporate Governance Guidelines and the listing standards of the NYSE. Four members of our Board, Jeffry D. Frisby, William H. Osborne (Chair), Ramaswami Seshasayee and Russell R. Shaller currently sit on the Committee. The Committee’s responsibilities include the evaluation of, approval of, and/or recommendation to Quaker Houghton’s Board with respect to the plans, policies and programs related to the compensation of the Company’s executive officers employing, in the Committee’s discretion, an outside compensation consultant. In fulfilling its duties, the Committee considers the recommendations of the CEO as it relates to the compensation of the other executive officers and works closely with members of management, including the CEO who provide the necessary information and coordinate with the Committee’s outside consultant(s), when appropriate, to ensure that the Committee is sufficiently informed when taking or recommending action on compensation matters. As discussed below, the Committee considers benchmarking data before making decisions. The Committee’s charter describes in full the Committee’s authority, responsibilities and specific powers and can be accessed on the Company’s website at https://www.quakerhoughton.com under the heading Investors/Corporate Governance.
The compensation of certain executive officers over the $1 million limit is nondeductible (subject to exceptions for certain grandfathered arrangements). Compensation paid to certain executive officers exceeded the Section 162(m) limitation and a portion of this compensation is not deductible by Quaker Houghton.
Compensation Consultant
The Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. To assist Quaker Houghton in establishing a total direct compensation package comprising base salary, an annual cash incentive bonus and long-term incentives, the Committee has engaged Willis Towers Watson (“WTW"), a leading global professional services company with specific expertise in the areas of benefits, talent management, rewards, and risk and capital management, as an independent consultant on compensation issues. Management had no role in selecting the Committee’s compensation consultant. In addition, WTW has, from time to time, provided the Committee with executive compensation studies and analyses, as well as benchmarking data and counsel on compensation issues as needed or desired.
The Committee has assessed the independence of WTW pursuant to SEC rules and concluded that WTW’s work for the Committee (and the work for the Company as referenced above) do not raise any conflict of interest.
Benchmarking Data
Due to our size and the diversity of our businesses around the world, we have not identified one specific peer group that is appropriate to use in defining market total direct compensation for our executive officers. Our primary benchmarks for 2023 total direct compensation for our executive officers were derived from compensation information provided by WTW that is a blend of Peer Group (as defined below) compensation data and broader group data comprising a composite of credible, published executive compensation surveys. The Peer Group includes companies in the chemicals industry of similar size (as measured by revenue and market capitalization) and was referenced by the Committee in making total direct compensation decisions for 2023. This peer group includes the following 15 companies (the “Peer Group”):

Peer Group Companies(1)
Ashland Global Holdings Inc. (ASH)	Ingevity Corporation (NGVT)
Avient Corporation (AVNT)	Innospec Inc. (IOSP)
Axalta Coating Systems Ltd. (AXTA)	Minerals Technologies Inc. (MTX)
Balchem Corp (BCPC)	NewMarket Corporation (NEU)
Diversey Holdings, Ltd. (DSEY)	Rayonier Inc. (RYN)
Element Solutions Inc (ESI)	Sensient Technologies Corporation (SXT)
GCP Applied Technologies, Inc. (GCP)	Stepan Company (SCL)
H.B. Fuller Company (FUL)
    (1) We made the following changes to the peer group in 2022:
•added Ashland Global Holdings, Inc., Avient Corporation, Axalta Coating Systems Ltd., Balchem Corp, Diversey Holdings, Ltd., and Element Solutions Inc.

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COMPENSATION DISCUSSION AND ANALYSIS

•removed Albemarle Corporation, Ferro Corporation, Kraton Corporation, OMNOVA Solutions, Inc., Venator Materials PLC, and W. R. Grace & Co.
We generally aim to benchmark total direct compensation, on average, to a range around the market 50th percentiles of this Peer Group. We believe the philosophy of targeting total direct compensation, on average, to a range around the market 50th percentiles reduces the possibility of excessive risk taking on the part of executives in order to achieve performance targets at the maximum levels. This approach is the starting point as other factors are taken into consideration in establishing target pay opportunities, including experience, breadth of responsibilities, tenure in the position, whether the position held is for succession planning purposes, overall individual performance and internal equity. We do not assign a particular weight to any of these factors but do exercise discretion.
In determining 2023 compensation for the Named Executive Officers, the Committee used the benchmarking data WTW had previously provided and various other factors, as described above. Although the Committee closely analyzes the data provided by WTW, it exercises its discretion in the weight it assigns to this data in making individual compensation decisions.
Total compensation in 2023 for each Named Executive Officer is reflected in the Summary Compensation Table below.
Our Compensation Program
The Committee, in seeking to ensure the appropriate focus on performance and risk, has developed, in consultation with WTW, guidelines for executive officers for allocating the desired total direct compensation among base salary, an annual cash incentive bonus and long-term incentives. As a general philosophy, these guidelines provide that the higher the position within management the more the executive’s total compensation is dependent on incentive pay and the more the executive’s incentive pay is equity-based and long-term oriented. This design aims to better align senior executives’ compensation with the long-term success of the Company and with the interests of shareholders. These guidelines are reviewed regularly to ensure their marketplace competitiveness.

Pay Element	Objectives	Features
Base Salary	Provide a fixed level of cash compensation for performing day-to-day responsibilities	Based on individual’s role, duties, responsibilities, experience, performance and financial results
Annual Incentive Plan (AIP)	Reward achievement of short-term financial, strategic and individual performance goals	Cash payments based on achievement of our; (1) Adjusted EBITDA, (2) New Business Wins, and (3) ESG: Safety performance goals. An individual performance component is also considered.
Long-Term Performance Incentive Plan (LTIP)	Align management interests with those of shareholders, encourage retention and reward long-term Company performance
Consists of:
•60% performance-based share units, based on equal parts;
(1) relative total shareholder return, and
(2) adjusted return on invested capital
•40% time-based restricted stock, vesting ratably over a three-year period

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salary
Each year, the Committee reviews the base salaries of our executive officers. The Committee’s final determination of salary levels is based on a number of factors, including market data reported by WTW, specific position responsibilities and scope, experience and tenure, current job performance and Quaker Houghton’s overall financial results. A Named Executive Officer’s performance and achievement of individual goals established by the Committee are taken into consideration for salary determinations. Based on its analysis of all of the factors referenced above, in 2023, the Committee approved salary increases for each of the Named Executive Officers, effective March 1, 2023, except for Mr. Bijlani whose salary increase was effective January 1, 2023. Mr. Tometich’s salary is described below under the heading “Chief Executive Officer Compensation.” The other Named Executive Officers’ base salary increases, and total base salary received for 2023 are described in the table below:

Named Executive Officer	Initial 2023 Base Salary Rate ($)	New 2023 Base Salary Rate ($)	2023 Year-End Total Base Salary Received ($)
Shane W. Hostetter (2)	413,400	455,000	447,480
Joseph A. Berquist (2)	517,500	540,000	535,933
Jeewat Bijlani(1)	500,000	500,000	500,000
Melissa Leneis(2)	455,000	485,000	479,577
(1)Salary received upon Mr. Bijlani’s appointment as our Executive Vice President, Chief Strategy Officer, effective January 1, 2023.
(2)The base salary rate increase occurred on March 1, 2023.
Annual Incentive Plan (AIP)
The AIP is intended to provide an opportunity to receive incentive bonuses based on the achievement of pre-established goals. We re-evaluate the terms of our AIP each year and adjust as needed to ensure that we are appropriately incentivizing our current objectives. Through our 2023 AIP, we provided short-term cash compensation that is at risk and subject to achievement of designated performance goals. All AIP bonuses are subject to the discretion of the Committee.
We designed the AIP to:
•align rewards with the business strategy and culture of Quaker Houghton, putting emphasis on individual, team and company contributions;
•increase the transparency of how rewards are calculated; and
•allow flexibility for Company functions and business units to align.

Each NEO’s 2023 AIP target opportunity was expressed as a percentage of the NEO’s base salary and varied based on the NEO’s position and level of responsibilities, as set forth in the table below. Based on performance achievement, the NEOs could earn between 0% and 200% of their 2023 AIP target opportunities.

Name	2023 Base Salary Level ($)	2023 AIP Target (% of Base Salary)	2023 AIP Payout Range (% of 2023 AIP Target)	2023 AIP Target Award ($)	Actual 2023 AIP Award ($)
Andrew E. Tometich	880,000	100%	0-200%	880,000	1,430,000
Shane W. Hostetter	455,000	65%	0-200%	295,750	384,475
Joseph A. Berquist	540,000	65%	0-200%	351,000	570,375
Jeewat Bijlani	500,000	65%	0-200%	325,000	528,125
Melissa Leneis	485,000	65%	0-200%	315,250	512,281

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COMPENSATION DISCUSSION AND ANALYSIS

Overview of AIP Performance Metrics
The AIP is comprised of financial and strategic objectives tied to our Company priorities and the external market, including adjusted EBITDA, new business wins, and ESG safety performance goals. In addition to these performance metrics, individual performance will be accounted for using a multiplicative modifier, with payout aligned to performance rating, and an individual payout maximum of 200% of target.

2023 AIP Performance Metrics
Award Measure	Weight	Award Parameters as a % of Goal Board Discretion to pay between 0-200% of Target
Metric	By Metric	Minimum Threshold Performance Payout 50% of Target	Target Performance Payout 100%	Maximum Performance Payout 200% of Target
Financial	60%	$260m	$314m	$350m
New Business	25%	2%	3%	4%
ESG: Safety (TRIR)	15%	0.40	0.28	0.20
Total	100%
Individual Performance will be applied as a multiplicative, with payout aligned to performance rating, and an individual payout maximum of 200% of target.

Changes in AIP Performance Metrics from 2022

2022 Metrics	AIP	→	2023 Metrics	AIP
EBITDA (or EBITDA/Profit Before Tax)	60%		Adjusted EBITDA	60%
Net New Business	10%		New Business	25%
ESG	10%		ESG: Safety (TRIR)	15%
Safety	10%		Total %	100%
Individual Performance	10%		Multiplied by Individual Performance Modifier (Maximum payout of 200%)
Target %	100%
Financial Metrics – Adjusted EBITDA
The Company’s Adjusted EBITDA financial measure is calculated as net income attributable to the Company before depreciation and amortization, interest expense, net, and taxes on income before equity in net income of associated companies, plus or minus certain items that are not indicative of future operating performance or not considered core or recurring to the Company’s ongoing operations. The Company believes this financial measure provides transparent and useful information and is widely used by investors, analysts, and peers in our industry, as well as by management in understanding and assessing the operating performance of the Company on a consistent basis. Financial goals are determined at the beginning of the year based on the budget for the coming year with the target bonus set at or around budgeted consolidated adjusted EBITDA.
For 2023, the Company’s financial goal of adjusted EBITDA, which applied to all AIP participants, was established at three levels with payout as follows.

Award Parameters		Payout
Minimum Threshold Performance	$260m	If Adjusted EBITDA is less than minimum threshold; payout will be 0% If Adjusted EBITDA is at minimum threshold; payout will be 50% of Target
Target Performance	$314m	If Adjusted EBITDA is at Target; payout will be 100% of Target
Maximum Performance	$350m	If Adjusted EBITDA is at or above maximum; payout will be 200% of Target
Note: Interpolation is used for measuring achievement between threshold and target and between target and maximum.
For 2023, the Committee determined that Adjusted EBITDA was $320.4 million and accordingly, 118% was earned for this metric. A full discussion of our use of non-GAAP financial measures to enhance a reader’s understanding of the financial performance of the Company, and a reconciliation of these measures to the GAAP measures can be found on pages 30 to 33 in “non-GAAP Measures” of Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, provided with this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

New Business Wins
The Company’s New Business Wins (“NBW”) goal applies to all AIP participants. This financial measure is calculated as total sales from newly acquired customer business (new customers or new products sold that we did not sell to that customer before) globally divided by total sales over a specified performance period. Target level for NBW percentage is set at 3%. Payout is awarded as follows:

Award Parameters		Payout
Minimum Threshold Performance	2%	If actual NBW is less than minimum threshold; payout will be 0% of Target If actual NBW is at minimum threshold; payout will be 50% of Target
Target Performance	3%	If actual NBW is at Target; payout will be 100% of Target
Maximum Performance	4%	If actual NBW is at or above maximum; payout will be 200% of Target
Note: Interpolation is used for measuring achievement between threshold and target and between target and maximum.
For 2023, the Committee determined that new business wins were 6% and accordingly, 200% was earned for this metric.

ESG: Safety Performance
The Company’s ESG: Safety goal applies to all AIP participants. Target level is achieved when the total recordable incident rate (“TRIR”)/occupational illnesses and injuries (“OII”) rate is below target. The Company sets award parameters to drive continuous improvement year over year in safety performance by using industry benchmarks such as the American Chemistry Council and like minded global chemical companies. The Company targets are shown in the table below. OII is defined as the number of employees per 100 full-time employees who have been involved in a recordable illness or injury.

Award Parameters		Payout
Minimum Threshold OII/TRIR	0.40	If OII/TRIR is at minimum threshold; payout will be 50% of Target
Target OII/TRIR	0.28	If OII/TRIR is at Target; payout will be 100% of Target
Maximum OII/TRIR	0.20	If actual OII/TRIR is at or above maximum; payout will be 200% of Target
For 2023, the Company targeted having an overall OII rate of 0.28 and exceeded threshold globally by achieving an OII rate of 0.37, which resulted in a payout of 63% of target.

2023 Individual Performance Modifier
The Company’s individual performance metric applies to all AIP participants based on each individual’s performance rating. The individual performance element of the plan ensures that colleagues are measured both for the achievement of our annual enterprise goals and their own performance. This metric is based on individual year-end performance review rating, as shown in the chart below. Once the business performance is calculated that amount is multiplied by a percentage (with a payout maximum of 200%) as determined by the individual’s rating to calculate final payout. As a multiplicative modifier, a greater emphasis on pay for performance is demonstrated in the payout of the plan. With respect to the Named Executive Officers and other members of the executive leadership team, we adjusted the upper end of the Individual Performance Modifier to address any person whose target total direct compensation is below the 25th or 50th percentiles in order to ensure the respective executive is closer to their target total direct compensation.

Performance Rating	Individual Performance Modifier (ability to pay up to 200%)
Outstanding	150 - 200%
Very Successful	125 - 140%
Successful	100 - 110%
Needs Improvement	50 - 80%
Unsatisfactory	0%

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COMPENSATION DISCUSSION AND ANALYSIS

Payout for 2023
As discussed above, in 2023, the Company met or exceeded each of the adjusted EBITDA, new business, and safety performance metrics listed above. As a result, AIP plan participants achieved a percentage of their target award opportunity based on their regional role noted below:

Region	Percentage of AIP Target
Global	130%
Americas	106%
EMEA	116%
APAC	127%
The Named Executive Officers earned an award between 130% and 163% of their target award opportunity, based on all of the AIP results above. The 2023 year-end base salary target and maximum incentive opportunity and AIP bonuses awarded and paid are noted below:

Name	Target and Maximum Incentive Opportunities	AIP Bonus Awarded
Andrew E. Tometich	100-200%	163%
Shane W. Hostetter	65-200%	130%
Joseph A. Berquist	65-200%	163%
Jeewat Bijlani	65-200%	163%
Melissa Leneis	65-200%	163%
Bonuses under the AIP may be paid in cash or in shares of Quaker Houghton common stock, although we generally have paid this bonus in cash. All payouts for 2023 were made in cash.
Long-Term Incentives
The LTIP is intended to assist us in attracting, retaining and motivating employees, non-employee directors and consultants through the use of compensation that rewards long-term performance. The use of stock-based compensation in our long-term incentive plan balances the cash-based annual incentive bonus. The Committee believes that stock ownership by management and equity-based performance compensation arrangements are useful tools to align the interests of management with those of our shareholders and long-term performance of the Company. Generally, employees selected as award recipients hold key positions impacting the long-term success of the Company and its subsidiaries. These awards are based on overlapping three-year performance periods.
In 2023, the Committee again reviewed current trends in long-term compensation practices with WTW. The most recent review confirmed that our practices were generally consistent with those of other public companies and are as follows:
•Provide two types of awards (performance-dependent stock unit awards (“PSUs”) and restricted stock) to senior executives, including the Named Executive Officers, with a higher weighted percentage of performance-dependent stock unit awards than restricted stock awards for the Named Executive Officers.
•The PSU portion of the Company’s 2016 LTIP is performance-based. The performance criteria for the PSU are comprised of two metrics: (1) relative total shareholder return (“RTSR”) over the applicable period as compared to the S&P 400 MidCap Materials Index and (2) three-year average adjusted Return on Invested Capital (“ROIC”). The use of ROIC reiterates Management’s focus on effective capital deployment by focusing on long-term operational performance. For these purposes, RTSR is calculated by using the one-month average stock price at the end of the performance period, divided by the sum of (a) one-month average stock price at the beginning of the performance period, and (b) plus any dividends paid over that period. ROIC is calculated as the net operating profit after tax, divided by the sum of (a) short-term debt, plus (b) long-term debt, plus (c) total equity, less (d) cash.
•Restricted stock is time-based with ratable vesting over a three-year period assuming continued employment of the grantee. These restricted shares are eligible for dividends payable, prior to and after vesting, at the time dividends are paid generally.

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COMPENSATION DISCUSSION AND ANALYSIS

LTIP Components

Award Type	Allocation Percentage	Period
Performance Stock Units (PSU)	60%	3-year performance period with two performance metrics: relative TSR and three-year average adjusted ROIC
Time-based Restricted Stock Awards (RSA)	40%	3-year ratable vesting
Total	100%

Performance Stock Unit (PSU) Metrics Overview

PSU Award Measure	Weighting	Award Parameters as a % of Goal			Summary
Metric	By Metric	Minimum Threshold Performance and Payout	Target Performance and Payout	Maximum Performance and Payout	Notes/Comments
Relative TSR(1)	50%	25th Percentile	50th Percentile	75th Percentile	•Performance period from January 1, 2023 through December 31, 2025 •PSUs capped at 200% of grant
		Payout: 50%	Payout: 100%	Payout: 200%
Adjusted ROIC(2) 3-year average	50%	XX%(3)	XX%(3)	XX%(3)	•Performance period from January 1, 2023 through December 31, 2025 •ROIC metric introduces capital returns to long term compensation •PSUs capped at 200% of grant
		Payout: 50%	Payout: 100%	Payout: 200%
Total	100%
(1) PSU TSR Metric is relative TSR against S&P 400 MidCap Materials Index. RTSR is calculated by using the one-month average stock price at the end of the performance period, divided by the sum of (a) one-month average stock price at the beginning of the performance period, and plus (b) any dividends paid over that period.
(2) ROIC is calculated as the net operating profit after tax, divided by the sum of (a) short-term debt, plus (b) long-term debt, plus (c) total equity, less (d) cash.

(3) Information with respect to performance targets for the ROIC metric during the pendency of the performance period is not considered material to an understanding of our compensation arrangements and is not addressed in this discussion because it represents confidential business or financial information that we do not otherwise disclose to the public. Disclosing this information could cause significant competitive harm to the Company. We believe our performance target for the ROIC measure was set at an appropriate level at the beginning of the performance period to be challenging, but sufficiently realistic to motivate the performance of our executive officers. We will disclose information with respect to the ROIC threshold, target and maximum payout opportunities, and the actual number of shares awarded, in our executive compensation disclosures with the SEC in the year following conclusion of the performance period.

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COMPENSATION DISCUSSION AND ANALYSIS

Changes in LTIP Design from 2022

2022 LTIP Design	→	2023 LTIP Design
Vehicle Mix •~33.3% performance-based (PSU) •~33.3% time-based (RS) •~33.3% stock options*		Vehicle Mix •60% performance-based (PSU) •40% time-based (RS) •Eliminated stock options
LTIP PSU Metrics •Relative TSR, compared to S&P 400 MidCap Materials Index – 100%		LTIP PSU Metrics •Relative TSR, compared to S&P 400 MidCap Materials Index – 50% •Three-year average adjusted ROIC – 50%
Restricted Stock Vesting •Cliff vesting schedule		Restricted Stock Vesting •Ratable vesting schedule
*The exercise price of options awarded under the LTIP is not less than 100% of the “fair market value” of a share of Quaker Houghton common stock on the date the option was granted, which is defined as the last sale price for a share of common stock as quoted on the NYSE for that date or, if not reported on the NYSE for that date, as quoted on the principal exchange on which the common stock is listed or traded, and if no such sales are made on that date, then on the next preceding date on which there are such sales.

LTIP Awards for 2023
In the first quarter of 2023, the Committee selected participants for the 2023-2025 performance period, including all of the Named Executive Officers. The specific amount of each award was determined with reference to market data provided by WTW, as well as the relative position and role of each executive officer within the Quaker Houghton organizational structure, influence on long-term results, past practice, performance factors independent of the terms and amounts of awards previously granted and policy targets for the mix of compensation between base salary, annual and long-term incentives.

2023-2025 Performance Period
Name	Target PSU Opportunity Grant (units)	Restricted Stock Awarded (shares)	Percentage of Base Salary
Andrew E. Tometich	7,264	4,843	248%
Shane W. Hostetter	1,862	1,241	123%
Joseph A. Berquist	2,328	1,552	130%
Jeewat Bijlani	2,162	1,441	130%
Melissa Leneis	2,661	1,774	165%

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COMPENSATION DISCUSSION AND ANALYSIS

Comparative Stock Price Performance Graph
The following graph compares the cumulative total return (assuming reinvestment of dividends) from December 31, 2018 to December 31, 2023 for (i) Quaker Houghton’s common stock, (ii) the S&P MidCap 400 Index (the “MidCap Index”), and (iii) the S&P 400 Materials Group Index (the “Materials Group Index”). The graph assumes the investment of $100 on December 31, 2018 in each of Quaker Houghton’s common stock, the stocks comprising the MidCap Index and the Materials Group Index, respectively.

COMPARISON OF CUMULATIVE FIVE-YEAR TOTAL RETURN
$250
$200
$150
$100
$50
$0
Dec 18
Dec 19
Dec 20
Dec 21
Dec 22
Dec 23
Quaker Chemical Corporation
S&P MidCap 400 Index
S&P 400 Materials Group Index

	12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023
Quaker Chemical Corporation	$100.00	$93.35	$145.07	$133.00	$97.21	$125.53
S&P MidCap 400 Index	100.00	126.19	143.43	178.94	155.57	181.14
S&P 400 Materials Group Index	100.00	120.87	133.74	176.84	172.01	200.44

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COMPENSATION DISCUSSION AND ANALYSIS

Chief Executive Officer Compensation
The Committee generally uses the same factors in determining the compensation of the CEO as it does for the other executive officers. The Committee considers CEO compensation in the Peer Group and the benchmarking data provided by WTW as a starting point for determining competitive compensation. The Committee then, in consultation with the CEO, develops Company performance objectives for the CEO and periodically assesses the performance of the CEO. The Committee also evaluates how much the CEO should be compensated in relation to the other Company executives, but the Committee has not adopted any formula linking the level of CEO compensation to that of other executives.

CEO Compensation Summary
Initial 2023 Base Salary Rate ($)(1)	800,000
New 2023 Base Salary Rate ($)(2)	880,000
2023 Year-End Total Base Salary Received ($)	865,538
Total Bonus Potential	100% at Target 200% at Maximum
Actual AIP Bonus Achieved	125% of personal target award opportunity 100% of total AIP award opportunity Total AIP bonus award of $1,430,000
2023-2025 Long Term Incentives	Long-term incentive grant opportunity with a value at target equal to $2,184,000, consisting of a target PSU opportunity of approximately 7,264 units and 4,843 shares of restricted stock
(1) As of January 1, 2023.
(2) Effective March 1, 2023.
Based on Mr. Tometich’s level of responsibility, experience, market data and the Company’s performance, the Committee determined that Mr. Tometich’s pay is in an appropriate range in absolute terms and as compared to the other executive officers. For more information on the terms of Mr. Tometich’s employment and compensation, please refer to the section titled “Mr. Tometich’s Employment Agreement.”
Stock Ownership Policy
To align the interests of our executive officers with the interests of our shareholders, each of the Named Executive Officers must maintain a minimum ownership in Quaker Houghton stock. For the CEO, the minimum is five times his base salary. In July of 2022, we increased the required minimum ownership level for our other Named Executive Officers from one and one-half times to two and one-half times the executive’s base salary. The ownership levels must be attained by the end of five years after the later of the appointment of the person as an executive officer (including the Named Executive Officers) or the date the policy was modified. All of the Company’s Named Executive Officers as of June 30, 2023 were in compliance with the stock ownership policy as of that date, noting that Messrs. Tometich and Hostetter, who were recently appointed to their respective positions did not on that date satisfy the minimum ownership levels. The Committee reviews the ownership levels once per year typically in the mid-year time frame. The Company has a hedging policy, which is described under “Employee, Officer and Director Hedging” earlier in this proxy statement.
Severance and Change in Control Benefits
The Committee believes that appropriate severance and change in control benefits are an important part of the total compensation benefits package because they enhance our ability to compete for talent and foster stability in our management. We have entered into employment agreements with each of our Named Executive Officers, pursuant to which severance benefits are payable to each of them under certain circumstances, we have also entered into “double-trigger” change in control agreements with each of the Named Executive Officers pursuant to which the executive officers will receive certain benefits; (1) if they are terminated, (2) within a specified period following a change in control of Quaker Houghton. In determining amounts payable, the Committee seeks to provide severance benefits sufficient to allow our executives time to find a comparable position elsewhere and change in control benefits sufficient to induce our executives to support a change in control transaction fully and remain with us despite any risk of termination after the transaction.

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Mr. Tometich’s Employment Agreement
Mr. Tometich is employed pursuant to an employment agreement that permits Quaker Houghton or Mr. Tometich to terminate Mr. Tometich’s employment on 90 days’ written notice, with or without cause or reason. In accordance with the terms of the employment agreement, the Board reviews and adjusts Mr. Tometich’s base salary from time to time. Mr. Tometich’s employment agreement provides that he is eligible to participate in our AIP and LTIP, as well as other benefit programs generally available to full-time U.S. employees.
Mr. Tometich’s employment agreement provides that upon the termination of his employment for any reason other than (i) by Quaker Houghton for “cause,” or (ii) his death, Quaker Houghton will pay Mr. Tometich severance consisting of 18 months of salary and bonus at target paid biweekly over an eighteen month period, provided Mr. Tometich signs a release within 45 days of receipt or separation of service. Continuation of all medical and dental coverage will also be available for this period as well as reasonable outplacement assistance for one year following the separation from service. Mr. Tometich’s employment agreement contains a confidentiality and an 18-month non-competition and non-solicitation provision, in the event of termination for any reason (other than his death).
In case of termination of employment because of death, Quaker Houghton will not be obligated to make any further payments under the employment agreement other than amounts accrued as of the date of Mr. Tometich’s death, except that Quaker Houghton will pay a death benefit equal to 100% of base salary in effect on the day before death and 50% of base salary in each of the four years thereafter.
“Cause” is defined under Mr. Tometich’s employment agreement as willful and material breach of the terms of his employment agreement (after having received notice thereof and a reasonable opportunity to cure or correct) or Quaker Houghton’s policies, or dishonesty, fraud, willful malfeasance, gross negligence or other gross misconduct, in each case relating to the performance of Mr. Tometich’s duties to Quaker Houghton that is materially injurious to the Company, or a conviction of or guilty plea to a felony or nolo contendere to a felony.
Mr. Tometich’s change in control agreement provides that Mr. Tometich is entitled, if terminated (other than for disability, death, by us for “cause,” or by the executive officer other than for “good reason”) within two years following a change in control, to severance in an amount equal to two times the sum of his highest annualized base salary plus an amount equal to the average of the total annual amounts paid to Mr. Tometich under all applicable annual incentive compensation plans during the applicable three calendar-year period described in the change in control agreement, excluding from the average any year in which no amounts were paid. In general, this three-year period would be expected to be the year of termination and the prior two years (if Mr. Tometich has received a bonus in the year of his termination of employment) or, otherwise, the three calendar years prior to the year of his termination of employment.
In addition, Mr. Tometich would be entitled to receive (i) earned but unpaid base salary through the termination at the rate in effect on the date of termination or, if higher, at the rate in effect at any time during the 90-day period preceding the change in control; (ii) any unpaid bonus or annual incentive payable to the executive in respect of the calendar year ending prior to the termination; (iii) the pro rata portion of any and all unpaid bonuses and annual incentive awards for the calendar year in which the termination occurs based on mid/target performance; and (iv) the pro rata portion of any and all awards under the Company’s LTIP for the performance period(s) in which the termination occurs, which would have been payable had the target level performance been achieved for the performance period. Mr. Tometich would also be entitled to one year of outplacement services, and participation in the Company’s medical, dental and life insurance programs as if still employed for a period of 24 months. In addition, the benefits and payments would be discontinued if Mr. Tometich violates the confidentiality provisions of his change in control agreement (at any time) or the non-compete provisions of the change in control agreement (during employment or the one-year period thereafter). To the extent the severance allowance, together with any other payments contingent upon a change in control, exceed the limits under Code section 280G (generally, three times the individual’s total average annual compensation for the prior five years), the severance allowance would be reduced to the extent necessary to avoid the disallowance of a deduction under Code section 280G or imposition of the excise tax under Code section 4999 (assuming reduction of the severance allowance is the least economically detrimental to the executive). The Committee believes that providing benefits for Mr. Tometich’s termination within two years following a change in control is fair because he has the broadest responsibility and accountability in ensuring the success of our business and would be crucial to retain in any change in control. This is consistent with our philosophy of tying compensation to level of responsibility and influence over the Company’s results and performance. See the discussion under the caption “Potential Payments Upon Termination or Change in Control” in this proxy statement. These benefits will be paid or provided only if Mr. Tometich signs a general release of claims unless prohibited by local law.

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COMPENSATION DISCUSSION AND ANALYSIS

Other Named Executive Officers
Messrs. Hostetter, Berquist, Bijlani and Ms. Leneis are each entitled to severance under their respective employment agreements if the Company terminates their employment (other than in the case of termination for “cause”, disability, death or retirement) equal to 12 months base salary at their then current rate of salary. In addition, under her employment agreement Ms. Leneis’s severance would also include 12 months of the target incentive of the AIP for the year of termination. In the case of Messrs. Hostetter, Berquist and Bijlani and Ms. Leneis, “cause” generally means: (i) willful and material breach of their memorandum of employment; (ii) dishonesty, fraud, willful malfeasance, gross negligence or other gross misconduct, in each case relating to the performance of duties which is materially injurious to Quaker Houghton; or (iii) conviction of or plea of guilty or nolo contendere to a felony. Messrs. Hostetter, Berquist, Bijlani and Ms. Leneis are also entitled to reasonable outplacement assistance under their respective employment agreements. Messrs. Hostetter’s, Berquist’s, Bijlani’s and Ms. Leneis’s severance payments are contingent upon signing a form of release satisfactory to Quaker Houghton. None of the Named Executive Officers are entitled to severance under their employment agreements if they terminate their employment voluntarily, even if for “good reason”. Under their respective employment agreements, Messrs. Hostetter, Berquist and Bijlani and Ms. Leneis would receive any severance payments in semi-monthly installments. See also the discussion under the caption “Termination Other than for Cause, Disability, Death or Retirement” in this proxy statement.
Quaker Houghton has entered into change in control agreements with each of its Named Executive Officers. Under these agreements (Mr. Tometich’s is described above), the officers, other than Mr. Tometich are entitled, (1) if terminated (other than for disability, death, by us for “cause,” or by the executive officer other than for “good reason”), (2) within two years following a change in control, to severance in an amount equal to 1.5 times the sum of their highest annualized base salary plus an amount equal to the average of the total annual amounts paid to the executive under all applicable annual incentive compensation plans during the applicable three calendar-year period described in the change in control agreements, excluding from the average any year in which no amounts were paid. In general, this three-year period would be expected to be the year of termination and the prior two years (if the executive received a bonus in the year of the executive’s termination of employment) or, otherwise, the three calendar years prior to the year of such executive officer’s termination of employment. See the discussion under the caption “Potential Payments Upon Termination or Change in Control” in this proxy statement. In addition, these executive officers are entitled to receive (i) earned but unpaid base salary through the termination at the rate in effect on the date of termination or, if higher, at the rate in effect at any time during the 90-day period preceding the change in control; (ii) any unpaid bonus or annual incentive payable to the executive in respect of the calendar year ending prior to the termination; (iii) the pro rata portion of any and all unpaid bonuses and annual incentive awards for the calendar year in which the termination occurs based on target performance for Messrs. Hostetter, Berquist, Bijlani and Ms. Leneis; and (iv) the pro rata portion of any and all awards under the Company’s LTIP for the performance period(s) in which the termination occurs, which would have been payable had the target level performance been achieved for the performance period.
In addition to the amounts described above, our other Named Executive Officers are also entitled to one-year outplacement services, and participation in our medical, dental and life insurance programs as if still employed for a period of 18 months. These benefits would be paid or provided only if the executive officer signs a general release of claims unless prohibited by local law. In addition, the benefits and payments would be discontinued if the executive officer violates the confidentiality provisions of such executive officer’s respective change in control agreement (at any time) or the non-compete provisions of the change in control agreement (during employment or the one-year period thereafter). To the extent the severance allowance, together with any other payments contingent upon a change in control, exceed the limits under Code section 280G (generally, three times the individual’s average annual compensation for the prior five years), the severance allowance would be reduced to the extent necessary to avoid the disallowance of a deduction under Code section 280G or imposition of the excise tax under Code section 4999 (assuming reduction of the severance allowance is the least economically detrimental to the executive).
In the change in control agreements “cause” generally means: (i) the willful and material breach of the employment agreement between the executive and Quaker Houghton (after having received notice and the reasonable opportunity to correct); (ii) dishonesty, fraud, willful malfeasance, gross negligence or other gross misconduct, in each case relating to the performance of the executive’s employment with Quaker Houghton which is materially injurious to Quaker Houghton; or (iii) conviction of or plea of guilty to a felony. “Good reason” includes, other than by reason of executive’s death or disability: (i) any reduction in the executive’s base salary from that provided immediately before the “covered termination” or, if higher, immediately before a change in control; (ii) any reduction in the executive’s bonus opportunity (including cash or noncash incentives) or increase in the goals or standards required to accrue that opportunity, as compared to the opportunity and goals or standards in effect immediately before the change in control; (iii) a material adverse change in

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the nature or scope of the executive’s authorities, powers, functions or duties from those in effect immediately before the change in control; (iv) a reduction in the executive’s benefits from those provided immediately before the change in control, disregarding any reduction under a plan or program covering employees generally that applies to all employees covered by the plan or program; or (v) the executive being required to accept a primary employment location which is more than 25 miles from the location at which they were primarily employed during the 90-day period prior to a change in control.
Other Benefits on Termination
In addition to the payments and benefits discussed above, the executive officers are entitled to the payments and benefits that are available to all employees on termination of employment, including vested benefits under the Company’s qualified defined benefit retirement plan and 401(k) plan, short-term and long-term disability benefits (in the event of disability) and life insurance benefits (in the case of death).
Perquisites and Other Benefits
As a general matter, the Company does not provide perquisites to its executive officers, other than (1) an option to select from one of three executive medical packages, as well as (2) personal financial planning management or reimbursement for financial planning. For more details on these perquisites, please refer to footnote 3 to the Summary Compensation Table.

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COMPENSATION COMMITTEE REPORT

Compensation Committee Report
The Compensation and Human Resources Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis section included above with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in Quaker Houghton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, for filing with the SEC.

Compensation and Human Resources Committee

William H. Osborne, Chair
Jeffry D. Frisby
Ramaswami Seshasayee
Russell R. Shaller

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COMPENSATION TABLES

Executive Compensation Tables
Summary Compensation Table
The table below summarizes the total compensation awarded to, paid to, or earned by each of our executive officers who are named in the table. In this proxy statement, we sometimes refer to this group of individuals as our “Named Executive Officers.”

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards (1)($)(e)	Option Awards (1)($)(f)	Non-Equity Incentive Plan Compensation (2)($)(g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(h)	All Other Compensation(3)($)(i)	Total ($)(j)
Andrew E. Tometich Chief Executive Officer and President	2023	865,538	—	2,462,944	—	1,430,000	—	51,277	4,809,759
	2022	800,000	550,000	1,136,866	559,987	480,000	—	28,150	3,555,003
	2021	163,077	286,894	2,005,432	—	—	—	1,567	2,456,970
Shane W. Hostetter Executive Vice President, Chief Financial Officer	2023	447,480	—	631,257	—	384,475	—	41,087	1,504,299
	2022	407,190	20,000	250,342	123,330	147,791	—	21,423	970,076
	2021	353,200	20,000	204,739	100,956	215,280	—	20,228	914,403
Joseph A. Berquist Executive Vice President, Chief Commercial Officer	2023	535,933	—	789,316	—	570,375	—	32,976	1,928,600
	2022	512,856	—	338,379	166,639	201,825	—	26,404	1,246,103
	2021	451,668	—	411,738	89,969	311,350	—	25,599	1,290,324
Jeewat Bijlani Executive Vice President, Chief Strategy Officer	2023	500,000	—	732,973	—	528,125	—	34,840	1,795,938
	2022	464,459	—	380,230	123,330	253,500	—	24,692	1,246,211
	2021	431,286	—	281,709	89,969	226,270	—	28,443	1,057,677
Melissa Leneis Executive Vice President, Chief Human Resources Officer	2023	479,577	150,000	902,183	—	512,281	—	47,974	2,092,015
	2022	217,000	150,000	1,458,171	199,957	207,025	—	16,313	2,248,466
(1)The amounts in columns (e) and (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards of restricted stock and PSUs granted under the Company’s LTIP excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 8 of Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended. The grant date fair value of restricted stock is calculated using the closing price of the Company’s common stock on the NYSE on the grant date. The grant date fair value of the PSUs reflected in column (e) are the target payouts based on the probable outcome of the performance condition, determined as of the grant date, and are disclosed in the “Grants of Plan-Based Awards” table in this proxy statement. The maximum potential values as of the grant date of the 2023-2025 PSUs granted in 2023 assuming the highest level of performance are as follows: $2,620,561 for Mr. Tometich; $671,735 for Mr. Hostetter; $839,849 for Mr. Berquist; $779,963 for Mr. Bijlani and $959,982 for Ms. Leneis.
(2)The amounts in column (g) are incentive cash bonuses earned in 2023 and payable in 2024 under the AIP ($1,430,000 for Mr. Tometich; $384,475 for Mr. Hostetter; $570,375 for Mr. Berquist; $528,125 for Mr. Bijlani; and $512,281 for Ms. Leneis).
(3)The amounts in column (i) reflect all other compensation paid in 2023:

Name	Contributions Pursuant to the Company’s Retirement Savings Plan ($)	Dividends Paid on Time-based Restricted Stock Awards ($)	Cost Associated with Personal Financial Planning ($)	Costs Associated with Executive Physical or Concierge Medical Reimbursement Program ($)
Andrew E. Tometich	19,589	11,940	12,782	6,966
Shane W. Hostetter	21,150	3,780	7,157	9,000
Joseph A. Berquist	18,686	6,368	2,922	5,000
Jeewat Bijlani	19,800	6,393	5,959	2,688
Melissa Leneis	20,764	10,932	7,278	9,000

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COMPENSATION TABLES

Grants of Plan-Based Awards
Provided below is information on grants made in 2023 to the Named Executive Officers under the Company’s LTIP. In March 2023, awards for the 2023-2025 period were made to the Named Executive Officers consisting of time-based restricted stock with ratable vesting over a three-year period and a PSU opportunity. See discussion under the heading “Long-Term Incentives” under the Compensation Discussion and Analysis section in this proxy statement.

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(4)		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (2)(#)(h)	All Other Option Awards: Number of Securities Underlying Options (#)(i)	Exercise or Base Price of Option Awards ($/Sh)(j)	Grant Date Fair Value of Stock and Option Awards (3)($)(k)
		Target ($)(c)	Maximum ($)(d)	Threshold (#)(e)	Target (#)(f)	Maximum (#)(g)
Andrew E. Tometich	3/15/23	880,000	1,760,000	3,632	7,264	14,528	4,843	0	0.00	2,462,944
Shane W. Hostetter	3/15/23	295,750	591,500	931	1,862	3,724	1,241	0	0.00	631,257
Joseph A. Berquist	3/15/23	351,000	702,000	1,164	2,328	4,656	1,552	0	0.00	789,316
Jeewat Bijlani	3/15/23	325,000	650,000	1,081	2,162	4,324	1,441	0	0.00	732,973
Melissa Leneis	3/15/23	315,250	630,500	1,330	2,661	5,322	1,774	0	0.00	902,183
(1)The amounts shown in column (e) reflect the minimum number of shares of Quaker Houghton common stock that will be paid under the Company’s LTIP pursuant to PSUs if the Company’s RTSR reflects a 25th percentile rank and the Company’s Adjusted Return on Invested Capital (ROIC) reflects payout at the 50% of the target amounts shown in column (f). The amounts shown in column (g) are 200% of the target amounts shown in column (f). The value or maturation of a PSU award is determined by performance over a three-year period based on two metrics: (1) relative total shareholder return against a pre-determined peer group and (2) three-year average adjusted Return on Invested Capital. The actual number of common shares to be issued to the Named Executive Officers, if any, will not be determined until after completion of the three-year performance period, based on an achievement percentage of actual performance at the end of the performance period multiplied by each Named Executive Officer’s respective target PSU award. Any shares so earned would be paid out in early 2026.
(2)The amounts shown in column (h) for awards granted on March 15, 2023, or on other dates as indicated in column (b) reflect the number of shares of time-based restricted stock awarded under the LTIP with ratable vesting over a three-year period. Under the LTIP, with respect to the 2023-2025 performance period, on March 15, 2023, Mr. Tometich received a long-term incentive grant consisting of 4,843 shares of time-based restricted stock; Mr. Hostetter received 1,241 shares of time-based restricted stock; Mr. Berquist received 1,552 shares of time-based restricted stock; Mr. Bijlani received 1,441 shares of time-based restricted stock; and Ms. Leneis received 1,774 shares of time-based restricted stock.
(3)The amounts included in column (k) represent the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are described in Note 8 of Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended.
(4)These columns show the potential payment range under the 2023 Annual Cash Incentive Plan. For additional information, see “Compensation Discussion and Analysis – Annual Cash Incentive Bonus.” The cash incentive payment range is generally from 0% to 200% of target. There is no threshold or equivalent for these awards. The actual amount paid out under the 2023 AIP is paid out in early 2024 and presented in the Summary Compensation Table in the column entitled “Non-Equity Incentive Compensation.”

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COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End

Name (a)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options(1) Exercisable (#) (b)	Number of Securities Underlying Unexercised Options(1) Unexercisable (#)(c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (6)(7)(8)(9)(#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)(j)
Andrew E. Tometich	3,396	6,793	—	178.29	3/16/2029	3,138	(4)	669,712	1,510	322,264
						4,843	(5)	1,033,593	3,138	669,712
									14,528	3,100,566
Shane W. Hostetter	1,011	506	—	240.20	3/15/2028	252	(3)	53,782	691	147,473
	748	1,496	—	178.29	3/16/2029	162	(3)	34,574	3,724	794,776
						691	(4)	147,473
						1,241	(5)	264,854
Joseph A. Berquist	879	440	—	245.49	3/15/2028	367	(3)	78,325	934	199,334
	450	2,022	—	178.29	3/16/2029	992	(3)	211,713	4,656	993,684
						934	(4)	199,334
						1,552	(5)	331,228
Jeewat Bijlani	645	—	—	154.92	2/26/2025	367	(3)	78,325	691	147,473
	731	—	—	136.64	3/30/2027	431	(3)	91,984	4,324	922,828
	879	440	—	245.49	3/15/2028	691	(4)	147,473
	748	1,496	—	178.29	3/16/2029	902	(4)	192,505
						1,441	(5)	307,538
Melissa Leneis	208	2,821	—	142.38	3/16/2029	1,404	(4)	299,642	1,404	299,642
						1,774	(5)	378,607	5,322	1,135,821
(1)The options have a seven-year term, except as described below. For options expiring on February 26, 2025, the grant date is August 15, 2019, and these options have a 5-year, 6-month, 12-day term. For options expiring on March 30, 2027, the grant date is March 30, 2020. For options expiring on March 15, 2028, the grant date is March 15, 2021, except for Mr. Hostetter whose grant date was April 19, 2021, and which options have a 6-year, 10-month, 26-day term. For options expiring on March 16, 2029, the grant date is March 16, 2022, except for Ms. Leneis, whose grant date was July 5, 2022, and which options have a 6-year, 8-month, 12-day term. One-third of each award vests on the first, second and third anniversaries of the respective grant date (except for Mr. Bijlani whose 2,421 options granted on August 15, 2019 vest in equal installments upon grant, and upon the second and third anniversaries of February 26, 2020; Mr. Hostetter whose 1,517 options granted on April 19, 2021 vest on the first, second, and third anniversaries of March 15, 2021; and Ms. Leneis whose 4,231 options granted on July 5, 2022 vest on the first, second, and third anniversaries of March 16, 2022).

(2)Reflects amounts based on the closing market price of the Company’s common stock on the NYSE of $213.42 per share on December 29, 2023.
(3)Time-based restricted stock awards granted under the LTIP that vested on March 15, 2024.
(4)Time-based restricted stock awards granted under the LTIP that vest on March 16, 2025.
(5)Time-based restricted stock awards granted under the LTIP that vest in three equal annual installments beginning on March 15, 2024.
(6)No shares are included with respect to the 2021-2023 PSUs. Actual performance through December 31, 2023 for the 2021-2023 PSUs granted under the LTIP in 2021 was below threshold and resulted in no payout. The final number of common shares (and therefore, value of the awards) awarded to the Named Executive Officers pursuant to the PSUs, if any, will not be determined until the end of each performance period, based on an achievement percentage of actual performance at the end of the performance period multiplied by each Named Executive Officer’s respective target PSU award.

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COMPENSATION TABLES

(7)The October 2021 - September 2024 PSUs granted under the LTIP in 2021 vest on September 30, 2024 and would be paid out in late 2024 based on the level of achievement of the performance over the three-year performance period. Actual performance through December 31, 2023 was below threshold and would have resulted in no payout. As such, pursuant to SEC rules and regulations, for the awards granted for the period October 1, 2021 through September 30, 2024, the number of shares and payout value reflected above assume threshold performance.
(8)The 2022-2024 PSUs granted in 2022 under the LTIP vest on December 31, 2024 and would be paid out in early 2025 based on the level of achievement of the performance condition over the three-year performance period. Actual performance through December 31, 2023 was above threshold and would have resulted in a payout. As such, pursuant to SEC rules and regulations, for the awards granted in fiscal year 2022, the number of shares and payout value reflected above assume target performance.
(9)The 2023-2025 PSUs granted in 2023 under the LTIP vest on December 31, 2025 and would be paid out in early 2026 based on the level of achievement of the performance condition over the three-year performance period. Actual performance through December 31, 2023 was above target and would have resulted in a payout. As such, pursuant to SEC rules and regulations, for the awards granted in fiscal year 2023, the number of shares and payout value reflected above assume maximum performance.
Option Exercises and Stock Vested
This table shows the number and value of stock options exercised and stock awards vested during 2023 by the Named Executive Officers.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(1) (#)(b)	Value Realized on Exercise(2) ($)(c)	Number of Shares Acquired on Vesting (#)(d)		Value Realized on Vesting(3) ($)(e)
Andrew E. Tometich	—	—	—		—
Shane W. Hostetter	—	—	439	(4)	84,881
Joseph A. Berquist	1,482	85,396	634	(4)	122,584
Jeewat Bijlani	6,338	449,704	634	(4)	122,584
Melissa Leneis	1,202	65,450	7,023	(5)	1,368,712
(1)The amounts shown in column (b) reflect the total number of shares acquired on exercise.
(2)Reflects the difference between the exercise price of the option and the last reported sale price for a share of common stock as quoted on the NYSE on the date of exercise. The value of exercising stock options can be realized in cash or in stock. Of the value realized on exercise, all amounts reflect the value in cash.
(3)Amounts reflect the closing price of the Company’s common stock on March 30, 2023 at $193.35, and the closing price of the Company’s common stock on July 5, 2023 at $194.89 per share.
(4)Represents a time-based restricted stock award under the LTIP that vested 100% on March 30, 2023.
(5)Represents a time-based restricted stock award under the LTIP that vested 100% on July 5, 2023.

Pension Benefits
There are no pension benefits applicable to any Named Executive Officers. In 2020, the Company completed the termination of its U.S. Pension Plan and distributed all remaining benefits.

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COMPENSATION TABLES

Potential Payments upon Termination or Change in Control
We describe below estimated amounts payable to each of our Named Executive Officers under certain situations, assuming the termination of employment and, where applicable, that a change in control occurred on December 31, 2023. For purposes of this section, the term “change in control” generally means: (a) any person who, subject to certain exceptions, is or becomes the beneficial owner of securities of Quaker Houghton representing 30% or more of the combined voting power of Quaker Houghton’s then outstanding shares of common stock or such lesser percentage of voting power (but not less than 15%), as determined by the independent members of the Board of Directors; (b) during any two-year period, directors of Quaker Houghton in office at the beginning of such period plus any new director whose election by the Board of Directors or whose nomination for election by Quaker Houghton’s shareholders was approved by a vote of at least two-thirds of the directors then still in office (who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute at least a majority of the Board; (c) the consummation of (i) any consolidation or merger of Quaker Houghton in which Quaker Houghton is not the continuing or surviving corporation or pursuant to which Quaker Houghton’s voting common shares would be converted into cash, securities, and/or other property, other than a merger of Quaker Houghton in which holders of Quaker Houghton common shares immediately prior to the merger have the same proportionate ownership of voting shares of the surviving corporation immediately after the merger as they had in the common shares immediately before; or (ii) any sale, lease, exchange, or other transfer of all or substantially all the assets or earning power of Quaker Houghton; or (d) the approval of the liquidation or dissolution of Quaker Houghton by its shareholders or the Board of Directors.
The amounts shown are estimated amounts and have not been calculated as a present value or otherwise adjusted for varying payment dates. The amounts shown are estimates of the amounts that would be paid; the actual amounts to be paid can only be determined at the time of the executive’s separation from the Company (or a change in control, if applicable). Also, see the discussions under the headings “Severance and Change in Control Benefits” through “Other Benefits on Termination” in the Compensation Discussion and Analysis section of this proxy statement.
Named Executive Officers – Estimated Payments and Benefits
Upon Termination of Employment in Connection with a Change in Control

	Andrew E. Tometich	Shane W. Hostetter	Joseph A. Berquist	Jeewat Bijlani	Melissa Leneis
Severance Allowance ($)(1)	3,423,117	908,990	1,176,512	1,099,720	926,443
Annual Bonus ($)	880,000	295,750	351,000	325,000	315,250
Performance Stock Units ($)(2)	1,766,869	319,063	376,193	329,889	388,272
Restricted Stock Awards (time-based vesting) ($)(3)	1,703,305	500,683	820,600	817,825	678,249
Stock Options ($)(4)	238,638	52,554	56,922	38,444	200,404
Medical/Dental/Life Insurance ($)(5)	4,000	47,583	47,583	3,000	1,377
Outplacement Assistance ($)(6)	8,500	8,500	8,500	8,500	8,500
Total	8,024,429 (7)	2,133,123 (7)	2,837,310 (7)	2,622,378 (7)	2,518,495 (7)
(1)To the extent the severance allowance, together with any other payments contingent upon a change in control, exceed the limits under Code section 280G (generally, three times the individual’s average annual compensation for the prior five years), the severance allowance will be reduced to the extent necessary to avoid the disallowance of a deduction under Code section 280G or imposition of the excise tax under Code section 4999 (assuming reduction of the severance allowance is the least economically detrimental to the executive). Based on our calculations, which are based on estimates and assumptions, Mr. Tometich and Ms. Leneis have had their severance amounts reduced to avoid the disallowance of a deduction under Code section 280G.
(2)This amount reflects the pro rata portion of the 2021-2023, 2022-2024, and 2023-2025 PSUs multiplied by the closing market price of our common stock on December 29, 2023 ($213.42).
(3)This amount reflects the closing market price of our common stock on December 29, 2023 ($213.42) multiplied by the number of shares that would theoretically become vested on termination or change in control if such occurred on that date.

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COMPENSATION TABLES

(4)This amount reflects the number of shares for which options would become vested on a change in control, multiplied by the positive difference (if any) between the closing market price of our common stock on December 29, 2023 ($213.42) and the exercise price of the option. Options that were vested before December 31, 2023 are shown in the Outstanding Equity Awards at Fiscal Year-End Table elsewhere in this proxy statement.
(5)This amount reflects the value of medical, dental and life insurance coverage for 24 months (Mr. Tometich) and for 18 months for the other Named Executive Officers, all based on our current costs for these benefits.
(6)This amount is the estimated value of providing outplacement counseling and services during 2023.
(7)If the change in control falls within the meaning of Code Section 409A, severance payments are expected to be made in a lump sum. For any other change in control, severance payments are made in monthly installments.
Termination Other than for Cause, Disability, Death or Retirement Not Involving a Change in Control
Under the terms of their employment agreements, the Named Executive Officers are entitled to severance benefits and certain outplacement services if the Company terminates their employment (for other than cause, disability, death or retirement) and the termination is not in connection with a change in control. In addition, Messrs. Berquist, Bijlani and Hostetter and Ms. Leneis are entitled to continuation of medical and dental coverage consistent with Quaker Houghton’s severance program in place at the time of termination, and Mr. Tometich would be entitled to participate in Quaker Houghton’s medical and dental plans for 18 months after termination on the same basis as an active employee. In the case of such a termination, Mr. Tometich is entitled to a multiple of 1.5 times his base salary and bonus paid to him during a three-year period as described in his employment agreement. In the case of such a termination, Messrs. Berquist, Bijlani, Hostetter and Ms. Leneis are entitled to severance equal to 12 months of base salary as of the termination date (in addition, under her employment agreement Ms. Leneis’s severance also includes the full year target incentive payment of the AIP for the year of termination). The estimated aggregate severance amounts of salary payable under such circumstances are as follows: $2,641,623 (Mr. Tometich); $540,000 (Mr. Berquist); $500,000 (Mr. Bijlani); $455,000 (Mr. Hostetter) and $485,000 (Ms. Leneis). Ms. Leneis’s estimated incentive payment assuming a termination on December 31, 2023 would be $312,250. Mr. Tometich would be paid his severance biweekly over eighteen months; Messrs. Berquist, Bijlani and Hostetter and Ms. Leneis would respectively be paid their severance in twenty-four semi-monthly installments. See also the discussion under the caption “Other Named Executive Officers” and “Mr. Tometich’s Employment Agreement”.
Termination as a Result of Death or Disability
If employment were terminated on December 31, 2023, as a result of death or disability (as defined in the respective agreements), the amounts shown above for Annual Bonus (assuming target performance is attained), Restricted Stock Awards (time-based vesting) and Stock Options would also be paid. In the case of death on December 31, 2023, a death benefit would be paid for 2023 (in 2024) of the following:

Termination Death Benefit as a Result of Death or Disability
Name	2023	2024-2027 (1)	200% of Salary
Andrew E. Tometich	$880,000	$440,000	—
Shane W. Hostetter	455,000	227,500	—
Joseph A. Berquist	540,000	270,000	—
Jeewat Bijlani	500,000	250,000	—
Melissa Leneis	485,000	242,500	$970,000 (2)
(1) Amounts are 50% of base salary during each of 2024, 2025, 2026, and 2027.
(2) Under the terms of Ms. Leneis’s employment agreement, in the case of death on December 31, 2023, she would have been entitled to a single-sum cash death benefit equal to 200% of her base salary, or a death benefit paid for 2023 (in 2024) of 100% base salary, plus 50% of base salary during each of 2025, 2026, 2027, and 2028.

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COMPENSATION TABLES

Equity Compensation Plans
The following table sets forth certain information relating to the Company’s equity compensation plans as of December 31, 2023. Each number of securities reflected in the table is a reference to shares of Quaker Houghton common stock.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	62,853	214.40	460,407 (1)
Equity compensation plans not approved by security holders	—	—	—
Total	62,853	214.40	460,407(1)

(1) As of December 31, 2023, 304,900 of these shares were available for issuance as restricted stock awards under the Company’s 2001 Global Annual Incentive Plan, 81,390 shares were available for issuance upon the exercise of stock options and/or as restricted stock awards and/or restricted stock unit awards under the Company’s 2016 Long-Term Performance Incentive Plan, and 74,117 shares were available for issuance under the 2023 Director Stock Ownership Plan.

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PAY RATIO DISCLOSURE

Pay Ratio Disclosure
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations of the SEC, we are providing the following information about the annual total compensation of our employees and the annual total compensation of our CEO, Andrew E. Tometich. For 2023, our last completed fiscal year:
•The annual total compensation of our median employee, identified as described below was $45,947; and
•The annual total compensation of our CEO was $4,809,759. This amount equals the CEO’s compensation as reported in the Summary Compensation Table.
Based on this information, for 2023 the ratio of the annual total compensation of our CEO, to the median of the total compensation of all employees was 105 to 1.
Methodology
There has been no change in our employee population or employee compensation arrangements that we believe would significantly affect our pay ratio disclosure. As such, we are using the same methodology and the same median employee in our pay ratio calculation as we used in last year’s proxy statement. This methodology and assumptions are set out below.
To identify the median of annual total 2023 compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and material assumptions, adjustments and estimates that we used were as follows:
1.We determined that as of December 31, 2021, our employee population consisted of 4,455 individuals working at our company and its consolidated subsidiaries (“Employee Population”). For purposes of this pay ratio disclosure, we excluded from the Employee Population 63 employees who joined us in connection with several acquisitions closed in 2021, as permitted by the SEC rules, namely Baron Industries (35 employees), Grindaix-GmbH (12 employees), a purchase of certain assets including hydraulic fluids, coolants, cleaners, and rust preventative oils within Turkey (14 employees), and the assets related to a tin-plating solutions business for the steel end market (2 employees).
2.Our Employee Population, after the further adjustments permitted by SEC rules (as described below), consisted of 4,232 employees. In establishing the relevant portion of our Employee Population, as permitted by the SEC rules, we excluded 5% of our total employees who are non-U.S. employees, including all of our employees in Argentina, Ireland, Malaysia, Poland, and Portugal, which together represent 223 employees, or 5%, of our Employee Population (29 in Argentina, 4 in Ireland, 4 in Malaysia, 176 in Poland, and 10 in Portugal). Of the remaining employees, 1,040 are located in the U.S. and 3,192 are located outside the U.S. We also excluded the CEO from the Employee Population.
3.For each of the 4,232 employees, we used their 2021 base salary to determine the median employee group. Because the commissions and bonuses for 2021 for each employee had not yet been determined, our calculation of employee bonuses was based on bonus and commission information for 2020. In determining the median employee group, all non-U.S. currencies were converted to U.S. Dollars at the exchange rate applicable on December 31, 2021. Based on this information, the median group of employees was determined.
4.After determining the median group of employees, the compensation of these employees was calculated using actual 2021 compensation data from the Company, in line with the requirements of Regulation S-K for each median group employee. After calculating actual 2021 compensation data for the median group, we selected the median employee who is a chemical operator based in the Americas and had a total annual compensation of $41,600 in 2021. In 2023, this median employee’s total annual compensation was $45,947.
5.With respect to the annual total compensation of our CEO, we used the amount in the “total” column (column (j)) of our 2023 Summary Compensation Table included in this proxy statement.

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Pay versus Performance Disclosure
As required by Item 402(v) of Regulation S-K, we are providing the following information on the relationship between Compensation Actually Paid (“CAP”) and the Company’s performance for our Named Executive Officers (“NEOs”), including the Principal Executive Officer (“PEO”). The definition of CAP is mandated by the SEC and is not used by the Compensation and Human Resources Committee in its pay-for-performance assessments. See the “Compensation Discussion and Analysis” section for a discussion of the Company’s compensation philosophy, practices and programs.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1) (2) (5) (8)	Summary Compensation Table Total for former PEO(1)	Compensation Actually Paid to former PEO (1)(2)(5)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs(3) (4) (5)	Value of Initial Fixed $100 Investment Based on		Net (loss) /Income (in thousands)	Adjusted EBITDA (7) (in thousands)
							Total Shareholder Return (6)	Peer Group Total Shareholder Return (6)
2023	$4,809,759	$5,130,084	$—	$—	$1,830,213	$1,927,256	$134.47	$165.81	$112,872	$320,379
2022	$3,555,003	$2,624,688	$—	$—	$1,427,714	$1,059,279	$104.15	$142.32	$(15,842)	$257,150
2021	$2,456,970	$2,361,197	$4,400,422	$2,648,915	$935,317	$613,817	$142.48	$146.31	$121,431	$274,109
2020	—	—	$7,045,414	$10,839,520	$1,244,976	$1,837,408	$155.41	$110.65	$39,787	$221,974
(1) The Principal Executive Officer and the former Principal Executive Officer reflected in the above table are Mr. Tometich and Mr. Barry respectively. Mr. Barry served as CEO through November 30, 2021 and Mr. Tometich became CEO on December 1, 2021.
(2) To calculate “CAP” for the PEO, the following amounts were deducted from and added to Summary Compensation Table total compensation.
Current PEO

Year	Summary Compensation Table Total for Mr. Tometich	Pension Benefit Adjustment	Equity Adjustment (a)	Compensation Actually Paid to Current PEO Total
2023	$4,809,759	$—	$320,325	$5,130,084
2022	$3,555,003	$—	$(930,315)	$2,624,688
2021	$2,456,970	$—	$(95,773)	$2,361,197
(a):

Year	Total Fair Value of Current Equity Awards at Year End	Add: Year Over Year Change in Fair Value of Unvested Stock and Option Awards from Prior Years	Add: Year End Fair Value of Unvested Stock and Option Awards Granted during FY	Add: Change in Fair Value of Stock and Option Awards from Prior Years that Vested in FY	Average Prior Year End Fair Value of Awards from Prior Years Forfeited in Covered Year	Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Deduct: Value of Stock and Option Awards in Summary Compensation Table	Equity Value included in CAP
2023	$2,462,823	$320,446	$—	$—	$—	$—	$(2,462,944)	$320,325
2022	$1,699,529	$(586,107)	$—	$(346,885)	$—	$—	$(1,696,853)	$(930,315)
2021	$1,909,659	$—	$—	$—	$—	$—	$(2,005,432)	$(95,773)
Former PEO

Year	Summary Compensation Table Total for Mr. Barry	Pension Adjustment (a)	Equity Adjustment (b)	Compensation Actually Paid to Former PEO Total
2021	$4,400,422	$3,959	$(1,755,466)	$2,648,915
2020	$7,045,414	$(1,218,878)	$5,012,984	$10,839,520

(a):

Year	Service Cost	Prior Service Cost for Plan Amendments	Less Actuarial Present Value under Defined Benefit and Pension Plans	Adjustment to Summary Compensation Table for Pension Plans
2021	$40,959	$—	$(37,000)	$3,959
2020	$114,459	$—	$(1,333,337)	$(1,218,878)
(b):

Year	Total Fair Value of Current Equity Awards at Year End	Add: Year Over Year Change in Fair Value of Unvested Stock and Option Awards from Prior Years	Add: Year End Fair Value of Unvested Stock and Option Awards Granted during FY	Add: Change in Fair Value of Stock and Option Awards from Prior Years that Vested in FY	Average Prior Year End Fair Value of Awards from Prior Years Forfeited in Covered Year	Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Deduct: Value of Stock and Option Awards in Summary Compensation Table	Equity Value included in CAP
2021	$1,986,178	$(2,096,930)	$—	$807,578	$—	$—	$(2,452,292)	$(1,755,466)
2020	$6,342,583	$1,508,472	$—	$(270,110)	$—	$—	$(2,567,961)	$5,012,984

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(3) The non-PEO named executive officers reflected in the above table consist of Messrs. Hostetter, Berquist, Bijlani and Ms. Leneis for 2023 and 2022; Ms. Hall and Messrs. Hostetter, Berquist, Bijlani and Platzer for 2021; and Ms. Hall and Messrs. Berquist, Bijlani and Platzer for 2020.
(4) To calculate average Compensation Actually Paid (“CAP”) for the other NEOs, the following amounts were deducted from and added to average Summary Compensation Table total compensation:
Other NEOs

Year	Summary Compensation Table Total for Other NEOs	Pension Benefit Adjustment (a)	Equity Adjustment (b)	Compensation Actually Paid to Other NEOs Total
2023	$1,830,213	$—	$97,043	$1,927,256
2022	$1,427,714	$—	$(368,435)	$1,059,279
2021	$935,317	$—	$(321,500)	$613,817
2020	$1,244,976	$(125,415)	$717,847	$1,837,408
(a):

Year	Add: For all Summary Compensation table Defined Benefit and Pension Plans the Value of the Aggregate of:		Deduct: Summary Compensation Table Aggregate Change in Value of Accumulated Benefits Under Defined Benefit and Pension Plans	Total Adjustment to Summary Compensation Table for Pension Plans
	Value of Service Cost Attributable to NEOs Under the Defined Benefit and Pension Plans for Services during FY	Value of Prior Service Cost of Benefits Granted in a Defined Benefit and Pension Plans Amendment Attributable to NEOs for Services in Years Prior to Amendment
2023	$—	$—	$—	$—
2022	$—	$—	$—	$—
2021	$—	$—	$—	$—
2020	$30,322	$—	$(155,737)	$(125,415)
(b):

Year	Total Fair Value of Current Equity Awards at Year End	Add: Year Over Year Change in Fair Value of Unvested Stock and Option Awards from Prior Years	Add: Year End Fair Value of Unvested Stock and Option Awards Granted during FY	Add: Change in Fair Value of Stock and Option Awards from Prior Years that Vested in FY	Average Prior Year End Fair Value of Awards from Prior Years Forfeited in Covered Year	Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Deduct: Value of Stock and Option Awards in Summary Compensation Table	Equity Value included in CAP
2023	$763,872	$124,493	$—	$(27,390)	$—	$—	$(763,932)	$97,043
2022	$769,667	$(231,544)	$—	$(146,463)	$—	$—	$(760,095)	$(368,435)
2021	$262,702	$(206,627)	$561	$67,796	$(87,326)	$—	$(358,606)	$(321,500)
2020	$739,491	$310,580	$—	$(32,838)	$—	$—	$(299,386)	$717,847
(5) In calculating CAP, the Company determined the fair value of outstanding and vested equity awards in the applicable fiscal year in accordance with the SEC rules for CAP and computed in a manner consistent with the fair valuation methodology used to account for share-based payments for financial reporting purposes consistent with U.S. generally accepted accounting principles. For restricted stock, CAP values are based on closing share price at the applicable measurement date. For performance share units, the CAP values are estimated using a Monte Carlo simulation incorporating assumptions regarding risk-free interest rate, dividend yield and expected term as of the applicable measurement date, as well as estimates as to the probable outcome of performance conditions as of the measurement date. For options, the valuations of outstanding awards as of the applicable measurement date are based on a Black-Scholes option pricing model that incorporate assumptions regarding dividend yield, expected volatility, risk-free interest rate and expected term to determine the fair value for CAP purposes. For more information about the Company’s share-based accounting, see Note 8 of Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended, provided with this proxy statement. For more information about the probability of achievement of outstanding performance units, see the “Outstanding Equity Awards at Fiscal Year-End” table.

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(6) Total Shareholder Return assumes $100 invested on December 31, 2020, including reinvestment of dividends. Peer TSR represents the S&P 400 MidCap Materials Index. Previously, in our proxy statement for the 2023 annual meeting of shareholders, peer TSR represented the S&P 400 MidCap Index. The Company shifted from the S&P 400 MidCap Index to the S&P 400 MidCap Materials Index to align with the peer group industry index reported in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended.
(7) The Company Selected Measure is Adjusted EBITDA, which is a non-GAAP financial measure. A full discussion of our use of non-GAAP financial measures to enhance a reader’s understanding of the financial performance of the Company, and a reconciliation of these measures to the GAAP measures can be found on pages 30 to 33 in “Non-GAAP Measures” of Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, provided with this proxy statement.
(8) Amounts reported as CAP for Mr. Tometich in 2022 and 2021 have been revised from the amounts reported in the Company’s prior year proxy statement to correct inadvertent errors.
Tabular List of Performance Measures
The four items listed below represent the most important financial measures we used to link compensation actually paid to our NEOs to Company performance in fiscal year 2023. Definitions of these measures and further details on how they feature in our compensation programs are described in our Compensation Discussion and Analysis (CD&A) within the sections titled “Annual Cash Incentive Bonus” and “Long-Term Incentives.”
•Adjusted EBITDA
•Relative TSR
•3-year average ROIC
•Market Share Gains (New Business Rate)

Relationship between Compensation Actually Paid (CAP) and Performance Metrics
CAP versus Adjusted EBITDA
The chart below illustrates the relationship between PEO and other NEOs average CAP to the Company’s adjusted EBITDA.

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PAY VERSUS PERFORMANCE DISCLOSURE

CAP versus TSR
The chart below illustrates the relationship between PEO and other NEOs average CAP to TSR based on the value of an initial investment of $100 invested in the Company’s common stock including reinvestment of dividends.
TSR: Company versus Peer Group
The following graph compares the cumulative total return (assuming reinvestment of dividends) from December 31, 2019 to December 31, 2023 for Quaker Houghton’s common stock and the S&P 400 MidCap Materials Index assuming the investment of $100 on December 31, 2019 in each of Quaker Houghton’s common stock and the stocks comprising the S&P 400 MidCap Materials Index. In our proxy statement for the 2023 annual meeting of shareholders, peer TSR represented the S&P 400 MidCap Index. Accordingly, we have also presented the cumulative total return of an assumed investment in companies comprising the S&P 400 MidCap Index for comparison.

	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023
Quaker Chemical Corporation	$100.00	$155.41	$142.48	$104.15	$134.47
S&P MidCap 400 Index	100.00	113.66	141.80	123.28	143.54
S&P 400 Materials Group Index	100.00	110.65	146.31	142.32	165.81

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CAP versus Net Income
The chart below illustrates the relationship between PEO and other NEOs average CAP to the Company’s net income.

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DIRECTOR COMPENSATION

Director Compensation
The Governance Committee is charged with reviewing and making recommendations to the Board of Directors with respect to director compensation. The Company uses a combination of cash and stock-based compensation to attract and retain candidates on the Board. Director compensation is targeted at the median of the relevant comparison groups (discussed below) consistent with the positioning of executive officer compensation. In the past, in making this determination, the Governance Committee used certain industry-wide data obtained by Quaker Houghton’s management to set compensation.
For the 2023-2024 Board year, each non-management director received an annual cash retainer of $80,000 and a time-based restricted stock award equal to $130,000 in accordance with the Company’s LTIP, issued in June 2023, which vests in a single installment a year from the date of issuance assuming continued Board membership. In addition, each non-management director received an annual fee related to their specific committee membership as follows:

Committee	Annual Retainer ($)
Audit Committee	10,000
Compensation and Human Resources Committee	5,000
Governance Committee	5,000
Sustainability Committee	5,000
The chairperson of each Board committee received the following additional compensation:

Committee	Chairperson Retainer ($)
Audit Committee	20,000
Compensation and Human Resources Committee	15,000
Governance Committee	12,500
Sustainability Committee	12,500
The Lead Director received an additional annual retainer of $20,000, and the non-executive Chair received an additional retainer of $100,000, which is paid in monthly installments.
The 2023 Director Stock Ownership Plan was adopted by the Board of Directors of the Company on February 22, 2023 and approved by the shareholders at the 2023 annual meeting. Presently, under the terms of the 2023 Director Stock Ownership Plan, each independent director is required to beneficially own on May 1 of the applicable calendar year shares of Quaker Houghton common stock equal to the Threshold Amount, which is defined as the quotient obtained by dividing (i) 500% of the annual retainer for the applicable calendar year by (ii) the average of the closing price of a share of Quaker Houghton common stock for the previous calendar year. If an independent director’s share ownership falls below the Threshold Amount, 75% of the annual cash retainer payable will be paid in shares of Quaker Houghton common stock and the remaining 25% of the annual cash retainer will be paid in cash, unless the director elects to receive a greater percentage of Quaker Houghton common stock (up to 100%). If a director’s share ownership meets or exceeds the Threshold Amount, the director may elect to receive common stock in payment of a percentage (up to 100%) of the annual cash retainer for the applicable year.

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Director Compensation

Name(1)(a)	Fees Earned or Paid in Cash(2) ($)(b)	Stock Awards(3) ($)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(f)	All Other Compensation(4) ($)(g)	Total ($)(h)
Michael F. Barry	185,000	129,857	—	—	—	1,201	316,058
Donald R. Caldwell(5)	—	—	—	—	—	603	603
Mark A. Douglas	102,500	129,857	—	—	—	1,201	233,558
Jeffry D. Frisby	110,000	129,857	—	—	—	1,201	241,058
Charlotte C. Henry	95,000	129,857	—	—	—	1,201	226,058
Sanjay Hinduja	85,000	129,857	—	—	—	1,201	216,058
William H. Osborne	110,000	129,857	—	—	—	1,201	241,058
Robert H. Rock(5)	—	—	—	—	—	603	603
Ramaswami Seshasayee	95,000	129,857	—	—	—	1,201	226,058
Russell R. Shaller(6)	79,167	129,921	—	—	—	250	209,338
Michael J. Shannon	97,500	129,857	—	—	—	1,201	228,558
Fay West	115,000	129,857	—	—	—	1,201	246,058
(1)Mr. Tometich receives no compensation for his service as a director.
(2)Under the terms of the Company’s 2023 Director Stock Ownership Plan, Ms. Henry and Mr. Shannon were paid a portion of their retainer for the 2023-2024 Board year in shares of the Company’s common stock in lieu of cash, valued at $191.585 per share on June 1, 2023 (the Retainer Payment Date). Ms. Henry and Mr. Shannon each received 313 shares in lieu of $59,966. Mr. Shaller, who was appointed by the Board as a director on July 26, 2023, was paid a prorated portion of his retainer for the 2023-2024 Board year in shares of the Company’s common stock in lieu of cash, valued at $194.39 per share on July 26, 2023 (the Prorated Retainer Payment Date). Mr. Shaller received 257 shares in lieu of $49,958.
(3)The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for outstanding equity awards under the Company’s LTIP.
(4)The amounts in this column for each director include dividends paid on unvested time-based restricted stock awards. Mr. Shaller received a lower dividend payment in 2023 than the other directors because he was issued a prorated retainer in July 2023 that will vest in May 2024.
(5)Messrs. Caldwell and Rock retired from the Board effective May 10, 2023.
(6)Mr. Shaller was appointed to the Board as a director on July 26, 2023.

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COMPENSATION POLICIES AND PRACTICES

Compensation Policies and Practices – Risk Assessment
Our Compensation and Human Resources Committee has assessed our employee compensation policies and practices and determined that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee considered all components of our compensation program and assessed any associated risks. They also considered the various strategies and measures employed by the Company that mitigate such risks, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives and time- and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; (iii) limits on the maximum goal achievement levels and overall payout amounts under the short-term and long-term awards; (iv) the Company’s adoption of, and adherence to, various compliance programs, including our Code of Conduct, our Compensation Recoupment Policy, clawback/recoupment provisions in our AIP and LTIP Plans, legal and statutory requirements, a contract review and approval process and signature authority policy, and a system of internal controls and procedures; (v) the use of Relative TSR and Adjusted Return on Invested Capital (ROIC) as performance metrics; and (vi) the oversight exercised by the Committee over the performance metrics and results under the short-term and the long-term incentive plans. Based on the assessment described above, the Compensation and Human Resources Committee concluded that any risks associated with our compensation policies and practices were not reasonably likely to have a material adverse effect on the Company’s business or operations.

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STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners and Management
Certain Beneficial Owners
The following table shows how much of Quaker Houghton’s common stock is beneficially owned by each person known to us to be the beneficial owner of more than five percent (5%) of Quaker Houghton’s common stock as of December 31, 2023. Each beneficial owner has sole voting and sole dispositive power for the shares listed, except as noted.

Name and Address	Number of Shares Beneficially Owned	Approximate Percent of Class
Gulf Hungary Holding Korlátolt Felelősségű Társaság and QH Hungary Holdings Limited(1) BAH Center 2 Furj Street 1124 Budapest, Hungary	4,015,131	22.3
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	2,371,748	13.2
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, PA 19355	1,599,027	8.9
(1)The number of shares beneficially owned, and number of votes are based on the Schedule 13D/A filed with the SEC on November 27, 2023 by Gulf Hungary Holding Korlátolt Felelősségű Társaság (“Gulf Hungary”) and its wholly-owned subsidiary QH Hungary Holdings Limited (“QH Hungary”), as well as the Company’s records subsequent to that date. Of the 4,015,131 shares reflected, 22,754 shares are beneficially owned by Gulf Hungary, 3,992,377 shares are beneficially owned by QH Hungary of which 3,000,765 shares are pledged to and registered in the name of Citigroup Global Markets, Inc., as custodian for the benefit of QH Hungary, 783,674 shares are pledged to Citibank N.A. and held at Citigroup Global Markets Inc., 207,938 shares are pledged to Royal Bank of Canada and held at RBC Capital Markets LLC, and 5,017 shares are currently held in the name of Citibank N.A. pursuant to an escrow agreement in order to secure Gulf Hungary’s indemnification obligations under the share purchase agreement entered into in connection with the Combination. Gulf Hungary has the sole power to vote or to direct the vote and the sole power to dispose of or to direct the disposition of the 22,754 shares and shared voting and dispositive power with QH Hungary over the 3,992,377 shares. The approximate percentage of common stock owned by Gulf Hungary is based on information available to the Company as of the record date.
(2)As reported in Schedule 13G/A filed with the SEC on January 23, 2024 by BlackRock, Inc. BlackRock, Inc. has the sole power to vote or to direct to vote of 2,313,088 shares and the sole power to dispose of or to direct the disposition of 2,371,748 shares. The shares are held in various BlackRock, Inc. subsidiaries, including BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; and BlackRock Fund Managers Ltd. Of these subsidiaries, only BlackRock Fund Advisors individually owns 5% or more of the outstanding shares.
(3)As reported in Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. The Vanguard Group has the sole power to vote or direct to vote zero shares, shared voting power to vote or direct to vote 25,345 shares, the sole power to dispose of or to direct the disposition of 1,559,849 shares, and shared power to dispose or to direct the disposition of 39,178 shares.

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STOCK OWNERSHIP

Management
The following table shows the number of shares of Quaker Houghton’s common stock beneficially owned by each of our directors and the Named Executive Officers named in the Summary Compensation Table in this proxy statement and by all of our directors and executive officers as a group. The information in the table is as of March 1, 2024. Each director and executive officer has sole voting and sole dispositive power over the common stock listed opposite the individual’s name, unless we have indicated otherwise.

Name	Aggregate Number of Shares Beneficially Owned		Approximate Percent of Class(1)	Number of Votes
Michael F. Barry	96,922	(2)	*	76,798
Mark A. Douglas	3,571		*	3,571
Jeffry D. Frisby	5,357		*	5,357
Charlotte C. Henry	3,283		*	3,283
Sanjay Hinduja(3)	3,252		*	3,252
William H. Osborne	6,232		*	6,232
Ramaswami Seshasayee	3,258		*	3,258
Russell R. Shaller	807		*	807
Michael J. Shannon	3,044		*	3,044
Andrew E. Tometich	17,279	(2)	*	10,487
Fay West	5,830		*	5,830
Joseph A. Berquist	15,326	(2)	*	12,546
Jeewat Bijlani	9,350	(2)	*	5,159
Shane W. Hostetter	7,229	(2)	*	4,216
Melissa Leneis	4,796	(2)	*	3,178
All directors and officers as a group (20 persons)	204,766	(2)	1.1%	161,927	(4)
*Less than 1%.
(1)Based upon 18,034,617 shares outstanding and includes in the individual’s total all options currently exercisable or exercisable within 60 days of the record date by the named person or the group, as applicable.
(2)Includes the following respective numbers of shares subject to options that are currently exercisable or exercisable within 60 days of the record date: 6,972 shares in the case of Mr. Tometich; 3,013 shares in the case of Mr. Hostetter; 2,780 shares in the case of Mr. Berquist; 4,191 shares in the case of Mr. Bijlani; 1,618 shares in the case of Ms. Leneis; 20,124 in the case of Mr. Barry and 42,839 shares in the case of all directors and officers as a group.
(3)As further described under “Certain Relationships and Related Party Transactions,” Mr. Hinduja is affiliated with Gulf Hungary, which, together with QH Hungary, as described in the “Certain Beneficial Owners” table above, own 22.3% of the Company’s issued and outstanding shares.
(4)Represents 0.9% of all votes entitled to be cast at the meeting, based on information available on March 1, 2024.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board recognizes that related party transactions may present a heightened risk of conflicts of interest and/or improper valuation or the perception thereof. Nevertheless, the Board also recognizes that there are situations when related party transactions are consistent with the best interests of the Company. Accordingly, the Governance Committee, on the Board’s authority, has adopted a written policy to govern the review and approval of all related party transactions involving the Company.
The policy requires that all related party transactions involving $50,000 or more be reviewed by the Governance Committee. Related parties are defined as any director, nominee for director, senior officer (including all Named Executive Officers), a beneficial owner of more than five percent of the Company’s voting securities and any immediate family member of the foregoing, or an entity owned or controlled by one of the foregoing persons or in which such person has substantial ownership. Prior to entering into a transaction with Quaker Houghton subject to the Governance Committee’s review, the related party must make a written submission to Quaker Houghton’s General Counsel setting forth the facts and circumstances of the proposed transaction, including, among other things, the proposed aggregate value of such transaction, the benefits to Quaker Houghton, and an assessment of whether the proposed transaction is on terms comparable to those available from an unrelated third party. The Governance Committee (or, when urgent action is required, that Committee’s Chair) will evaluate all of the foregoing information to determine whether the transaction is in the best interests of Quaker Houghton and its shareholders, as the Committee (or Chair) determines in good faith.
In 2019, Quaker Chemical Corporation and Houghton International combined to create Quaker Houghton. Certain amounts payable to the former shareholders of Houghton, including certain members of Quaker Houghton management (including Mr. Bijlani and Dr. Slinkman) continue to be held in escrow to secure certain indemnification rights of Quaker Houghton. The following officers and directors of Quaker Houghton received cash or shares from escrow in 2023 in the following amounts:
•Mr. Michael J. Shannon, a current director of Quaker Houghton and formerly the Chief Executive Officer and a director of legacy Houghton: $52,722 in cash and 58 shares.
•Mr. Jeewat Bijlani, a named executive officer of Quaker Houghton and formerly an executive officer of legacy Houghton: $18,053 in cash and 9 shares.
•Dr. David Slinkman, a current executive officer of Quaker Houghton and formerly an executive officer of legacy Houghton: $15,927 in cash and 6 shares.
Mr. Hinduja, a current director of Quaker Houghton, served as a director of legacy Houghton and he, along with certain members of his family, including his immediate family, beneficially owned approximately 98.7% of Houghton’s outstanding share capital prior to closing the Combination. From escrow releases in 2023, the Hinduja Family has received consideration of $1,356,465 and 17,735 shares. The shares have been issued to Gulf Hungary, which is ultimately owned by the Hinduja Family.

2024 Proxy Statement | 71

PROPOSAL 4

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee’s appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2024 is being submitted to our shareholders for ratification. PwC has been our independent registered public accounting firm since at least 1972. There is no requirement that the selection of PwC be submitted to our shareholders for ratification or approval. The Audit Committee and the Board, however, believe that Quaker Houghton’s shareholders should be given an opportunity to express their views on the selection. If the shareholders fail to ratify the appointment of PwC, the Audit Committee will reconsider whether to retain the firm. Regardless of whether the shareholders ratify the appointment of PwC at the annual meeting, the Audit Committee, in its discretion, may retain PwC or select a different registered public accounting firm at any time if it determines that doing so would be in the Company’s best interests and those of our shareholders.
We anticipate that representatives of PwC will be present at the meeting and, if present, we will give them the opportunity to make a statement if they desire to do so. We also anticipate that the representatives will be available to respond to appropriate questions from shareholders.
Audit Fees
Audit fees charged to us by PwC for audit services rendered during the years ended December 31, 2022 and 2023 for the integrated audit of our financial statements and our internal controls over financial reporting included in our Annual Report on Form 10-K, the review of the financial statements included in our quarterly reports on Form 10-Q, and foreign statutory audit requirements totaled $5,233,051 and $5,073,702, respectively.
Audit-Related Fees
Audit-related fees charged to us by PwC for audit-related services rendered, primarily related to foreign statutory audit-related assistance, certifications and other audit-related services, during the years ended December 31, 2022 and 2023 totaled $171,245 and $133,988, respectively.
Tax Fees
Tax fees charged to us by PwC for tax services rendered, primarily related to tax compliance, during the years ended December 31, 2022 and 2023, totaled $743,291 and $379,900, respectively.
All Other Fees
The fees billed to us by PwC for all other services rendered, primarily related to accounting research and disclosure software purchased by the Company from PricewaterhouseCoopers LLP, during the years ended December 31, 2022 and 2023, totaled $5,900 and $6,947, respectively.
Pre-Approval Policy
The Audit Committee has a policy governing the pre-approval of services provided by Quaker Houghton’s independent registered public accounting firm. The policy generally permits certain pre-approved services but requires specific Audit Committee pre-approval for any pre-approved services that exceed the pre-approved fee levels and for services not otherwise generally pre-approved. The policy expressly prohibits non-audit services for which engagement is not permitted by applicable law and regulations, including internal audit outsourcing and “expert services” unrelated to the audit. A list of prohibited and permitted services is set forth in the policy. Permitted services under the policy include audit and audit-related services, tax services and certain other non-audit services that the Audit Committee determines would not impair the independence of the independent auditor. Audit and audit-related services include, among other things, internal control review, services related to securities filings, accounting and financial reporting consultations, statutory audits, acquisition and divestiture-related due diligence and benefit plan audits.
Internal control-related consulting is limited to assessing and recommending improvements to Quaker Houghton’s internal control structure, procedures or policies. Tax-related services are limited to tax compliance and planning. All services provided by Quaker Houghton’s independent registered public accounting firm must be pre-approved by the Audit Committee though the committee’s authority may be delegated to one or more of its members.
All of the fees paid to PwC during the years ended December 31, 2022 and 2023, were pre-approved by the Audit Committee in accordance with its pre-approval policy.
The Board of Directors recommends that you vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024.

72 | 2024 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

Report of the Audit Committee
The Audit Committee of Quaker Houghton’s Board of Directors oversees Quaker Houghton’s financial reporting process on behalf of the Board of Directors and acts pursuant to the Audit Committee Charter, which is available at
https://www.quakerhoughton.com by accessing the Investors/Corporate Governance section of our website. The Board of Directors has affirmatively determined that each member of the Audit Committee qualifies as an “independent” director under the current listing standards of the NYSE and Quaker Houghton’s Corporate Governance Guidelines.
As stated in its charter, the Audit Committee’s job is one of oversight. It is not the duty of the Audit Committee to prepare Quaker Houghton’s financial statements or plan or conduct audits to determine that Quaker Houghton’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or that Quaker Houghton’s internal controls over financial reporting are adequate. Financial management (including the internal auditing function) of Quaker Houghton is responsible for preparing the financial statements and maintaining internal controls and the independent registered public accounting firm is responsible for the audit of the annual financial statements and the internal controls and rendering an opinion as to the foregoing. In carrying out its oversight responsibilities, the Audit Committee is not providing any special assurance as to Quaker Houghton’s financial statements or internal controls or any professional certification as to the outside auditor’s work.
The Audit Committee reviewed and discussed with management Quaker Houghton’s audited financial statements for the year ended December 31, 2023. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, Quaker Houghton’s independent registered public accounting firm, the matters required by the Public Company Accounting Oversight Board and the SEC, which includes, among other items, matters related to the conduct of the audit of Quaker Houghton’s financial statements. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning its independence from Quaker Houghton and its related entities and has discussed with PricewaterhouseCoopers LLP its independence from Quaker Houghton and its related entities.
Based on the review and discussions referred to above, the Audit Committee recommended to Quaker Houghton’s Board of Directors that Quaker Houghton’s audited financial statements be included in Quaker Houghton’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended, for filing with the SEC.

Audit Committee

Fay West, Chair
Charlotte C. Henry
William H. Osborne
Ramaswami Seshasayee
Russell R. Shaller

2024 Proxy Statement | 73

GENERAL

General
Availability of Form 10-K and Annual Report to Shareholders
Additional copies of our Form 10-K and Annual Report to Shareholders are available without charge to shareholders upon written request to: Quaker Houghton, 901 E. Hector Street, Conshohocken, Pennsylvania 19428, Attention: Victoria K. Gehris, Assistant Secretary. We will also provide copies of the same material to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record.
Shareholder Proposals
Shareholders interested in submitting a proposal for inclusion in our proxy statement for next year’s annual meeting must do so in compliance with applicable SEC rules and regulations. Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, adopted by the SEC, to be considered for inclusion in our proxy materials for our 2025 annual meeting, a shareholder proposal must be received in writing by our Corporate Secretary at our principal office at 901 E. Hector Street, Conshohocken, Pennsylvania 19428 no later than November 29, 2024. If the date of our 2025 annual meeting is moved more than 30 days before or after the anniversary date of this year’s meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials next year. Any such proposals will also need to comply with the various provisions of Rule 14a-8, which governs the basis on which such shareholder proposals can be included or excluded from company-sponsored proxy materials.
If a shareholder desires to submit a proposal for consideration at the 2025 annual meeting, but not have the proposal included with our proxy solicitation materials relating to the 2025 annual meeting, the shareholder must comply with the procedures set forth in Section 2.12 of our By-Laws. This means that the written proposal must be received by our Corporate Secretary at our principal office on or before February 7, 2025 but no earlier than January 8, 2025 (except that if the date of the 2025 annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary date of the 2024 annual meeting, this notice must be received no earlier than the close of business on the 120th day before the date of the 2025 annual meeting and not later than the close of business on the later of the 90th day before the date of the 2025 annual meeting or, if the first public announcement of the date of the 2024 annual meeting is less than 100 days before the date of the meeting, by the 10th day after the public announcement). The notice to our Corporate Secretary must contain or be accompanied by the information required by Sections 2.12 and 2.13 of our By-Laws including, among other things: (i) the name and record address of the shareholder making the proposal and the beneficial owner, if any, on whose behalf the proposal is made; (ii) the class and number of shares of our stock which are directly or indirectly owned beneficially and/or of record by the shareholder making the proposal and the beneficial owner, if any, on whose behalf the proposal is made; (iii) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the shareholder making the proposal and the beneficial owner, if any, on whose behalf the proposal is made, in such business; (iv) a description of any agreements, arrangements, proxies and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) related to the proposal; and (v) a description of any hedging or other transaction that has been entered into by or on behalf of, or any other agreement or understanding (including, without limitation, any put, short position or any borrowing or lending of shares) that has been made, the effect or intent of which is to mitigate loss to or manage risk of share price changes for, or to increase or decrease the voting power of, the shareholder or any shareholder associated person (as defined in the By-Laws) with respect to any share of our stock, as well as certain other information. This list of required information is not exhaustive. A copy of the full text of the relevant By-Law provisions, which includes the complete list of all information that must be submitted to us before a shareholder may submit a proposal at the 2024 annual meeting, may be obtained upon written request directed to our Corporate Secretary at our principal office. A copy of our By-Laws is also posted on the Investors/Corporate Governance section of our website at https://www.quakerhoughton.com. The procedures for shareholders to follow to nominate candidates for election to our Board of Directors are described in the discussion under the heading “Governance Committee Procedures for Selecting Director Nominees” under the Corporate Governance section in this proxy statement. We did not receive any such proposals with respect to the 2024 Annual Meeting.
All proposals should be submitted in writing to: Quaker Houghton, 901 E. Hector Street, Conshohocken, Pennsylvania 19428, Attention: Corporate Secretary.

74 | 2024 Proxy Statement

GENERAL

A proxy form is enclosed for your use. Please complete, date, sign and return the proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States. A prompt return of your proxy will be appreciated.

By Order of the Board of Directors,

Robert T. Traub
Senior Vice President, General Counsel and
Corporate Secretary

Conshohocken, Pennsylvania
March 28, 2024

2024 Proxy Statement | 75

APPENDIX - A

2024 Long-Term Performance Incentive Plan
QUAKER HOUGHTON
LONG-TERM PERFORMANCE INCENTIVE PLAN
(AMENDED AND RESTATED EFFECTIVE ________ ___, _____)

Appendix i | 2024 Proxy Statement

APPENDIX A

7.	RESTRICTED STOCK UNITS		10

	7.1	Nature of Restricted Stock Units	10

	7.2	Grant of Restricted Stock Units	11

	7.3	Vesting of Restricted Stock Units	11

	7.4	Dividend Equivalent Rights	11

8.	PERFORMANCE INCENTIVE UNITS		12

	8.1	Grants/Maximum Amount Payable	12

	8.2	Stated Value and Change in performance Targets	12

	8.3	Payment	12

9.	COMMON RULES FOR PERFORMANCE AWARDS		12

	9.1	In General	12

	9.2	Committee Determinations	12

	9.3	Performance Program Targets	13

	9.4	Termination of Service Prior to End of Restriction Period, Vesting or Payment Date	13

	9.5	Conditions to Payment or Vesting	14

10.	CHANGE IN CONTROL		14

	10.1	Stock Options and Stock Appreciation Rights	14

	10.2	Restricted Stock other than Performance Stock	14

	10.3	Performance Awards and Restricted Stock Units	14

	10.4	Cancellation of Equity Awards	15

11.	MISCELLANEOUS PROVISIONS		16

	11.1	Agreement	16

	11.2	Adjustment Upon Changes in Capitalization	16

	11.3	Non-Transferability	16

	11.4	Withholding	16

	11.5	Deferrals	16

	11.6	Compliance with Laws and Approval Regulatory Bodies	17

	11.7	No Right to Service	17

	11.8	Exclusion from Pension Computations	17

	11.9	Interpretation of the Restated Plan	17

	11.10	Use of Proceeds	17

	11.11	Construction of Plan	17

	11.12	Successors	17

	11.13	Unfunded Plan	17

	11.14	Code Section Stock units409A	18

	11.15	Recoupment Policy	18

2024 Proxy Statement | Appendix ii

APPENDIX A	APPENDIX A

1.    PURPOSE OF THE RESTATED PLAN
The Quaker Chemical Corporation 2016 Long-Term Performance Incentive Plan (the “2016 Plan”), maintained by Quaker Chemical Corporation, d/b/a Quaker Houghton, a Pennsylvania corporation (the “Company”) is being amended and restated as the Quaker Houghton Long-Term Performance Incentive Plan (the “Restated Plan”) to (a) increase the share pool, (b) reflect changes in the Tax Code, and (c) make certain other changes to the 2016 Plan. The adoption of the Restated Plan is subject to approval by the Company’s shareholders and will not become effective until so approved. If the Restated Plan is not approved by the Company’s shareholders, the Restated Plan shall be null and void, and the 2016 Plan shall continue in effect without change, provided that no awards shall be granted under the 2016 Plan after February 23, 2026.
2.    GENERAL PROVISIONS
2.1    Definitions. As used in the Restated Plan, the following terms shall have the following meanings unless otherwise required by the context:
(a)    “Act” means the Securities Exchange Act of 1934, as amended.
(b)    “Award” means an Equity Award granted to a Nonemployee Director or Consultant, or an Equity Award or Performance Incentive Unit granted to an Employee.
(c)    “Board of Directors” means the Board of Directors of the Company.
(d)    “Cause” means that the Participant’s employment with the Company or its Subsidiaries has been terminated (for Employees) or provision of services to the Company has ceased (for Nonemployee Directors and Consultants) by reason of the Participant’s (i) willful and material breach of the Participant’s employment agreement or other written agreement to provide services to the Company or its Subsidiaries (after having received notice thereof and a reasonable opportunity to cure or correct) or the Company’s or its affiliates’ policies; (ii) dishonesty, fraud, willful malfeasance, gross negligence, or other gross misconduct, in each case related to the performance of the Participant’s duties which is materially injurious to the Company or its Subsidiaries, or (iii) conviction of or plea of guilty or nolo contendere to a felony.
(e)    “Change in Control” means, except as provided in Section 10.3 (Performance Awards and Restricted Stock Units), the date on which:
(i)    any person (a “Person”), as such term is used in Sections 13(d) and 14(d) of the Act (other than (A) the Company and/or its wholly owned subsidiaries; (B) any “employee stock ownership plan” (as that term is defined in Code Section 4975(e)(7)) or other employee benefit plan of the Company and any trustee or other fiduciary in such capacity holding securities under such plan; (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (D) any other Person who, within the one year prior to the event which would otherwise be a Change in Control, is an executive officer of the Company or any group of Persons of which he or she voluntarily is a part), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities or such lesser percentage of voting power, but in any event greater than 15%, as determined by the members of the Board of Directors of the Company who are independent directors (as defined in the New York Stock Exchange, Inc. Listed Company Manual);
(ii)    during any two-year period after the effective date of the Restated Plan, Directors of the Company in office at the beginning of such period plus any new Director (other than a Director designated by a Person who has entered into an agreement with the Company to effect a transaction within the purview of subsections (i) or (iii) hereof) whose election by the Board of Directors or whose nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, shall cease for any reason to constitute at least a majority of the Board of Directors;

1 | 2024 Proxy Statement Appendix A

APPENDIX A

(iii)    the consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company’s Common Stock would be converted into cash, securities, and/or other property, other than a merger of the Company in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of voting securities of the surviving corporation immediately after the merger as they had in the Common Stock immediately before; or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company; or
(iv)    the Company’s shareholders or the Company’s Board of Directors shall approve the liquidation or dissolution of the Company.
(f)    “Code” means the Internal Revenue Code of 1986, as amended.
(g)    “Committee” means (i) the Compensation and Human Resources Committee of the Board of Directors, (ii) such other committee of the Board of Directors that consists solely of two (2) or more members of the Board of Directors, each of whom qualifies as a “non-employee director” (as that term is used for purposes of Rule 16b-3 under the Act) with respect to the Restated Plan, or (iii) such other committee as the Compensation and Human Resources Committee or the Board of Directors, in its discretion, shall establish that consists of one or more members of the Board of Directors (such as the Chairman of the Board) for the purpose of granting Equity Awards to Employees who are not subject to Section 16(b) of the Act.
(h)    “Common Stock” means the Common Stock, par value $1.00 per share, of the Company.
(i)    “Consultant” shall mean an individual who is not an Employee or a Nonemployee Director and who has entered into a consulting arrangement with the Company to provide bona fide services that (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.
(j)    “Covered Termination” means, for a Participant party to a change in control agreement with the Company or a Subsidiary (a “Change in Control Agreement”), a “Covered Termination” as defined under such Participant’s Change in Control Agreement.
    For a Participant who is not party to a Change in Control Agreement with the Company or its affiliates, a “Covered Termination” shall occur when the Participant has a Termination from Service under the following circumstances: the Participant incurs a Termination of Service within two (2) years following a Change in Control by: (i) action of the Company or its affiliates without Cause; or (ii) resignation by the Participant for Good Reason (as defined under this subsection), provided the Participant executes and does not revoke a Release (as defined under this subsection), if any, provided by the Company.
If the Participant incurs a Termination from Service (i) as a result of death or Total Disability, (ii) by the Company or its affiliates for Cause, or (iii) prior to a Change in Control, then the Participant’s termination is not a Covered Termination.
“Good Reason” for purposes of this subsection means any of the following actions without the Participant’s consent, other than due to the Participant’s death or Total Disability (as defined above): (i) any reduction in the Participant’s base salary from that provided immediately before the Covered Termination or, if higher, immediately before the Change in Control; (ii) any reduction in the Participant’s bonus opportunity (including cash and noncash incentives) or increase in the goals or standards required to accrue that opportunity, as compared to the opportunity and goals or standards in effect immediately before the Change in Control; (iii) a material adverse change in the nature or scope of the Participant’s authorities, powers, functions, or duties from those in effect immediately before the Change in Control; (iv) a reduction in the Participant’s benefits from those provided immediately before the Change in Control, disregarding any reduction under a plan or program covering Employees generally that applies to all Employees covered by the plan or program; or (v) the Participant’s being required to accept a primary employment location which is more than fifty (50) miles from the location at which he or she primarily was providing services during the ninety (90) day period prior to a Change in Control.
(k)    “Employee” means an individual who is employed by the Company or a Subsidiary.

2024 Proxy Statement Appendix A | 2

APPENDIX A	APPENDIX A

(l)    “Equity Award” means a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Stock Grant made under the Restated Plan.
(m)    “Fair Market Value” means, with respect to the applicable date, the closing sale price for a share of Common Stock as quoted on the New York Stock Exchange for the immediately previous trading day or, if not reported on the New York Stock Exchange for such previous day, as quoted on the principal exchange on which the Common Stock is listed or traded; provided, however, if no such sales are made on such previous date, then on the next preceding date on which there are such sales. If for any day the Fair Market Value of a share of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee under a method that complies with Code Sections 422 and 409A and that is adopted by the Committee.
(n)    “Incentive Stock Option” means an option that is intended to qualify as an incentive stock option under Code Section 422.
(o)    “Nonemployee Director” means a director of the Company who is not an Employee.
(p)    “Non-Qualified Stock Option” means an option which is not an Incentive Stock Option.
(q)    “Participant” means an Employee, Nonemployee Director or Consultant to whom an Award has been granted under the Restated Plan.
(r)    “Performance Award” means Performance Stock, Performance Stock Units and Performance Incentive Units.
(s)    “Performance Incentive Unit” means a unit granted pursuant to Article 8 (Performance Incentive Units).
(t)    “Performance Period” means a period of one or more consecutive calendar years or other periods as determined by the Committee. Nothing herein shall prohibit the creation of multiple Performance Periods which may overlap with other Performance Periods established under the Restated Plan.
(u)    “Performance Program Target” means a performance program target fixed by the Committee for a particular Performance Period as provided in Article 9 (Common Rules for Performance Awards).
(v)    “Performance Stock” means a type of Restricted Stock, where the lapse of restrictions is based on achievement of one or more Performance Program Targets.
(w)    “Performance Stock Unit” means a type of Restricted Stock Unit, the vesting of which is based on achievement of one or more Performance Program Targets.
(x)    “Release” means a release (in a form satisfactory to the Company) of any and all claims against the Company and all related parties with respect to all matters arising out of the Participant’s services to the Company and its affiliates, or the termination thereof (other than claims for any entitlements under any employment agreement or services agreement with the Company, or under any plans or programs of the Company under which the Participant has accrued a benefit) that the Company provides to the Participant no later than three days after the date of the Participant’s Termination of Service. Notwithstanding any provision of the Restated Plan to the contrary, if the Company provides a Release to the Participant, the Participant shall not be entitled to any payments or benefits to which he or she is entitled upon a Termination of Service unless the Participant executes the Release within 45 days of the later of the date he or she receives the Release or the date of his or her Termination of Service, and the Participant does not revoke the Release.
(y)    “Restricted Stock” means Common Stock subject to restrictions determined by the Committee and granted pursuant to Article 6 (Restricted Stock).
(z)    “Restricted Stock Unit” means a unit granted pursuant to Article 7 (Restricted Stock Units).

3 | 2024 Proxy Statement Appendix A

APPENDIX A

(aa)    “Short-Term Deferral Date” means with respect to a Performance Stock Unit or Performance Incentive Unit, a date within the 2½ month period immediately following the last day of the Performance Period for which such Award was made; provided that such period (measured from the last day of the period) shall be less than 2½ months to the extent necessary to cause such period to be within one calendar year. A Participant shall have no right to interest as a result of payment on a date after the first day of such period. Notwithstanding the foregoing, for purposes of determining the date payment “would otherwise be made” with respect to a Performance Incentive Unit under Sections 8.3 (Payment) and 9.4 (Termination of Service Prior to End of Restriction Period, Vesting or Payment Date), the date payment is actually made to similarly situated Participants with respect to the Performance Period shall be determinative, and not the Short-Term Deferral Date.
(bb)    “Stock Appreciation Right” means a right granted pursuant to Article 4 (Stock Appreciation Rights).
(cc)    “Stock Grant” means a grant of unrestricted shares of Common Stock pursuant to Article 5 (Stock Grants).
(dd)    “Stock Option” means an Incentive Stock Option or Non-Qualified Stock Option granted pursuant to Article 3 (Stock Options).
(ee)    “Subsidiary” means any corporation or other entity, the equity of which is 50% or more owned, directly or indirectly, by the Company.
(ff)    “Termination of Service” shall mean (i) with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Subsidiaries; (ii) with respect to an Equity Award granted to a Nonemployee Director, the cessation of the provision of services as a director of the Company; and (iii) with respect to an Equity Award granted to a Consultant, the termination of the consulting arrangement between the Consultant and the Company; provided, however, that if a Participant’s status changes from Employee, Nonemployee Director or Consultant to any other status eligible to receive an Award under the Restated Plan, the Committee may provide that no Termination of Service occurs for purposes of the Restated Plan until the Participant’s new status with the Company and all Subsidiaries terminates. For purposes of this paragraph, if a Participant is an Employee of a Subsidiary and not the Company, the Participant shall incur a Termination of Service when such corporation or other entity ceases to be a Subsidiary, unless the Committee determines otherwise.
(gg)    “Total Disability” shall mean the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. Such determination shall be made by a physician selected by the Committee and reasonably acceptable to the Participant or the Participant’s legal representative.
2.2    Administration of the Restated Plan.
(a)    The Restated Plan shall be administered by the Committee, which shall have the full power, subject to and within the limits of the Restated Plan, to interpret and administer the Restated Plan and Awards granted under it, make and interpret rules and regulations for the administration of the Restated Plan, and make changes in and revoke such rules and regulations. The Committee also shall have the authority to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Restated Plan, as are necessary to comply with the laws and regulations of other countries in which the Company or a Subsidiary operates in order to assure the viability of Awards granted under the Restated Plan to individuals in such other countries. The Committee, in the exercise of these powers, shall (i) generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Restated Plan or any agreement evidencing the grant of an Award in a manner and to the extent it shall deem necessary to make the Restated Plan fully effective; (ii) determine those Employees, Nonemployee Directors and Consultants to whom Awards shall be granted, the type of Award to be granted and the number of Awards to be granted, consistent with the provisions of the Restated Plan; (iii) determine the terms of Awards granted consistent with the provisions of the Restated Plan; and (iv) generally, exercise such powers and perform such acts in connection with the Restated Plan as are deemed necessary or expedient to promote the best interests of the Company.

2024 Proxy Statement Appendix A | 4

APPENDIX A	APPENDIX A

(b)    The minimum vesting (or performance) period under the Restated Plan for all Awards (other than Awards to new hires and Nonemployee Directors) shall be one year except that (i) Awards granted to new hires before the next scheduled vesting date immediately following the hire date may vest on the such scheduled vesting date, if earlier, and (ii) Awards granted to Nonemployee Directors may vest on the date of the next annual meeting, if earlier; provided, however, that the total shares available for grants described in (i) and (ii) shall not exceed five percent (5%) of the shares available for issuance under this Plan as described in Section 2.5 (Shares Subject to the Restated Plan; Equity Award Limits), as adjusted in accordance with Section 11.2 (Adjustments Upon Changes in Capitalization).
(c)    The Board of Directors may, at its discretion, select one or more of its members who are eligible to be members of the Committee as alternate members of the Committee who may take the place of any absent member or members of the Committee at any meeting of the Committee. The Committee may act only by a majority vote of its members then in office; the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.
(d)    No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Restated Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Restated Plan, unless arising out of such person’s own fraud or bad faith.
2.3    Effective Date. The Restated Plan shall be effective as of February 28, 2024, provided that the Restated Plan is approved and ratified by the Company’s shareholders at the Company’s 2024 Annual Meeting of Shareholders. If the Restated Plan is not so approved by the Company’s shareholders, the Restated Plan and any Awards granted under the Restated Plan thereunder shall become null and void.
2.4    Duration. If approved by the shareholders of the Company as provided in Section 2.3 (Effective Date), unless sooner terminated by the Board of Directors, the Restated Plan shall remain in effect until February 28, 2029.
2.5    Shares Subject to the Restated Plan; Equity Award Limits. The maximum aggregate number of shares of Common Stock for which Equity Awards may be granted under the Restated Plan is 900,000 shares (in addition to the 600,000 shares that were made available under the 2016 Plan). This limit also reflects the maximum aggregate number of shares that may be subject to Incentive Stock Options under the Restated Plan; provided however, that any remaining shares of Common Stock under the 2016 Plan as of the date of the shareholder approval of the Restated Plan will be made available for grants of Equity Awards under the Restated Plan.
Each limit stated in this Section 2.5 shall be subject to adjustment in accordance with Section 11.2 (Adjustments Upon Changes in Capitalization). If an Equity Award expires, lapses, terminates for any reason, or is canceled, forfeited or settled in cash rather than stock, the number of shares of Common Stock with respect to which such Equity Award expired, terminated, or was canceled, forfeited, exchanged or settled in cash, shall be available for future grants of Equity Awards under the Restated Plan. If any Stock Option is exercised by withholding or surrendering Common Stock to the Company as full or partial payment or if tax withholding requirements are satisfied by withholding or surrendering Common Stock to the Company, only the number of shares issued net of Common Stock withheld or surrendered shall be deemed delivered for purposes of applying the limits set forth in this Section. Shares available under the Restated Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose.
2.6    Amendments and Termination. The Restated Plan may be suspended, terminated, or reinstated, in whole or in part, at any time by the Board of Directors. Except as provided below, the Board of Directors may from time to time make such amendments to the Restated Plan as it may deem advisable, and the Committee may amend any outstanding Award at any time (including an amendment that applies to a Participant who has incurred a Termination of Service); provided, however, that, without the approval of the Company’s shareholders, no amendment shall be made which:
(a)    Increases the maximum number of shares of Common Stock which may be subject to Incentive Stock Options granted under the Restated Plan (other than as provided in Section 11.2 (Adjustments Upon Changes in Capitalization));

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(b)    Materially modifies the requirements as to eligibility for participation in the Restated Plan with respect to Incentive Stock Options; or
(c)    Requires shareholder approval under the rules of the exchange or market on which the Common Stock is listed or traded.
Except as permitted under Section 10.4 (Cancellation of Equity Awards) or 11.2 (Adjustments Upon Changes in Capitalization), if the Fair Market Value of Common Stock subject to a Stock Option or Stock Appreciation Right has declined since the Equity Award was granted, the Committee shall not, without shareholder approval, (i) cancel any or all such Stock Options or Stock Appreciation Rights in exchange for cash or the grant of a new Award, or (ii) reduce the exercise price of any or all such Stock Options or reduce the amount over which appreciation of a Stock Appreciation Right is measured; provided, however, that such reduced amount shall not be less than the Fair Market Value on the date such reduction is made.
No amendment, suspension or termination of the Restated Plan or amendment of an outstanding Award shall affect the Participant’s rights under an outstanding Award or cause the modification (within the meaning of Code Section 424(h)) of an Incentive Stock Option, without the consent of the Participant affected thereby. The foregoing limitation on amendments, suspension and termination shall not apply to any amendment, suspension or termination (i) pursuant to Section 10.4 (Cancellation of Equity Awards) or 11.2 (Adjustments Upon Changes in Capitalization), or (ii) that the Committee, in its sole discretion, determines as necessary or appropriate to avoid the additional tax under Code Section 409A(a)(1)(B).
2.7    Participants and Grants. The Committee may grant one or more Awards to Nonemployee Directors, Consultants and those Employees who the Committee determines hold positions which enable them to have an impact on the long-term success of the Company or its Subsidiaries. In determining the number of shares of Common Stock subject to an Equity Award and the number of Performance Incentive Units to be granted to an Employee, the Committee shall consider the Employee’s base salary, his or her expected contribution to the long-term performance of the Company, and such other relevant facts as the Committee shall deem appropriate. More than one Award may be granted to any Employee, Nonemployee Director or Consultant, and terms and conditions of Awards and types of Awards need not be consistent from Participant to Participant.
3.    STOCK OPTIONS
3.1    General. Each Stock Option granted under the Restated Plan to an Employee, Nonemployee Director or Consultant shall be granted by the Committee in its sole discretion, and shall be evidenced by an agreement which shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine that do not cause the Stock Option to be subject to Code Section 409A and that are not inconsistent with the terms of the Restated Plan and, for Incentive Stock Options, Code Section 422.
3.2    Price. Subject to the provisions of Section 3.6(d) (regarding Incentive Stock Option limits under the Code), the purchase price per share of Common Stock subject to a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock using the date the Stock Option is granted as the applicable date, except as provided in Section 2.6 (regarding repricing).
3.3    Period. The duration or term of each Stock Option granted under the Restated Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.
3.4    Exercise. A Stock Option shall be exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Committee may specify. Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of a notice of exercise through your Shareworks (or any successor Company Equity Management System) account specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common Stock as to which a Stock Option is exercised are paid for in full and issued, the Participant shall have none of the rights of a shareholder of the Company with respect to such Common Stock.

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APPENDIX A	APPENDIX A

3.5    Payment. The Committee, in its sole discretion, shall determine from the alternatives set forth in subsections (a) through (d) the methods by which the exercise price may be paid. To the extent the agreement evidencing a Stock Option does not include one or more alternatives, the Committee hereby specifically reserves the right to exercise its discretion to allow the Participant to pay the exercise price using such alternative.
(a)    In United States dollars in cash (to the extent Participant has cash available in their Shareworks (or their account under any successor Company Equity Management System);
(b)    By the delivery by the Participant to the Company of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised or by the withholding of whole shares of Common Stock having such Fair Market Value upon the exercise of such Stock Option;
(c)    Pursuant to a cashless exercise program implemented by the Company; or
(d)    By a combination of any number of the foregoing.
The Committee may, in its discretion, impose limitations, conditions, and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option.
3.6    Special Rules for Incentive Stock Options. Notwithstanding any other provision of the Restated Plan, the following provisions shall apply to Incentive Stock Options granted under the Restated Plan:
(a)    Incentive Stock Options shall only be granted to Participants who are Employees.
(b)    To the extent that the aggregate Fair Market Value (as of the date of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and under any other plan of the Company or a Subsidiary under which “incentive stock options” (as that term is defined in Code Section 422) are granted exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.
(c)    Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the purchase price per share paid upon exercise, and the date of disposition.
(d)    No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns (or is deemed to own) stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Subsidiary of the Company, unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.
3.7    Termination of Service.
(a)    In the event a Participant incurs a Termination of Service for Cause, while the Participant holds Stock Options granted under the Restated Plan, all Stock Options held by the Participant shall expire immediately.

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(b)    Except as otherwise provided in subsection (a) or in the agreement evidencing the Participant’s Stock Option, if a Participant, while holding a Stock Option, dies prior to Termination of Service, incurs a Termination of Service as a result of his or her Total Disability, incurs a Termination of Service by action of the Company without Cause or incurs a Termination of Service on or after reaching age 60, then, subject to Section 2.1(x) (Release), (i) each Stock Option held by the Participant that is not exercisable shall become exercisable (i.e., vested) on the date of the Termination of Service on a pro rata basis, based on the number of full months of active service with the Company or a Subsidiary during the vesting period (or vesting period for the relevant tranche, as applicable), and (ii) each Stock Option held by the Participant shall be exercisable by the Participant (or, in the case of death, by the executor or administrator of the Participant’s estate or by the person or persons to whom the deceased Participant’s rights thereunder shall have passed by will or by the laws of descent or distribution), to the extent otherwise exercisable at the time of (or as a result of) Termination of Service, until the earlier of (A) its stated expiration date or (B) the date occurring three (3) years after the date of such Termination of Service; provided, that in the event of a Termination of Service as a result of the Participant’s Total Disability, such Stock Option shall be exercisable until its stated expiration date.
(c)    Except as otherwise provided in the agreement evidencing the Participant’s Stock Option, if a Participant shall incur a Termination of Service for any reason not specified in Sections 3.7(a) or (b) (regarding terminations for Cause, or on account of death, Total Disability, by action of the Company without Cause, or on or after reaching age 60), the Participant shall, to the extent otherwise exercisable at the date of Termination of Service, have the right to exercise the Stock Options held by him or her at the date of Termination of Service for a period of three (3) months or, in the case of Stock Options which are not intended to be Incentive Stock Options, such extended period as the Committee may, in its sole discretion, determine; provided, however, that in no event shall such Stock Options be exercisable after their stated expiration date.
(d)    The Committee may, in its sole discretion, provide for the continued or accelerated vesting of a Stock Option following Termination of Service.
(e)    To the extent a Stock Option held by a Participant is not exercisable at the time of (or as a result of) his or her Termination of Service, such Stock Option shall terminate.
3.8    Effect of Leaves of Absence. It shall not be considered a Termination of Service when a Participant is on military or sick leave or such other type of leave of absence which is considered as continuing intact the relationship of the Participant with the Company or its Subsidiaries. In case of such leave of absence, the relationship shall be continued until the latest of (i) the date when such leave equals ninety (90) days, (ii) the date when such leave equals the number of days provided in the applicable Company leave policy, or (iii) the date when the Participant’s right to reemployment is no longer guaranteed either by statute or contract.
4.    STOCK APPRECIATION RIGHTS
4.1    General. Each Stock Appreciation Right granted under the Restated Plan to an Employee, Nonemployee Director or Consultant shall be granted by the Committee in its sole discretion and shall be evidenced by an agreement which shall state the number of shares of Common Stock with respect to which appreciation shall be measured and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine that are not inconsistent with the provisions of the Restated Plan and Code Section 409A.
4.2    Amount Payable on Exercise. A Stock Appreciation Right entitles the Participant to receive, with respect to each share of Common Stock to which the Stock Appreciation Right is exercised, the excess, if any, of the Fair Market Value of the share on the date of exercise over the Fair Market Value of the share using the date the Stock Appreciation Right is granted as the applicable date (the “Spread”). Such excess shall be paid in cash, shares of Common Stock (having a Fair Market Value on the date of exercise equal to the Spread), or a combination thereof, as determined by the Committee.
4.3    Period. The duration or term of each Stock Appreciation Right granted under the Restated Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

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APPENDIX A	APPENDIX A

4.4    Exercise. A Stock Appreciation Right shall be exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Committee may specify. Once exercisable, a Stock Appreciation Right shall be exercisable, in whole or in part, by delivery of a notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Stock Appreciation Right is then being exercised.
4.5    Termination of Service. For purposes of determining the extent to which, and the period during which, a Stock Appreciation Right may be exercised following a Participant’s Termination of Service, Section 3.7 (Termination of Service) shall be applied by replacing the terms “Stock Option” and “Stock Options” in each place such terms appear in Section 3.7 (Termination of Service), with the terms “Stock Appreciation Right” and “Stock Appreciation Rights,” respectively.
4.6    Effect of Leaves of Absence. It shall not be considered a Termination of Service when a Participant is on military or sick leave or such other type of leave of absence which is considered as continuing intact the relationship of the Participant with the Company or its Subsidiaries. In case of such leave of absence, the relationship shall be continued until the latest of (i) the date when such leave equals ninety (90) days, (ii) the date when such leave equals the number of days provided in the applicable Company leave policy, or (iii) the date when the Participant’s right to reemployment is no longer guaranteed either by statute or contract.
5.    STOCK GRANTS
The Committee may, subject to the 5% limitation described in Section 2.2, make a Stock Grant to an Employee, Nonemployee Director or Consultant. Such Stock Grant shall be fully vested on the date made.
6.    RESTRICTED STOCK
6.1    Grant. Restricted Stock may be granted by the Committee to an Employee, Nonemployee Director or Consultant under this Article for no consideration in the form of an award of Common Stock subject to restrictions. At the time Restricted Stock is granted, the Committee shall determine whether the Restricted Stock is Performance Stock (where the lapse of restrictions is based on Performance Program Targets), or Restricted Stock that is not Performance Stock (where the lapse of restrictions is based on times and/or conditions determined by the Committee). The period beginning on the date of grant and ending on the date the restrictions lapse is the “Restriction Period.”
6.2    Restrictions on Transfer. Except as otherwise provided in this Article, Restricted Stock shall not be sold, exchanged, transferred, pledged, assigned, hypothecated, or otherwise encumbered or disposed of during the Restriction Period.
6.3    Lapse of Restrictions.
(a)    Restricted Stock Other Than Performance Stock. With respect to Restricted Stock that is not Performance Stock:
(i)    The restrictions described in Section 6.2 (Restrictions on Transfer) shall lapse at the earlier of (A) such time or times, and on such conditions, as the Committee may specify at the time of grant or (B) a Change in Control occurring before the Participant’s Termination of Service;
(ii)    Except as otherwise provided in the agreement evidencing the Participant’s Restricted Stock, if a Participant dies prior to Termination of Service, incurs a Termination of Service as a result of his or her Total Disability, incurs a Termination of Service by action of the Company without Cause, or incurs a Termination of Service on or after reaching age 60, then subject to Section 2.1(x) (Release), the restrictions described in Section 6.2 (Restrictions on Transfer) shall lapse on the date of the Termination of Service on a pro rata basis, based on the number of full months of active service with the Company or a Subsidiary during the Restriction Period (or Restriction Period for the relevant tranche, as applicable); and
(iii)    The Committee may, in its sole discretion, provide for the continued or accelerated vesting of Restricted Stock (other than Performance Stock) following Termination of Service.

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(b)    Performance Stock. With respect to Performance Stock granted to a Participant, the restrictions described in Section 6.2 (Restrictions on Transfer) shall lapse after the end of the relevant Performance Period based on the Performance Program Targets established in accordance with Article 9 (Common Rules for Performance Awards) and achieved for such Period. As promptly as practicable after the end of the Performance Period, the Committee shall, in accordance with Article 9 (Common Rules for Performance Awards), determine the extent to which the Performance Program Targets have been achieved. Except as provided in Section 10.3 (Performance Awards and Restricted Stock Units), the extent to which such restrictions lapse shall be based solely on the achievement of Performance Program Targets, in accordance with Article 9 (Common Rules for Performance Awards); the Committee shall not have the discretion to increase the extent to which such restrictions lapse. Except as provided in Section 9.4 (Termination of Service Prior to the End of Restriction Period, Vesting or Payment Date) or Section 10.3 (Performance Awards and Restricted Stock Units), if a Participant incurs a Termination of Service for any reason prior to the date the Restriction Period would otherwise lapse with respect to Performance Stock, the Participant shall forfeit all Performance Stock granted with respect to such Performance Period. The Restriction Period with respect to Performance Stock shall end on the date the Committee makes its determination regarding achievement of Performance Program Targets in accordance with Article 9 (Common Rules for Performance Awards), but only to the extent such targets are achieved.
(c)    In General. Upon the lapse of restrictions in accordance with this Section 6.3 (Lapse of Restrictions) with respect to a share of Restricted Stock, the Restriction Period shall end, and such share of Common Stock shall cease to be Restricted Stock for purposes of the Restated Plan. Except as provided in Section 9.4 (Termination of Service Prior to the End of Restriction Period, Vesting or Payment Date) and Article 10 (Change in Control), any Restricted Stock with respect to which the Restriction Period has not lapsed at the time of (or as a result of) the Participant’s Termination of Service, shall be forfeited.
6.4    Custody of Shares. The Company’s transfer agent, Equiniti Trust Company, LLC (or any successor transfer agent), holds Restricted Stock in book entry form until the lapse of restrictions under Section 6.3 (Lapse of Restrictions). The shares of Common Stock that cease to be Restricted Stock under Section 6.3 (Lapse of Restrictions) are released to the Participant’s account on Shareworks (or to their account under any successor Company Equity Management System) promptly after the conclusion of the Restriction Period and the satisfaction of any applicable withholding requirements.
6.5    Shareholder Rights. Each Participant who receives Restricted Stock shall have all of the rights of a shareholder with respect to such shares, subject to the restrictions set forth in Section 6.2 (Restrictions on Transfer), including the right to vote the shares and receive dividends and other distributions. Any shares of Common Stock or other securities of the Company received by a Participant with respect to a share of Restricted Stock, as a stock dividend, or in connection with a stock split or combination, share exchange or other recapitalization, shall have the same status and be subject to the same restrictions as such Restricted Stock. Unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall only be paid out to the Participant holding such Restricted Stock to the extent that the vesting conditions are subsequently satisfied. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.
7.    RESTRICTED STOCK UNITS
7.1    Nature of Restricted Stock Units. A Restricted Stock Unit entitles the Participant to receive one share of Common Stock, cash equal to the Fair Market Value of a share of Common Stock on the date of vesting, or a combination thereof, with respect to each Restricted Stock Unit that vests in accordance with Section 7.3 (Vesting of Restricted Stock Units); any fractional Restricted Stock Unit will be forfeited. The Committee, in its sole discretion, shall determine the medium of payment.

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APPENDIX A	APPENDIX A

7.2    Grant of Restricted Stock Units. At the time of grant, the Committee shall determine (a) the Employee, Nonemployee Director or Consultant receiving the grant, (b) the number of Restricted Stock Units subject to the Award, (c) whether the Restricted Stock Unit is a Performance Stock Unit (where vesting is based on Performance Program Targets), or a Restricted Stock Unit that is not a Performance Stock Unit (where vesting is based on times and/or conditions determined by the Committee), and (d) when such Restricted Stock Units shall vest in accordance with Section 7.3 (Vesting of Restricted Stock Units). Shareworks (or any successor Company Equity Management System) will establish a bookkeeping account in the Participant’s name which reflects the number and type of Restricted Stock Units standing to the credit of the Participant.
7.3    Vesting of Restricted Stock Units.
(a)    Restricted Stock Units Other Than Performance Stock Units. With respect to Restricted Stock Units that are not Performance Stock Units:
(i)    The Restricted Stock Unit shall vest at the earlier of (A) such time or times, and on such conditions, as the Committee may specify at the time of grant or (B) a Change in Control occurring before the Participant’s Termination of Service;
(ii)    Except as otherwise provided in the agreement evidencing the Participant’s Restricted Stock Unit, if a Participant dies prior to Termination of Service, incurs a Termination of Service as a result of his or her Total Disability, incurs a Termination of Service by action of the Company without Cause, or incurs a Termination of Service on or after reaching age 60, then subject to Section 2.1(x) (Release), the Restricted Stock Units shall vest on the date of the Termination of Service on a pro rata basis, based on the number of full months of active service with the Company or a Subsidiary during the vesting period (or vesting period for each relevant tranche, as applicable); and
(iii)    The Committee may, in its sole discretion, provide for the continued or accelerated vesting of a Restricted Stock Unit (other than a Performance Stock Unit) following Termination of Service.
(b)    Performance Stock Units. The Committee shall determine the extent to which a Participant’s Performance Stock Units vest after the end of the relevant Performance Period, based on the Performance Program Targets established in accordance with Article 9 (Common Rules for Performance Awards) and achieved for such Period. As promptly as practicable after the end of the Performance Period, the Committee shall, in accordance with Article 9 (Common Rules for Performance Awards), determine the extent to which the Performance Program Targets have been achieved. Except as provided in Section 10.3 (Performance Awards and Restricted Stock Units), the extent to which Performance Stock Units vest shall be based solely on the achievement of Performance Program Targets, in accordance with Article 9 (Common Rules for Performance Awards); the Committee shall not have the discretion to increase the extent to which such Performance Stock Units vest. Except as provided in Section 9.4 (Termination of Service Prior to the End of Restriction Period, Vesting or Payment Date) or Section 10.3 (Performance Awards and Restricted Stock Units), if a Participant incurs a Termination of Service for any reason prior to the date Performance Stock Units would otherwise vest, the Participant shall forfeit all Performance Stock Units granted with respect to such Performance Period. Performance Stock Units shall vest on the date the Committee makes its determinations regarding achievement of Performance Program Targets in accordance with Article 9 (Common Rules for Performance Awards), but only to the extent such targets are achieved.
(c)    Payment. Except as otherwise provided in the agreement evidencing the Participant’s Restricted Stock Unit grant, payment with respect to a vested Restricted Stock Unit shall be made, to the extent vested, in the calendar year of the scheduled payment date(s).
7.4    Dividend Equivalent Rights. Except as otherwise provided in the agreement evidencing the Participant’s Restricted Stock Unit award, the Company shall credit to the Participant’s bookkeeping account, on each date that the Company pays a dividend to holders of Common Stock generally, an additional number of Restricted Stock Units equal to the total number of Restricted Stock Units credited to the Participant’s bookkeeping account on such date, multiplied by the dollar amount of the per share dividend, and divided by the Fair Market Value of a share of Common Stock on such date. Restricted Stock Units attributable to such dividend equivalent rights shall be subject to the same terms and conditions as the Restricted Stock Units to which such dividend equivalent rights relate, and may be paid in cash or in stock, at the discretion of the Company.

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8.    PERFORMANCE INCENTIVE UNITS
8.1    Grants/Maximum Amount Payable. The Committee may grant Performance Incentive Units to an Employee with respect to a Performance Period. Notwithstanding any other provision of the Restated Plan to the contrary, the amount of compensation payable to a Participant in any one calendar year on account of Performance Incentive Units shall be reduced to the extent such compensation exceeds the lesser of five (5) times the Participant’s base salary, or five million dollars ($5,000,000).
8.2    Stated Value and Change in Performance Targets.
(a)    Stated Value. Within the period set forth in Section 9.2 (Committee Determinations), the Committee shall establish the value (which shall be expressed in dollars) of Performance Incentive Units (the “Stated Value”) to be granted to a Participant with respect to a Performance Period, and shall fix the percentage, if any, of the Stated Value to be earned upon the achievement of the Performance Program Targets established for the relevant Performance Period. In no event, however, shall the percentage of Stated Value to be earned upon achievement of the maximum Performance Program Target established with respect to a Performance Period exceed 200% of Stated Value fixed for that Performance Period.
(b)    Change in Performance Targets. If the Committee determines that an unforeseen change during a Performance Period in the Company’s business operations, corporate structure, capital structure, or manner in which it conducts business is significant, nonrecurring and material and that the Performance Program Targets established for the Performance Period are no longer suitable, the Committee may, but only with the concurrence of the Board of Directors, modify the Performance Program Targets as it deems appropriate and equitable; provided, however, that no such modification shall increase the Performance Program Targets in effect for any Performance Period (i.e., establish a target that is more difficult to achieve than the original Performance Program Target).
8.3    Payment. As promptly as practicable after the end of each Performance Period, the Committee shall, pursuant to Article 9 (Common Rules for Performance Awards), determine the earned percentage of Stated Value of the Performance Incentive Units granted with respect to such completed Performance Period. The Company shall, on the Short-Term Deferral Date, pay to each Participant holding Performance Incentive Units granted with respect to such completed Performance Period, for each such Performance Incentive Unit held by him or her, an amount in cash equal to the product obtained by multiplying Stated Value by the earned percentage of Stated Value; provided, however, that except as provided in Section 9.4 (Termination of Service Prior to the End of Restriction Period, Vesting or Payment Date) or Section 10.3 (Performance Awards and Restricted Stock Units), no amounts shall be due or payable with respect to any Performance Incentive Units if the Participant to whom such Performance Incentive Units have been granted incurs a Termination of Service for any reason prior to the date the payment would otherwise be made with respect to such Performance Incentive Units.
9.    COMMON RULES FOR PERFORMANCE AWARDS
9.1    In General. Notwithstanding any provision of the Restated Plan to the contrary, this Article 9 (Common Rules for Performance Awards) shall apply to Performance Awards. All discretionary actions taken under the Restated Plan with respect to such Performance Awards shall be exercised exclusively by the Committee.
9.2    Committee Determinations. With respect to Performance Awards, the Committee shall determine:
(a)    The Employee to whom the Award shall be granted;
(b)    The type of Award to be granted;
(c)    The Performance Period applicable to the Award;
(d)    The Performance Program Target(s) applicable to the Award; and
(e)    Other terms and conditions of the Award consistent with the terms of the Restated Plan.

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APPENDIX A	APPENDIX A

All such determinations shall be made within the first ninety (90) days of the Performance Period or, if shorter, within the first 25% of such Performance Period, provided in either case that the outcome is substantially uncertain when the Performance Program Targets are established. Each of the above determinations shall be made by the Committee in its sole discretion without any requirement for consistency among, for example, (i) the types of Awards granted to Participants, and (ii) the Performance Periods or Performance Program Targets applicable to Participants or to different types of Awards.
9.3    Performance Program Targets.
(a)    The Performance Program Targets shall provide an objective method for determining whether the Performance Program Targets have been achieved, and an objective method for computing the amount to be paid, or the number of shares of Common Stock which shall vest or be distributed, to the Participant based on the attainment of one or more goals included in the Performance Program Targets.
(b)    Performance Program Targets shall be based upon one or more of the following business criteria (which may be determined for these purposes by reference to (i) the Company as a whole, (ii) any of the Company’s subsidiaries, operating divisions, regional business units or other operating units, or (iii) any combination thereof): profit before taxes, profit after taxes, earnings before or after taxes, interest, depreciation and/or amortization, stock price, total shareholder return, market share, gross revenue, net revenue, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variations of the preceding business criteria, which may be modified at the discretion of the Committee to take into account significant nonrecurring items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate. Performance Program Targets may also be based upon a Participant’s attainment of personal objectives with respect to any of the foregoing business criteria or implementing policies and plans, negotiating transactions and sales, developing long-term business goals or exercising managerial responsibility.
(c)    Measurements of actual performance against the Performance Program Targets established by the Committee shall be objectively determinable and shall, to the extent applicable, be determined according to generally accepted accounting principles as in existence on the date on which the Performance Program Targets are established and, without regard to any changes in such principles after such date, except where the Committee has specified that such changes shall be taken into account and, with respect to Participants, such specification is made not later than the end of the period set forth in Section 9.2 (Committee Determinations). The Committee may provide for appropriate adjustments to any business criteria used in connection with measuring attainment of Performance Program Targets to take into account fluctuations in exchange rates, where relevant.
9.4    Termination of Service Prior to End of Restriction Period, Vesting or Payment Date.
(a)    Employment Requirement. Except as provided in Section 10.3 (Performance Awards and Restricted Stock Units) and/or in an agreement evidencing the Participant’s Award, no Performance Award shall be payable under the Restated Plan to any Participant who incurs a Termination of Service prior to the date the Restriction Period ends (with respect to Performance Stock), the date of vesting (with respect to Performance Stock Units), or the date the payment would otherwise be made (with respect to Performance Incentive Units), unless:
(i)    The Participant incurs a Termination of Service prior to such date either by action of the Company and such termination is without Cause, or on account of his or her death or Total Disability;
(ii)    The Participant incurs a Termination of Service prior to such date either by action of the Company without Cause, or on or after attainment of age 60; or
(iii)    The Committee, in its sole discretion, specifically allows the Participant’s Performance Award to remain payable, in full or in part (as determined by the Committee), if the Participant incurs a Termination of Service before such date; provided, however, that, any Performance Award payable will not exceed an amount equal to the Award otherwise payable to the Participant for a Performance Period, multiplied by a fraction, the numerator of which is the number of days the Participant was actively in service with the Company or a Subsidiary during the Performance Period and the denominator of which is the number of days in the Performance Period.

13 | 2024 Proxy Statement Appendix A

APPENDIX A

Except as provided in Section 10.3 (Performance Awards and Restricted Stock Units), and/or in an agreement evidencing the Participant’s Awards, if a Participant incurs a Termination of Service prior to the date the Restriction Period ends (with respect to Performance Stock), the date of vesting (with respect to Performance Stock Units), or the date the payment would otherwise be made (with respect to Performance Incentive Units) under any circumstances other than those described above, the Performance Award shall be forfeited on the date of such Termination of Service.
(b)    Proration of Performance Award.
Except as provided in an agreement evidencing the Participant’s Award:
(i)    If a Participant is on a leave of absence during a Performance Period, the Participant’s Performance Award shall be prorated based on active service during the Performance Period, except as provided in Section 10.3 (Performance Awards and Restricted Stock Units).
(ii)    If a Participant incurs a Termination of Service under the circumstances set forth in Section 9.4(a)(i) or (ii) (regarding Termination of Service on account of death, Total Disability, by action of the Company without Cause, or on or after age 60), any Performance Award payable shall be prorated based on active service during the Performance Period, except as provided in Section 10.3 (Performance Awards and Restricted Stock Units).
9.5    Conditions to Payment or Vesting. No Participant may receive any payment (of unrestricted Common Stock or cash) with respect to a Performance Award unless and until (A) the Restated Plan is approved by the Company’s shareholders, and (B) except as provided in this Section 9.5 (Conditions to Payment or Vesting) or in Section 10.3 (Performance Awards and Restricted Stock Units), the Committee responsible for the administration of the Restated Plan with respect to such Participant has certified in writing that the Performance Program Target or Targets for a Performance Period have been achieved. Notwithstanding anything herein to the contrary, if a Participant incurs a Termination of Service under the circumstances set forth in Section 9.4 (Termination of Service Prior to the End of Restriction Period, Vesting or Payment Date) (a)(i), (ii), or (iii), the Committee shall have the discretion to provide for payment in respect of a Performance Award for a Performance Period regardless of whether the Performance Program Targets for such Performance Period have been achieved.
10.    CHANGE IN CONTROL
10.1    Stock Options and Stock Appreciation Rights. Upon the occurrence of a Covered Termination, all Stock Options and Stock Appreciation Rights granted and outstanding under the Restated Plan shall become immediately exercisable in full regardless of any terms of such an Award to the contrary; provided, however, that the extent to which a Stock Option or Stock Appreciation Right is exercisable shall not be increased under this Section 10.1 (Stock Options and Stock Appreciation Rights) if the Participant incurred a Termination of Service before the Change in Control.
10.2    Restricted Stock other than Performance Stock. Upon the occurrence of a Covered Termination, the restrictions described in Section 6.2 (Restrictions on Transfer) shall lapse with respect to all Restricted Stock other than Performance Stock outstanding on the date of the Change in Control; provided, however, that this Section shall not apply to a Participant who incurred a Termination of Service before the Change in Control.
10.3    Performance Awards and Restricted Stock Units.
(a)    In General. This Section 10.3 (Performance Awards and Restricted Stock Units) shall apply to a Participant who (i) is an Employee, Nonemployee Director or Consultant on the day before the Change in Control, and (ii) has incurred a Covered Termination.
(b)    Performance Stock. Notwithstanding any provision of the Restated Plan to the contrary, in the event of a Covered Termination,
(i)    Performance Stock that is (A) held by a Participant described in subsection (a), and (B) relates to a Performance Period that ended on or before the date of such Covered Termination, shall be paid (in cash or unrestricted Common Stock, as determined by the Committee, in its sole discretion) at the same time such Performance Stock would have otherwise been paid based on achievement during the applicable Performance Period.

2024 Proxy Statement Appendix A | 14

APPENDIX A	APPENDIX A

(ii)    Performance Stock that is (A) held by a Participant described in subsection (a), and (B) relates to a Covered Termination that occurs during a Performance Period, the restrictions described in Section 6.2 (Restrictions on Transfer) (i) shall lapse based on target levels of achievement for the applicable Performance Period, and (ii) the Company (or any successor thereto as a result of the Change in Control) shall pay (in cash or unrestricted Common Stock) to each Participant described in subsection (a) (or his or her beneficiary) the pro rata portion of the Participant’s Performance Stock with respect to any Performance Period in which such Covered Termination occurs, such payment to be made on the 60th day immediately following such Covered Termination. The pro rata portion shall be calculated on the fractional portion (the numerator of the fraction being the number of days between the first day of the applicable Performance Period and the date of such Covered Termination, and the denominator being the total number of days in the applicable Performance Period) of the Performance Stock for which the restrictions described in Section 6.2 (Restrictions on Transfer) would have lapsed had the Covered Termination not occurred.
(c)    Restricted Stock Units and Performance Incentive Units. Notwithstanding any provision of the Restated Plan to the contrary, this subsection (c) shall apply in the event of a Covered Termination:
(i)    On the date of such Covered Termination, all outstanding Restricted Stock Units (other than Performance Stock Units) held by a Participant described in subsection (a) shall vest and shall be paid (in cash or unrestricted Common Stock, as determined by the Committee, in its sole discretion) to such Participant;
(ii)    Performance Stock Units that are (A) held by a Participant described in subsection (a), and (B) relate to a Performance Period that ended on or before the date of such Covered Termination, shall be paid (in cash or unrestricted Common Stock, as determined by the Committee, in its sole discretion) to such Participant at the same time it would otherwise have been paid based on achievement during the applicable Performance Period;
(iii)    Performance Incentive Units that are (A) held by a Participant described in subsection (a), and (B) relate to a Performance Period that ended on or before the date of such Covered Termination, shall be paid to such Participant at the same time it would otherwise have been paid based on achievement during the applicable Performance Period; and
(iv)    The Company (or any successor thereto as a result of the Change in Control) shall pay to each Participant described in subsection (a) (or his or her beneficiary) the pro rata portion of the Participant’s Performance Stock Units (in cash or unrestricted Common Stock) and Performance Incentive Units (in cash) with respect to any Performance Period in which such Covered Termination occurs, such payment to be made on the 60th day immediately following such Covered Termination. The pro rata portion shall be calculated on the fractional portion (the numerator of the fraction being the number of days between the first day of the applicable Performance Period and the date of such Covered Termination, and the denominator being the total number of days in the applicable Performance Period) of (A) with respect to Performance Stock Units, the Performance Stock Units that would have become vested had such Covered Termination not occurred, and the target level of performance been achieved for the applicable Performance Period, and (B) with respect to Performance Incentive Units, the amount that would have been payable had such Covered Termination not occurred, and the target level of performance been achieved for the applicable Performance Period.
10.4    Cancellation of Equity Awards. In addition to the foregoing, in the event of a Change in Control, the Committee may, in its discretion and upon at least seven (7) days’ advance notice to the affected persons, cancel any outstanding Equity Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company. In the case of any Stock Option or Stock Appreciation Right with an exercise price or base amount, respectively, that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Stock Option or Stock Appreciation Right without the payment of consideration therefor.

15 | 2024 Proxy Statement Appendix A

APPENDIX A

11.    MISCELLANEOUS PROVISIONS
11.1    Agreement. Each Equity Award granted under the Restated Plan shall be evidenced by an agreement between the Company and the Participant which shall set forth the number of shares of Common Stock subject to the Equity Award, and such terms and conditions of the Equity Award as the Committee may, in its sole discretion, determine that are not inconsistent with the terms of the Restated Plan, Code Section 409A and, for Incentive Stock Options, Code Section 422.
11.2    Adjustments Upon Changes in Capitalization. In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock splits, stock dividend, spin-off, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Awards may be granted. A corresponding adjustment changing the number and kind of shares issuable upon exercise or vesting of outstanding Stock Options, Stock Appreciation Rights and/or Restricted Stock Units (as well as the exercise price of outstanding Stock Options and the amount over which appreciation of outstanding Stock Appreciation Rights is measured) shall likewise be made. Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee may in its discretion accelerate the date after which a Stock Option or Stock Appreciation Right may or may not be exercised or the stated expiration date thereof and may accelerate the termination date of any Award or Performance Period then in effect; provided, however, that not fewer than seven (7) days’ advance notice shall be provided to each Participant whose Award is to be so terminated. Adjustments or changes under this Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding, and conclusive; provided, however, that no such adjustment or change shall cause an outstanding Stock Option or Stock Appreciation Right to become subject to Section 409A of the Code.
11.3    Non-Transferability. No Incentive Stock Option, Restricted Stock, Restricted Stock Unit or Performance Incentive Unit shall be assignable or transferable by the Participant except by will or the laws of descent and distribution. No Incentive Stock Option shall be exercisable during the Participant’s lifetime by any person other than the Participant or his or her guardian or legal representative. Except as provided in the agreement evidencing a Participant’s Award, such limits on assignment, transfer and exercise shall also apply to Non-Qualified Stock Options and Stock Appreciation Rights.
11.4    Withholding. The Company’s obligations in connection with this Plan shall be subject to applicable Federal, state, and local tax withholding requirements. Federal, state, and local withholding tax due with respect to an Award may be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant upon such terms and conditions as the Committee shall determine; provided, however, that the number of shares withheld to satisfy the tax withholding requirements with respect to any Award shall be limited to the extent necessary to avoid adverse accounting consequences. If the Participant shall either fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such Federal, state, and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any Federal, state, or local taxes of any kind required to be withheld by the Company.
11.5    Deferrals. The Committee may permit a Participant to defer receipt of any Common Stock issuable (or cash payable) upon the lapse of the Restriction Period applicable to Restricted Stock, the vesting of Restricted Stock Units or the payment of cash pursuant to a Performance Incentive Unit, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents. In no event, however, shall such deferrals be permitted unless the agreement evidencing the Participant’s Award specifically permits deferrals under this Section.

2024 Proxy Statement Appendix A | 16

APPENDIX A	APPENDIX A

11.6    Compliance with Law and Approval of Regulatory Bodies. No Stock Option or Stock Appreciation Right shall be exercisable and no shares will be delivered under the Restated Plan except in compliance with all applicable Federal and state laws and regulations including, without limitation, compliance with all Federal and state securities laws and withholding tax requirements and with the rules of the New York Stock Exchange and of all domestic stock exchanges on which the Common Stock may be listed. No Stock Option or Stock Appreciation Right shall be exercisable and no shares will be delivered under the Restated Plan, until the Company has obtained consent or approval from regulatory bodies, Federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of a payment (in cash or Common Stock) with respect to an Award to a person or estate acquiring the right to payment as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Award and may require consents and releases of taxing authorities that it may deem advisable.
11.7    No Right to Service. Neither the adoption of the Restated Plan nor its operation, nor any document describing or referring to the Restated Plan, or any part thereof, nor the granting of any Award shall confer upon any Participant under the Restated Plan any right to continue in the employ or service of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment or service of any Participant at any time with or without assigning a reason therefor, to the same extent as might have been done if the Restated Plan had not been adopted.
11.8    Exclusion from Pension Computations. By acceptance of a grant of an Award under the Restated Plan, the recipient shall be deemed to agree that any income realized upon the receipt, exercise, or vesting thereof or upon the disposition of the shares received upon exercise will not be taken into account as “base remuneration,” “wages,” “salary,” or “compensation” in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing, or deferred compensation plan of the Company or any Subsidiary, except to the extent any such amount is taken into consideration under the express terms of any such plan.
11.9    Interpretation of the Restated Plan. Headings are given to the Articles and Sections of the Restated Plan solely as a convenience to facilitate reference. Such headings, numbering, and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Restated Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.
11.10    Use of Proceeds. Funds received by the Company upon the exercise of Stock Options granted under the Restated Plan shall be used for the general corporate purposes of the Company.
11.11    Construction of Plan. The place of administration of the Restated Plan shall be in the Commonwealth of Pennsylvania, and the validity, construction, interpretation, administration, and effect of the Restated Plan and of its rules and regulations, and rights relating to the Restated Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania (without reference to principles of conflicts of laws) to the extent Federal law is not applicable.
11.12    Successors. The provisions of the Restated Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term “successors” as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, share exchange, purchase or otherwise, acquire all or substantially all of the business and assets of the Company.
11.13    Unfunded Plan. Except as provided in Article 6 (Restricted Stock), the Restated Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Restated Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Restated Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

17 | 2024 Proxy Statement Appendix A

APPENDIX A

11.14    Code Section 409A. Notwithstanding any provision of this Plan to the contrary, if a Participant is a specified employee (as defined in Treas. Reg. §1.409A-1(i)), any payment or benefit under this Plan that constitutes deferred compensation subject to Code Section 409A and for which the payment event is separation from service (as defined in Treas. Reg. §1.409A-1(h)) shall not be made or provided to the Participant before the date that is six months after the date of the Participant’s separation from service. Any payment or benefit that is delayed pursuant to this Section 11.14 (Code Section 409A) shall be made or provided on the first business day of the seventh month following the month in which the Participant’s separation from service occurs. With respect to any cash payment delayed pursuant to this Section 11.14 (Code Section 409A), the delayed payment shall include interest, at the Wall Street Journal Prime Rate published in the Wall Street Journal on the date of the Participant’s separation from service (or the previous business day if such date is not a business day), for the period from the date the payment would have been made but for this Section 11.14 (Code Section 409A) through the date payment is made. The provisions of this Section 11.14 (Code Section 409A) shall apply only to the extent required to avoid a Participant’s incurrence of any additional tax or interest under Code Section 409A. To the extent any payment or benefit under the Restated Plan constitutes deferred compensation subject to Code Section 409A, this Plan is intended to comply with Code Section 409A and shall be administered, interpreted and construed in accordance therewith to avoid the imposition of additional tax under Code Section 409A.
11.15    Recoupment Policy. Notwithstanding any provision of this Plan to the contrary, a Participant’s right to receive or retain an Award, to retain any amount received pursuant to an Award (in cash or Common Stock) and, in the case of Common Stock received pursuant to an Award, to retain any profit or gain the Participant realized in connection with such an Award, shall be subject to any recoupment or “clawback” policy adopted by the Company.

2024 Proxy Statement Appendix A | 18

CORPORATE HEADQUARTERS
Quaker Houghton
901 E. Hector Street
Conshohocken, Pennsylvania 19428

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2023 Annual Report to Shareholders are available at www.proxyvote.com.

QUAKER HOUGHTON
Annual Meeting of Shareholders
May 8, 2024 8:00 A.M.
This proxy is solicited by the Board of Directors
The undersigned, revoking all prior proxies, hereby appoints Andrew E. Tometich and Robert T. Traub, and each of them, as proxies of the undersigned, with full power of substitution and authority to act in the absence of the other, to vote all shares of common stock of Quaker Chemical Corporation, doing business as Quaker Houghton (the “Company”), for which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held live via the Internet at www.virtualshareholdermeeting.com/KWR2024 at 8:00 A.M., Eastern Time, on Wednesday, May 8, 2024, and at any adjournment or postponement thereof.
The undersigned also hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement with respect to said Meeting, and the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2023.
This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no such directions are made, this proxy will be voted “For” the election of the nominees listed in Proposal 1 for the Board of Directors, “For” Proposal 2, 3 and 4.
Continued and to be signed on reverse side

QUAKER HOUGHTON ATTN: ROBERT T. TRAUB 901 E. HECTOR STREET CONSHOHOCKEN, PA 19428
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 7, 2024 for shares held directly and by 11:59 P.M. Eastern Time on May 5, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/KWR2024
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 7, 2024 for shares held directly and by 11:59 P.M. Eastern Time on May 5, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
For comments and/or address changes, please send them via e-mail to: investor@quakerhoughton.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUAKER HOUGHTON
The Board of Directors recommends you vote FOR each director nominee included in Proposal 1:
1.	Election of Directors
	Nominees:		For	Against	Abstain

	1a.	Michael F. Barry	o	o	o

	1b.	Jeffry D. Frisby	o	o	o

	1c.	Russell R. Shaller	o	o	o

The Board of Directors recommends you vote FOR the following proposals 2, 3 and 4:
			For	Against	Abstain			For	Against	Abstain
2.	To hold an advisory vote to approve named executive officer compensation.		o	o	o	4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm to examine and report on our financial statements and internal control over financial reporting for 2024.	o	o	o

3.	To consider and act upon a proposal to approve the 2024 Long-Term Performance Incentive Plan.		o	o	o

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)			Date